    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2008
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                              AETHLON MEDICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEVADA                                                   13-3632859
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                      3826
                          (Primary Standard Industrial
                             Classification Number)
                             ______________________

                       3030 BUNKER HILL STREET, SUITE 4000
                           SAN DIEGO, CALIFORNIA 92109
                                 (858) 459-7800
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                 JAMES A. JOYCE
                       3030 BUNKER HILL STREET, SUITE 4000
                           SAN DIEGO, CALIFORNIA 92109
                                 (858) 459-7800
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                      WITH COPIES OF ALL CORRESPONDENCE TO:
                               JENNIFER A. POST, ESQ.
                             RICHARDSON & PATEL LLP
                         10900 WILSHIRE BLVD. SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-1182
                             ______________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                            CALCULATION OF REGISTRATION FEE
=================================================================================================================
  Title of Each Class of         Amount to be      Proposed Maximum     Proposed Maximum        Amount of
Securities to be Registered       Registered      Per Share Offering   Aggregate Offering    Registration Fee
                                                        Price               Price (1)
-----------------------------------------------------------------------------------------------------------------

     Common Stock                8,000,000(2)          $0.57 (1)            $4,560,000           $179.21
-----------------------------------------------------------------------------------------------------------------

     Total                       8,000,000             $0.57                $4,560,000           $179.21
=================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of Regulation C as of the close of the market on February 7, 2008, based on the average of the high and low prices for that date.

(2) 8,000,000 common shares issued or issuable to Fusion Capital Fund II, LLC under a common stock purchase agreement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         EXPLANATORY NOTE: IN COMPLIANCE WITH THE RECENTLY PUBLISHED CHANGES TO THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS CONCERNING "SMALLER REPORTING COMPANIES" AND THE USE OF FORM S-1 FOR REGISTRATIONS UNDER THE SECURITIES ACT OF 1933, THE REGISTRANT HAS PREPARED THIS FORM S-1 UTILIZING THE SUBSTANTIVE DISCLOSURE REQUIREMENTS OF REGULATION SB AS NOW INCORPORATED UNDER REGULATION SK. THE REGISTRANT IS ALSO UTILIZING THE CURRENT FORM S-1 COVER PAGE FOR THIS FILING PENDING RELEASE OF FINAL UPDATES TO THE FORM.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2008


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                              AETHLON MEDICAL, INC.


                        8,000,000 Shares of Common Stock


         This prospectus relates to the sale of up to 8,000,000 shares of our common stock by Fusion Capital Fund II, LLC. Fusion Capital is sometimes referred to in this prospectus as the selling shareholder. The prices at which Fusion Capital may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Fusion Capital.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on the Over-The-Counter Bulletin Board under the symbol "AEMD.OB" On February 7, 2008, the last reported sale price for our common stock as reported on the Over-The-Counter Bulletin Board was $0.57 per share.

                               -------------------

         Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 2 for a discussion of these risks.
                               -------------------

         The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.
                               -------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------





                The date of this Prospectus is February 11, 2008.

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

PROSPECTUS SUMMARY                                                          1
RISK FACTORS                                                                2
FORWARD LOOKING STATEMENTS                                                 15
USE OF PROCEEDS                                                            15
THE FUSION TRANSACTION                                                     16
DESCRIPTION OF BUSINESS                                                    18
DESCRIPTION OF PROPERTIES                                                  26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               27
EXECUTIVE COMPENSATION                                                     29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             34
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  35
LEGAL PROCEEDINGS                                                          39
DESCRIPTION OF SECURITIES                                                  39
EQUITY COMPENSATION PLANS                                                  39
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                   41
THE SELLING SHAREHOLDER                                                    42
PLAN OF DISTRIBUTION                                                       42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
    AND FINANCIAL DISCLOSURE                                               43
TRANSFER AGENT                                                             43
LEGAL MATTERS                                                              43
EXPERTS                                                                    43
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
    FOR SECURITIES ACT LIABILITIES                                         44
REPORTS TO SECURITY HOLDERS                                                44
WHERE YOU CAN FIND MORE INFORMATION                                        44

                               PROSPECTUS SUMMARY

         This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "WE," "US," "OUR", " and the "COMPANY" and similar terms collectively refer to Aethlon Medical, Inc.

THE COMPANY

         We are a development stage medical device company focused on expanding the applications of our Hemopurifier (R) platform technology, which is designed to rapidly reduce the presence of infectious viruses and other toxins from human blood. In this regard, our core focus is the development of therapeutic devices that treat acute viral conditions, chronic viral diseases and pathogens targeted as potential biological warfare agents. The Hemopurifier(R) combines the established scientific principles of affinity chromatography and hemodialysis as a means to mimic the immune system's response of clearing viruses and toxins from the blood before cell and organ infection can occur. The Hemopurifier(R) cannot cure viral conditions but can prevent virus and toxins from infecting unaffected tissues and cells. We have completed pre-clinical blood testing of the Hemopurifier(R) to treat HIV and Hepatitis-C, and have completed human safety trials on Hepatitis-C infected patients in India and are in the process of obtaining regulatory approval from the U.S. Food and Drug Administration ("FDA")to initiate clinical trials in the United States.

         The commercialization of the Hemopurifier(R) will likely require the completion of human efficacy clinical trials. The approval of any application of the Hemopurifier(R) in the United States will necessitate the approval of the FDA to initiate human studies. Such studies could take years to demonstrate safety and effectiveness in humans and there is no assurance that the Hemopurifier(R) will be cleared by the FDA as a device we can market to the medical community. We also expect to face similar regulatory challenges from foreign regulatory agencies, should we attempt to commercialize and market the Hemopurifier(R) outside of the United States. As a result, we have not generated revenues from the sale of any Hemopurifier(R) application. Additionally, there have been no independent validation studies of our Hemopurifiers(R) to treat infectious disease. We manufacture our products on a small scale for testing purposes but have yet to manufacture our products on a large scale for commercial purposes. All of our pre-clinical human blood studies have been conducted in our laboratories under the direction of Dr. Richard Tullis, our Chief Science Officer.

         As of January 22, 2008, we had issued and outstanding 37,169,188 common shares, and common share purchase options and warrants entitling the holders to purchase up to 26,246,781 common shares. We are a Nevada corporation. Our principal executive offices are located at 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109. Our telephone number is (858) 459-7800. The address of our website is www.aethlonmedical.com. Information on our website is not a part of this prospectus.

THE OFFERING

         Fusion Capital, the selling shareholder under this prospectus, is offering for sale up to 8,000,000 shares of our common stock hereto. On March 21, 2007, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. On August 10, 2007, we entered into the first amendment to the common stock purchase agreement. Under the agreement as amended, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $8.4 million from time to time over a 25 month period. On March 27, 2007, we sold 1,333,333 shares of common stock to Fusion Capital under the agreement for total proceeds of $400,000. Under the terms of the common stock purchase agreement, Fusion Capital has received a commitment fee consisting of 1,050,000 shares of our common stock. We have reserved up to an additional 8,000,000 shares of our common stock for sale to Fusion Capital under the agreement. As of January 22, 2008, there were 37,169,188 shares outstanding (36,356,244 shares held by non-affiliates) excluding the 8,000,000 shares offered by Fusion Capital pursuant to this prospectus which it has not yet purchased from us. If all of such 8,000,000 shares offered hereby were issued and outstanding as of the date hereof, the 8,000,000 shares would represent approximately 17.71% of the total common stock outstanding or approximately 18.03% of the non-affiliate shares outstanding as of January 22, 2008. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the agreement.

         We do not have the right to make any additional sales of our shares to Fusion Capital unless and until the US Securities & Exchange Commission has declared effective the registration statement of which this prospectus is a part. After the Securities & Exchange Commission has declared effective such registration statement, generally we will have the right, but not the obligation, from time to time to sell our shares to Fusion Capital in amounts between $32,000 and $1.0 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price of our shares without any fixed discount at the time of each sale. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.25. The agreement may be terminated by us at any time at our discretion without any cost to us.

SUMMARY FINANCIAL DATA

         The following tables summarize the consolidated statements of operations and balance sheet data for our company.


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:                       SIX MONTHS ENDED                   YEARS ENDED
                                                               SEPTEMBER 30, (UNAUDITED)               MARCH 31,
                                                          -----------------------------------------------------------------
                                                               2007             2006             2007             2006
---------------------------------------------------------------------------------------------------------------------------
      Revenue                                              $          0     $          0     $          0     $          0
      Gross profit                                         $          0     $          0     $          0     $          0
      Operating loss                                       $ (1,561,301)    $ (1,039,433)    $ (2,084,254)    $ (2,094,939)
      Net loss                                             $   (791,251)    $ (1,246,810)    $ (6,024,545)    $ (2,920,183)
      Net loss attributed to common shareholders           $   (791,251)    $ (1,246,810)    $ (6,024,545)    $ (2,920,183)
      Loss per common share, basic and diluted             $      (0.02)    $      (0.05)    $      (0.22)    $      (0.15)
      Weighted average common shares outstanding,
        basic and diluted                                    32,489,949       25,779,241       26,937,727       19,551,501


CONSOLIDATED BALANCE SHEET DATA:                            September 30,                     MARCH 31,
                                                                2007                             2007
                                                            (UNAUDITED)
--------------------------------------------------------------------------------------------------------------------------
      Current assets                                       $    188,425                      $    444,676
      Total assets                                         $    353,328                      $    613,358
      Total current liabilities                            $  6,893,034                      $  7,705,028
      Accumulated deficit                                  $(28,878,243)                     $(28,086,992)
      Total stockholders' deficit                          $ (6,539,706)                     $ (7,091,670)
      Total liabilities and stockholders' deficit          $    353,328                      $    613,358


                                  RISK FACTORS

         An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

RISKS RELATING TO OUR BUSINESS

         WE HAVE INCURRED SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.

         We have yet to establish any history of profitable operations. We have not had any significant revenues from our principal operations. We have incurred annual operating losses of $2,084,254, $2,094,939 and $2,183,377, for the fiscal years ended March 31, 2007, 2006, and 2005, respectively, and an operating loss of $1,561,301 in the six months ended September 30, 2007. At March 31, 2007, we had an accumulated deficit of $28,086,992. We have incurred net losses of $6,024,545 and $2,920,183 for the fiscal years ended March 31, 2007 and 2006 and $791,251 for the six months ended September 30, 2007. We have not had revenues to date. We expect that our revenues, if any, will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Hemopurifier(R) technology. No assurances can be given when or if this will occur or that we will ever generate revenues or be profitable.

         WE HAVE RECEIVED AN EXPLANATORY PARAGRAPH FROM OUR AUDITORS REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN

         Our independent registered public accounting firm noted in their report accompanying our financial statements for our fiscal year ended March 31, 2007 that we had a significant deficit accumulated during the development stage, had a working capital deficit and that a significant amount of additional capital will be necessary to advance the development of our products to the point at which we may become commercially viable and stated that those conditions raised substantial doubt about our ability to continue as a going concern. Note 1 to our financial statements for the year ended March 31, 2007 addressed management's plans to address these matters. We cannot assure you that our business plans will be successful in addressing these issues. This explanatory paragraph about our ability to continue as a going concern could affect our ability to obtain additional financing at favorable terms, if at all, as it may cause investors to lose faith in our long term prospects. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in our common shares.

         WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS; OUR AGREEMENT WITH FUSION CAPITAL MAY NOT PROVIDE SUFFICIENT OPERATING CAPITAL FOR US.

         We only have the right to receive $32,000 every two business days under the agreement with Fusion Capital unless our stock price equals or exceeds $0.30, in which case we can sell greater amounts to Fusion Capital as the price of our common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any business day that the market price of our common stock is less than $0.25. Since we are registering 8,000,000 shares that we may sell to Fusion Capital pursuant to this prospectus not including the commitment shares or the 1,333,333 shares already purchased by Fusion Capital, the selling price of our common stock to Fusion Capital will have to average approximately $1.00 per share for us to receive the remaining proceeds of $8,000,000. Assuming a purchase price of $0.61 per share (the closing sale price of the common stock on January 25, 2008) and the purchase by Fusion Capital of the full 8,000,000 shares under the common stock purchase agreement, proceeds to us would be $5,280,000 which includes the initial purchase of 1,333,333 shares for $400,000.

         The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our products. Specifically, Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any business days that the market price of our common stock is less than $0.25. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to generate cash from the sale of enough of our products, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the maximum of $8,400,000 under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable to us on reasonable terms when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

         WE MAY FAIL TO OBTAIN GOVERNMENT CONTRACTS TO DEVELOP OUR HEMOPURIFIER(R) TECHNOLOGY FOR BIODEFENSE APPLICATIONS.

         The U.S. Government has undertaken commitments to help secure improved countermeasures against bioterrorism. To date, we have been unsuccessful in obtaining grant income. As a result, future attempts to obtain grant income from the Federal Government will be sought through direct communication to government health and military agencies, and may include unsolicited proposals to provide the Hemopurifier(R) as a treatment countermeasure.

        At present, the Hemopurifier(R) has not been approved for use by any U.S. Government agency, nor have we received any contracts to purchase the Hemopurifier(R). Since inception, we have not generated revenues from the sale of any product based on our Hemopurifier(R) technology platform. The process of obtaining government contracts is lengthy with the uncertainty that we will be successful in obtaining announced grants or contracts for therapeutics as a medical device technology. Accordingly, we cannot be certain that we will be awarded any U.S. Government grants or contracts utilizing our Hemopurifier(R) platform technology.

         IF THE U.S. GOVERNMENT FAILS TO PURCHASE SUFFICIENT QUANTITIES OF ANY FUTURE BIODEFENSE CANDIDATE UTILIZING OUR HEMOPURIFIER(R) PLATFORM TECHNOLOGY, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUES TO CONTINUE OPERATIONS.

         We cannot be certain of the timing or availability of any future funding from the U.S. Government, and substantial delays or cancellations of funding could result from protests or challenges from third parties once such funding is obtained. If we develop products utilizing our Hemopurifier(R) platform technology that are approved by the U.S. Food and Drug Administration (the "FDA"), but the U.S. Government does not place sufficient orders for these products, our future business will be harmed.

         U.S. GOVERNMENT AGENCIES HAVE SPECIAL CONTRACTING REQUIREMENTS, WHICH CREATE ADDITIONAL RISKS.

         Our business plan to provide biodefense product candidates may involve contracts with the U.S. Government. U.S. Government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. Government to unilaterally:

         o suspend or prevent us for a period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

         o audit and object to our contract-related costs and fees, including allocated indirect costs;

         o        control and potentially prohibit the export of our products;
                  and

         o        change certain terms and conditions in our contracts.


         If we were to become a U.S. Government contractor, we would be required to comply with applicable laws, regulations and standards relating to our accounting practices and would be subject to periodic audits and reviews. As part of any such audit or review, the U.S. Government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, estimating, compensation and management information systems. Based on the results of its audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, if an audit or review uncovers any improper or illegal activity, we would possibly be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although adjustments arising from government audits and reviews have not seriously harmed our business in the past, future audits and reviews could cause adverse effects. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, would possibly not be reimbursable or allowed under such contracts. Further, as a U.S. Government contractor, we would be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

         WE WILL FACE INTENSE COMPETITION FROM COMPANIES THAT HAVE GREATER FINANCIAL, PERSONNEL AND RESEARCH AND DEVELOPMENT RESOURCES THAN OURS. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         Our competitors are developing vaccine candidates, which could compete with the Hemopurifier(R) medical device candidates we are developing. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases we target that:

         o        are more effective;

         o        have fewer or less severe adverse side effects;

         o        are better tolerated;

         o        are more adaptable to various modes of dosing;

         o        are easier to administer; or

         o are less expensive than the products or product candidates we are developing.

         Even if we are successful in developing effective Hemopurifier(R) products, and obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed.

         The Congress' passage of the Project BioShield Bill, a comprehensive effort to develop and make available modern, effective drugs and vaccines to protect against attack by biological and chemical weapons or other dangerous pathogens, may encourage competitors to develop their own product candidates. We cannot predict the decisions that will be made in the future by the various government agencies as a result of such legislation.

         Our competitors include fully integrated pharmaceutical companies and biotechnology companies as well as universities and public and private research institutions. Many of the organizations competing with us, have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

         The market for medical devices is intensely competitive. Many of our potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than we have. This intense competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to develop, maintain and extend our current technology. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish our revenues (if any), adversely impact our margins or lead to a reduction in our market share (if any), any of which may harm our business.

         WE HAVE LIMITED MANUFACTURING EXPERIENCE.

         To achieve the levels of production necessary to commercialize our Hemopurifier(R) products, we will need to secure manufacturing agreements with contract manufacturers which comply with good manufacturing practice standards and other standards prescribed by various federal, state and local regulatory agencies in the U.S. and any other country of use.

         We have limited experience manufacturing products for testing purposes and no experience manufacturing products for large scale commercial purposes. We will likely outsource the manufacture of our Hemopurifier(R) products to third parties operating FDA-certified facilities. To date, we have manufactured devices on a small scale for testing purposes. There can be no assurance that manufacturing and control problems will not arise as we attempt to commercialize our products or that such manufacturing can be completed in a timely manner or at a commercially reasonable cost. Any failure to address such problems could delay or prevent commercialization of our products and would have a material adverse effect on us.

         OUR HEMOPURIFIER(R) TECHNOLOGY MAY BECOME OBSOLETE.

         Our Hemopurifier(R) products may be made unmarketable by new scientific or technological developments where new treatment modalities are introduced that are more efficacious and/or more economical than our Hemopurifier(R) products. The Homeland Security industry is growing rapidly with many competitors trying to develop products or vaccines to protect against infectious disease. Any one of our competitors could develop a more effective product which would render our technology obsolete.

         OUR USE OF HAZARDOUS MATERIALS, CHEMICALS AND VIRUSES REQUIRE US TO COMPLY WITH REGULATORY REQUIREMENTS AND EXPOSES US TO POTENTIAL LIABILITIES.

         Our research and development involves the controlled use of hazardous materials, chemicals and viruses. The primary hazardous materials include chemicals needed to construct the Hemopurifier(R) cartridges and the infected plasma samples used in preclinical testing of the Hemopurifier(R). All other chemicals are fully inventoried and reported to the appropriate authorities, such as the fire department, who inspect the facility on a regular basis. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We have had no incidents or problems involving hazardous chemicals or biological samples. In the event of such an accident, we could be held liable for significant damages or fines. We currently carry a limited amount of insurance to protect us from these damages. In addition, we may be required to incur significant costs to comply with regulatory requirements in the future.

         WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW KEY EXECUTIVE OFFICERS. OUR INABILITY TO RETAIN THOSE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         Our success depends to a critical extent on the continued services of our Chief Executive Officer, James A. Joyce and our Chief Science Officer, Richard H. Tullis. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. The loss of Dr. Tullis would harm the clinical development of our products due to his unique experience with the Hemopurifier(R) technology. The loss of Dr. Tullis and/or Mr. Joyce would be detrimental to our growth as they possess unique knowledge of our business model and infectious disease which would be difficult to replace within the biotechnology field. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. Although Mr. Joyce and Mr. Tullis have signed employment agreements providing for their continued service to our company, these agreements will not preclude them from leaving our company. We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers.

         OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.

         We currently have an extremely small staff comprised of five full time employees consisting of our Chief Executive Officer, our President, our Chief Science Officer, a research scientist, a research associate and other personnel employed on a contract basis. We also employ a Senior Vice President - Finance on a part time, contract basis. Although we believe that these employees and consultants, will be able to handle most of our additional administrative, research and development and business development in the near term, we will nevertheless be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies. Due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personal. Competition for these individuals, especially in San Diego where many biotechnology companies are located, is intense and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. We cannot assure you that we will be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.

         WE PLAN TO GROW RAPIDLY, WHICH WILL PLACE STRAINS ON OUR MANAGEMENT TEAM AND OTHER COMPANY RESOURCES TO BOTH IMPLEMENT MORE SOPHISTICATED MANAGERIAL, OPERATIONAL AND FINANCIAL SYSTEMS, PROCEDURES AND CONTROLS AND TO TRAIN AND MANAGE THE PERSONNEL NECESSARY TO IMPLEMENT THOSE FUNCTIONS. OUR INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

         WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND SHAREHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

         The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do carry limited directors and officers liability insurance. Directors and officers liability insurance is expensive and difficult to obtain. If we are unable to continue or provide directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. We may lose potential independent board members and management candidates to other companies in the biotechnology field that have greater directors and officers liability insurance to insure them from liability or to biotechnology companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

         OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR U.S. AND INTERNATIONAL PATENTS COULD NEGATIVELY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         We rely on a combination of patents, patents pending, copyrights, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties. We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.

         In the case of patents, we cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial. We believe that certain patent applications filed and/or other patents issued more recently will help to protect the proprietary nature of the Hemopurifier(R) treatment technology.

         The Hemopurifier(R) and related treatment approaches are protected by three issued U.S. patents and four issued international patents. We have also applied for three additional U.S. patents and eight additional international patents.

         We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

         While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

         IF WE FAIL TO COMPLY WITH EXTENSIVE REGULATIONS OF DOMESTIC AND FOREIGN REGULATORY AUTHORITIES, THE COMMERCIALIZATION OF OUR PRODUCT CANDIDATES COULD BE PREVENTED OR DELAYED.

         Our pathogen filtration devices, or Hemopurifier(R) products, are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the U.S. and other countries. The determination of when and whether a product is ready for large scale purchase and potential use will be made by the U.S. government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, the Centers for Disease Control and Prevention and the Department of Homeland Security. Our product candidates are in the pre-clinical and clinical stages of development and have not received required regulatory approval from the FDA to be commercially marketed and sold. The process of obtaining and complying with FDA and other governmental regulatory approvals and regulations is costly, time consuming, uncertain and subject to unanticipated delays. Such regulatory approval (if any) and product development requires several years. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others.

         o The FDA may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied.

         o The FDA may require additional testing for safety and effectiveness.

         o The FDA may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.

         o If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution.

         o The FDA may change their approval policies and/or adopt new regulations.

         Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

         o        warning letters;

         o        civil penalties;

         o        criminal penalties;

         o        injunctions;

         o        product seizure or detention;

         o        product recalls; and

         o        total or partial suspension of productions.


         DELAYS IN SUCCESSFULLY COMPLETING OUR CLINICAL TRIALS COULD JEOPARDIZE OUR ABILITY TO OBTAIN REGULATORY APPROVAL OR MARKET OUR HEMOPURIFIER(R) PRODUCT CANDIDATES ON A TIMELY BASIS.

         Our business prospects will depend on our ability to complete clinical trials, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our Hemopurifier(R) product candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

         o serious adverse events related to our medical device candidates;

         o        unsatisfactory results of any clinical trial;

         o the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; and/or

         o different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

         Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our Hemopurifier(R) product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

         THE INDEPENDENT CLINICAL INVESTIGATORS THAT WE RELY UPON TO CONDUCT OUR CLINICAL TRIALS MAY NOT BE DILIGENT, CAREFUL OR TIMELY, AND MAY MAKE MISTAKES, IN THE CONDUCT OF OUR CLINICAL TRIALS.

         We depend on independent clinical investigators to conduct our clinical trials. The investigators are not our employees, and we cannot control the amount or timing of resources that they devote to our product development programs. If independent investigators fail to devote sufficient time and resources to our product development programs, or if their performance is substandard, it may delay FDA approval of our medical device candidates. These independent investigators may also have relationships with other commercial entities, some of which may compete with us. If these independent investigators assist our competitors at our expense, it could harm our competitive position.

         THE APPROVAL REQUIREMENTS FOR MEDICAL PRODUCTS USED TO FIGHT BIOTERRORISM ARE STILL EVOLVING, AND WE CANNOT BE CERTAIN THAT ANY PRODUCTS WE DEVELOP, IF EFFECTIVE, WOULD MEET THESE REQUIREMENTS.

         We are developing product candidates based upon current governmental policies regulating these medical countermeasure treatments. For instance, we intend to pursue FDA approval of our proprietary pathogen filtration devices to treat infectious agents under requirements published by the FDA that allow the FDA to approve certain medical devices used to reduce or prevent the toxicity of chemical, biological, radiological or nuclear substances based on human clinical data to demonstrate safety and immune response, and evidence of effectiveness derived from appropriate animal studies and any additional supporting data. Our business is subject to substantial risk because these policies may change suddenly and unpredictably and in ways that could impair our ability to obtain regulatory approval of these products, and we cannot guarantee that the FDA will approve our proprietary pathogen filtration devices.

         OUR PRODUCT DEVELOPMENT EFFORTS MAY NOT YIELD MARKETABLE PRODUCTS DUE TO RESULTS OF STUDIES OR TRIALS, FAILURE TO ACHIEVE REGULATORY APPROVALS OR MARKET ACCEPTANCE, PROPRIETARY RIGHTS OF OTHERS OR MANUFACTURING ISSUES.

         Our success depends on our ability to successfully develop and obtain regulatory approval to market new filtration devices. We expect that a significant portion of the research that we will conduct will involve new and unproven technologies. Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed.

         Our previously planned products have not become marketable products due in part to our transition in 2001 from a focus on utilizing our Hemopurifier(R) technology on treating harmful metals to treating infectious diseases prior to our having completed the FDA approval process. Our transition was made in order to focus on larger markets with an urgent need for new treatment and to take advantage of the greater sense of urgency surrounding acute and chronic infectious diseases. Prior to initiating the development of infectious disease Hemopurifiers(R), we successfully completed an FDA approved Phase I human safety trial of a Hemopurifier(R) to treat aluminum and iron intoxication. Since changing the focus to infectious disease research, we have not initiated an FDA approved human clinical trial as the development of the technology is still continuing and will require both significant capital and scientific resources. Our pending products face similar challenges of obtaining successful clinical trials in route to gaining FDA approval prior to commercialization. Additionally, our limited financial resources hinder the speed of our product development due to personnel constraints.

         Our potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including the:

         o lack of adequate quality or sufficient prevention benefit, or unacceptable safety during pre-clinical studies or clinical trials;

         o        failure to receive necessary regulatory approvals;

         o        existence of proprietary rights of third parties; and/or

         o inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

         THE PATENTS WE OWN COMPRISE A MAJORITY OF OUR ASSETS WHICH COULD LIMIT OUR FINANCIAL VIABILITY.

         The Hemopurifier(R) is protected by five issued patents, four of which we own and one which we have an exclusive license. Our exclusive license expires March 2020 and is subject to termination if the inventors have not received a minimum of $15,000 in any year during the term beginning in the second year after the Food & Drug Administration approves the Hemopurifier(R). These patents comprise a majority of our assets. At September 30, 2007, our intellectual property assets comprise 85.9% of our non-current assets, and 40.1% of total assets. If our existing patents are invalidated or if they fail to provide significant commercial benefits, it will severely hurt our financial condition as a majority of our assets would lose their value. Further, since the financial value of our patents is written down for accounting purposes over the course of their term until they expire, our assets comprised of patents will continually be written down until they lose value altogether.

         LEGISLATIVE ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

         There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for financial instruments at fair value. These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States of America, and adversely affect our operating results.

         OUR PRODUCTS MAY BE SUBJECT TO RECALL OR PRODUCT LIABILITY CLAIMS.

         Our Hemopurifier(R) products may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our products do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or our products are designed inappropriately, we may be subject to lawsuits seeking significant compensatory and punitive damages. The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We do not have general clinical trial liability insurance coverage. There can be no assurance that future insurance coverage will to be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any product recall or lawsuit seeking significant monetary damages may have a material affect on our business and financial condition. Any liability for mandatory damages could exceed the amount of our coverage. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.


         POLITICAL OR SOCIAL FACTORS MAY DELAY OR IMPAIR OUR ABILITY TO MARKET OUR PRODUCTS.

         Products developed to treat diseases caused by or to combat the threat of bioterrorism will be subject to changing political and social environments. The political and social responses to bioterrorism have been highly charged and unpredictable. Political or social pressures may delay or cause resistance to bringing our products to market or limit pricing of our products, which would harm our business. Bioterrorism has become the focus of political debates both in terms of how to approach bioterrorism and the amount of funding the government should provide for any programs involving homeland protection. Government funding for products on bioterrorism could be reduced which would hinder our ability to obtain governmental grants.


RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

         TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

         We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

         THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

         As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

         THE SALE OF OUR COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

         In connection with entering into the common stock purchase agreement with Fusion Capital, we authorized the issuance of up to 10,383,333 shares of our common stock, including 2,383,333 shares which have already been issued, of which 8,000,000 shares are being registered pursuant to this prospectus. The number of shares ultimately offered for sale by Fusion Capital under this prospectus is dependent upon the number of shares purchased by Fusion Capital under the agreement. The purchase price for the common stock to be sold to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All 8,000,000 shares registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. Fusion Capital may ultimately purchase all, some or none of the 8,000,000 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Fusion Capital by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the agreement may be terminated by us at any time at our discretion without any cost to us.

         OUR COMMON SHARES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

         Our common shares have historically been sporadically or "thinly-traded" on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

         THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUE WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

         The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the 52-week period ended December 31, 2007, the high and low sale prices of a share of our common stock were $0.88 and $0.25, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology as a viable method of augmenting the immune response of clearing viruses and toxins from human blood; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

         Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

         VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

         The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

         OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN OR CONTROL APPROXIMATELY 22.31% OF OUR OUTSTANDING COMMON SHARES AS OF JANUARY 22, 2008, WHICH MAY LIMIT THE ABILITY OF YOURSELF OR OTHER SHAREHOLDERS, WHETHER ACTING INDIVIDUALLY OR TOGETHER, TO PROPOSE OR DIRECT THE MANAGEMENT OR OVERALL DIRECTION OF OUR COMPANY. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

         As of January 22, 2008, our officers and directors beneficially own or control approximately 22.31% of our outstanding common shares (assuming the exercise of all outstanding options and warrants held by our officers and directors). These persons will have the ability to substantially influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.

         A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON EXERCISE OF OUTSTANDING COMMON SHARE PURCHASE OPTIONS, WARRANTS AND CONVERTIBLE PROMISSORY NOTES. THE EXERCISE OR CONVERSION OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON EXERCISE OF THESE OPTIONS OR WARRANTS ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

         As of January 22, 2008, there are outstanding purchase options and warrants entitling the holders to purchase 26,246,781 common shares at a weighted average exercise price of $0.36 per share. There are 4,914,118 shares underlying promissory notes convertible into common stock at a weighted average exercise price of $0.21. The exercise price for all of the aforesaid warrants, may be less than your cost to acquire our common shares. In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants.

         OUR ISSUANCE OF ADDITIONAL COMMON SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS.

         We are entitled under our certificate of incorporation to issue up to 100,000,000 shares of common stock. After taking into consideration our outstanding common stock at January 22, 2008, our convertible notes, outstanding options and outstanding warrants we will be entitled to issue up to 31,669,913 additional common shares. Our board may generally issue shares of common stock, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

         OUR ISSUANCE OF ADDITIONAL COMMON SHARES IN EXCHANGE FOR SERVICES OR TO REPAY DEBT, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

         Our board may generally issue shares of common stock to pay for debt or services, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. For the past three years and for the six months ended September 30, 2007, we issued a total of 2,728,578 shares for debt to reduce our obligations. The average price discount of common stock issued for debt in this period, weighted by the number of shares issued for debt in such period was 69.41% and 31.67% for the years ended March 31, 2006 and 2007. We issued no shares for debt in the six months ended September 30, 2007.

         For the past three fiscal years and the six month period ended September 30, 2007 we issued a total of 6,165,233 shares in payment for services. The average price discount of common stock issued for services during this period, weighted by the number of shares issued was 36.0%, 14.86% and 4.54% for the years ended March 31, 2005, 2006 and 2007, respectively. For the six months ended September 30, 2007, we issued 356,294 shares for services. It is likely that we will issue additional securities to pay for services and reduce debt in the future. We cannot give you any assurance that we will not issue additional shares of common stock under circumstances we may deem appropriate at the time.

         THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

         Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

         ANTI-TAKEOVER PROVISIONS MAY IMPEDE THE ACQUISITION OF OUR COMPANY.

         Certain provisions of the Nevada General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections titled "Prospectus Summary" and "Risk Factors" and other sections, contains certain statements that constitute "forward-looking statements". These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "SEEK", "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN", "BUDGET", "PROJECT", "MAY BE", "MAY CONTINUE", "MAY LIKELY RESULT", and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

         o whether or not markets for our products develop and, if they do develop, the pace at which they develop;

         o our ability to attract and retain the qualified personnel to implement our growth strategies,

         o our ability to obtain approval from the Food and Drug Administration for our products;

         o our ability to protect the patents on our proprietary technology;

         o our ability to fund our short-term and long-term financing needs;

         o        changes in our business plan and corporate strategies; and

         o other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

         Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive up to $8.4 Million in proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. Any proceeds from Fusion Capital we receive under the common stock purchase agreement will be used for working capital and general corporate purposes.

                             THE FUSION TRANSACTION

General

         On March 21, 2007, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. On August 10, 2007, we entered into the first amendment to the common stock purchase agreement. Under the amended agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $8.4 million from time to time over a 25 month period. Under the agreement, we have sold to Fusion Capital 1,333,333 shares of our common stock for total proceeds to us of $400,000. On the date we sold those shares to Fusion Capital, the market price of our common stock was $0.75. Fusion Capital has received a commitment fee consisting of 1,050,000 shares of our common stock. As of January 22, 2008, there were 37,169,188 shares outstanding (36,368,271 shares held by non-affiliates) excluding the 8,000,000 shares offered by Fusion Capital pursuant to this prospectus which it has not yet purchased from us. If all of such 8,000,000 shares offered hereby were issued and outstanding as of the date hereof, the 8,000,000 shares would represent approximately 17.71% of the total common stock outstanding or approximately 18.03% of the non-affiliate shares outstanding as of January 22, 2008. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the agreement.

         We do not have the right to commence any additional sales of our shares to Fusion Capital under the agreement until the Securities & Exchange Commission has declared effective the registration statement of which this prospectus is a part of. After the Securities & Exchange Commission has declared effective such registration statement, generally we have the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $32,000 and $1.0 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price of our shares without any fixed discount at the time of each sale. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.25. The agreement may be terminated by us at any time at our discretion without any cost to us.

Purchase Of Shares Under The Common Stock Purchase Agreement

         Under the common stock purchase agreement, on any business day selected by us, we may direct Fusion Capital to purchase up to $32,000 of our common stock. The purchase price per share is equal to the lesser of:

         o the lowest sale price of our common stock on the purchase date; or

         o the average of the three (3) lowest closing sale prices of our common stock during the twelve (12) consecutive business days prior to the date of a purchase by Fusion Capital.

         The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price. We may direct Fusion Capital to make multiple purchases from time to time in our sole discretion; no sooner then every two (2) business days.

Our Right To Increase the Amount to be Purchased

         In addition to purchases of up to $32,000 from time to time, we may also from time to time elect on any single business day selected by us to require Fusion Capital to purchase our shares in an amount up to $50,000 provided that our share price is not below $0.30 during the three (3) business days prior to and on the purchase date. We may increase this amount to up to $100,000 if our share price is not below $0.40 during the three (3) business days prior to and on the purchase date. This amount may also be increased to up to $200,000 if our share price is not below $0.55 during the three (3) business days prior to and on the purchase date. This amount may also be increased to up to $400,000 if our share price is not below $0.70 during the three (3) business days prior to and on the purchase date. This amount may also be increased to up to $1.0 million if our share price is not below $1.50 during the three (3) business days prior to and on the purchase date. We may direct Fusion Capital to make multiple large purchases from time to time in our sole discretion; however, at least two (2) business days must have passed since the most recent large purchase was completed. The price at which our common stock would be purchased in this type of larger purchase will be the lesser of (i) the lowest sale price of our common stock on the purchase date and (ii) the lowest purchase price (as described above) during the previous seven (7) business days prior to the purchase date.

Minimum Purchase Price

         Under the common stock purchase agreement, we have set a minimum purchase price ("floor price") of $0.25. However, Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock in the event that the purchase price would be less than the floor price. Specifically, Fusion Capital shall not have the right or the obligation to purchase shares of our common stock on any business day that the market price of our common stock is below $0.25.

Events of Default

         Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement of which this prospectus is a part lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten
                  (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

         o suspension by our principal market of our common stock from trading for a period of three (3) consecutive business days;

         o the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the American Stock Exchange;

         o the transfer agent`s failure for five (5) business days to issue to Fusion Capital shares of our common stock which Fusion Capital has purchased under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse effect on us subject to a cure period of five
                  (5) business days; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

         We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement without any cost to us.

No Short-Selling or Hedging by Fusion Capital

         Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

Commitment Shares Issued to Fusion Capital

         Under the terms of the common stock purchase agreement, Fusion Capital has received a commitment fee consisting of 1,050,000 shares of our common stock.

Effect of Performance of the Common Stock Purchase Agreement on Our Stockholders

         All 8,000,000 shares registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this prospectus. The sale by Fusion Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all, some or none of the 8,000,000 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Fusion Capital by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the agreement may be terminated by us at any time at our discretion without any cost to us.

         We have authorized the sale to Fusion Capital of up to 8,000,000 shares of our common stock. The number of shares ultimately offered for sale by Fusion Capital under this prospectus is dependent upon the number of shares purchased by Fusion Capital under the agreement. The following table sets forth the amount of proceeds we would receive from Fusion Capital from the sale of shares at varying purchase prices including the $400,000 we have already received:

                                              Percentage of Outstanding    Proceeds from the Sale of
                                              Shares After Giving Effect   Shares to Fusion Capital
Assumed Average      Number of Shares to be   to the Issuance to Fusion    Under the Common Stock
Purchase Price       Issued if Full Purchase  Capital(1)                   Purchase Agreement
-----------------------------------------------------------------------------------------------------
       $0.25                8,000,000                    17.71%                  $ 2,000,000
       $0.35                8,000,000                    17.71%                  $ 2,800,000
       $0.50                8,000,000                    17.71%                  $ 4,000,000
       $0.61(2)             8,000,000                    17.71%                  $ 4,880,000
       $1.00                8,000,000                    17.71%                  $ 8,000,000
       $1.33                6,015,038                    13.93%                  $ 8,000,000

         (1) Based on 37,169,188 shares outstanding as of January 22, 2008. Includes the 2,383,333 shares already acquired by Fusion Capital under the agreement and the number of shares issuable under the agreement at the corresponding assumed purchase price set forth in the adjacent column.

         (2)      Closing sale price of our shares on January 25, 2008.

Background of Relationship Between Fusion and the Company

         On May 20, 2004, we entered into a common stock purchase agreement with Fusion Capital for the purchase of up to $6,250,000 of our common stock over a 30 month period. Under the agreement we sold 8,000,000 of our common shares to Fusion Capital over an approximately 30 month period for proceeds of $2,591,745. That agreement is concluded pursuant to its terms and we cannot sell any additional shares to Fusion Capital under that agreement.

                             DESCRIPTION OF BUSINESS

         GENERAL

         Aethlon Medical, Inc. ("Aethlon Medical", "We" or the "Company"), formerly Bishop Equities, Inc. ("Bishop"), was incorporated in Nevada in April 1991 to provide a public vehicle for participation in a business transaction through a merger with or acquisition of a private company. In March 1993, we successfully offered our common stock at $6.00 per share through an initial public offering. In March 1999, Bishop began doing business as "Aethlon Medical, Inc." In March 2000, the Company's Articles of Incorporation were amended to formally change the name of the Company from "Bishop Equities, Inc." to "Aethlon Medical, Inc."

         BUSINESS DEVELOPMENT/ACQUISITIONS

         On March 10, 1999, (1) Aethlon, Inc., a California corporation ("Aethlon"), (2) Hemex, Inc., a Delaware corporation ("Hemex"), the accounting predecessor to the Company, and (3) Bishop, a publicly traded "shell" company, completed an Agreement and Plan of Reorganization (the "Plan") structured to result in Bishop's acquisition of all of the outstanding common shares of Aethlon and Hemex (the "Reorganization"). The Reorganization was intended to qualify as a tax-free transaction under Section 368 (a)(1)(B) of the 1986 Internal Revenue Code, as amended. Under the Plan's terms, Bishop issued 733,500 and 1,350,000 shares of its common stock to the common stock shareholders of Aethlon and Hemex, respectively, such that Bishop then owned 100% of each company.

         On January 10, 2000, we acquired all the outstanding common stock of Syngen Research, Inc. ("Syngen") in exchange for 65,000 shares of our restricted common stock in order to establish research facilities in San Diego, California, as well as employ Dr. Richard Tullis, the founder of Syngen. Dr. Tullis is a recognized research scientist in the area of DNA synthesis and antisense. Syngen had no significant assets, liabilities, or operations, and primarily served as the entity through which Dr. Tullis performed research consulting services. As such, the acquisition has been accounted for as an acquisition of assets in the form of an employment contract with Dr. Tullis and not as a business combination. Dr. Tullis was appointed to the Board of Directors of Aethlon Medical and was elected its Vice President for Business Development. Effective June 1, 2001, Dr. Tullis was appointed Chief Science Officer of Aethlon Medical, replacing Dr. Clara Ambrus, who retired from the Company.

         On April 6, 2000, we completed the acquisition of Cell Activation, Inc. ("Cell"). In accordance with the purchase agreement, we issued 99,152 shares of restricted common stock and issued 50,148 options to purchase common stock in exchange for all of the outstanding common shares and options to purchase common stock of Cell. After the transaction, Cell became our wholly-owned subsidiary. The acquisition was accounted for as a purchase. At March 31, 2001, management determined that goodwill recognized in the purchase of Cell was impaired due to the permanent suspension of operations by Cell, and, accordingly, treated the related goodwill as fully impaired.


         BUSINESS OF ISSUER

         We are a developmental stage medical device company focused on expanding the applications of our Hemopurifier (R) platform technology which is designed to rapidly reduce the presence of infectious viruses and other toxins from human blood. As such, we focus on developing therapeutic devices to treat acute viral conditions brought on by pathogens targeted as potential biological warfare agents and chronic viral conditions including HIV/AIDS and Hepatitis-C. The Hemopurifier (R) combines the established scientific technologies of hemodialysis and affinity chromatography as a means to mimic the immune system's response of clearing viruses and toxins from the blood before cell and organ infection can occur. The Hemopurifier (R) cannot cure these afflictions but can lower viral loads and allow compromised immune systems to overcome otherwise serious or fatal medical conditions.

         The Hemopurifier(R)

         The Hemopurifier(R) is an broad spectrum platform technology that combines the established scientific methods of hemodialysis (artificial kidneys) and affinity chromatography (a method that allows the selective capture of viruses and related toxins) as a means to augment the natural immune response of clearing infectious virus and toxins from the blood. The therapeutic goal of each Hemopurifier (R) application is to improve patient survival rates by reducing viral load and preserving the immune function. We believe that the Hemopurifier (R) will enhance and prolong the benefit of current infectious disease drug therapies and fill the void for patients who inevitably become resistant to such therapies. The Hemopurifier (R) is also positioned to treat those infected by biological agents for which there are no effective drug or vaccine treatments. The Hemopurifier (R) is not a substitute for antiviral drug or vaccine therapies, as it is solely positioned to treat drug and vaccine resistant pathogens.

         Traditionally, hemodialysis (kidney dialysis) has been used to remove urea and other small metabolic toxins that accumulate in the blood of people with acute or chronic kidney failure (also called renal failure). Acute renal failure is generally treated in hospital intensive care units using a continuous filtration therapy. Chronic renal failure is treated through intermittent, thrice-weekly kidney dialysis in a specialized clinic setting. A catheter is most often the method used to gain access to the blood which is then pumped through thousands of hollow micro-fibers running the length of the kidney dialysis cartridge. Within the cartridge, toxins, urea and excess water pass through small pores in the walls of the micro-fibers and are removed by a separately circulating dialysis fluid outside of the fibers. Blood cells and molecules that are too large to pass through the pores are retained and the cleansed blood is returned back to circulation.

         The Hemopurifier (R) modifies this process in several ways to provide an efficient method to selectively remove targeted viruses and toxins. First, the pores of the micro-fibers within the Hemopurifier (R) are large enough to allow circulating infectious viruses and toxins to separate from the blood and diffuse through the walls of the fibers. Second, within the cartridge but outside of the fibers the Hemopurifier (R) contains a unique material (the "affinity agent") which selectively binds to the viruses or toxins. Because of the affinity agent's ability to bind to viruses and toxins, there is no need for a separate circulation of a dialysis solution within the Hemopurifier (R). This provides the flexibility to use the Hemopurifier (R) either on kidney dialysis machines (global infrastructure), by employing a simple pump mechanism or by using a patient's own blood pressure (in field or military applications)to drive circulation.

         Infectious Disease

         The current treatment for viral illnesses include vaccines and antiviral drugs. Vaccines have been the most successful in curing viral diseases (e.g. polio and smallpox). Unfortunately, newly emerging pathogens (e.g. SARS), highly mutable RNA viruses (e.g., HIV and Hepatitis C) and exotic viruses that might be used in terrorist attacks often do not have vaccine treatments. Similarly, antiviral drugs are often useful in controlling viral infections. However, there do not seem to be any general, broad-spectrum antiviral agents similar to penicillin for bacteria and viruses capable of rapidly developing drug resistant mutations. In addition, it generally takes years and millions of dollars to develop vaccine and drug candidates that may or may not be approved by the FDA.

         Our Hemopurifier(R) technology represents a new approach to treating viral diseases. The application is designed to work with current treatments to remove infectious virus, toxic viral proteins and injurious immunological mediators directly from the blood of the patient. By removing circulating virus and toxins the Hemopurifier(R) cartridge prevents virus and toxins from infecting tissues and cells. The device cannot cure HIV and Hepatitis-C but appears to augment the immune response of clearing viruses and toxins from the blood before infection can occur. Scientifically, this action is known as "Fusion Inhibition" since the ability of the virus to enter or fuse with host cells or organs is inhibited.

         The Hemopurifier(R) is positioned as a therapeutic medical device that can be quickly deployed to treat genetically engineered and drug and vaccine resistant biowarfare agents. For example, we demonstrated the ability to rapidly build and test new antibody cartridges upon receipt of an antibody against HIV which was previously untested for its utility as an agent to be immobilized within the Hemopurifier(R) treatment cartridge. The process included the attachment of the antibody to agarose beads to create an affinity or binding solution that was immobilized within the hollow-fiber treatment cartridge as means to capture HIV as it diffused through the fibers. Human blood infected with HIV was then circulated through the cartridge to measure the ability of the Hemopurifier(R) to capture HIV over a range of time periods. Human blood infected with HIV was also circulated through a control cartridge without immobilized antibodies as a means to document an improved ability to capture infectious virus when the immobilized antibody was utilized in the treatment cartridge. Upon completion of the circulation of infected blood, diagnostic studies were conducted to verify the viral capture rate of the Hemopurifier(R) with and without the immobilized antibody. The data was then provided in a confidential report to the antibody manufacturer within ten days of the original receipt of the antibody in our labs.

         Biological Weapons

         We are developing treatments to combat infectious agents that may be used in biological warfare and terrorism. We are working to design Hemopurifiers(R) that can be rapidly deployed by armed forces as wearable post-exposure treatments on the battlefield, as well as dialysis-based treatments for civilian populations. We are focusing our bio-defense strategy on treating "Category A" agents, which are considered by the Centers for Disease Control ("CDC") to be the worst bioterrorism threats. These agents include the viruses that cause Smallpox, hemorrhagic fevers such as Ebola and Marburg, the Anthrax toxin, and Botulinum toxin. We have not yet published any data related to the treatment of any "Category A" agent. In March 2007, we submitted an Investigational Device Exemption ("IDE") with the FDA the goal of which is to obtain approval to conduct human safety and, if applicable, animal efficacy trials targeted to a specific bioterror viral agent. We are presently in the process of conducting in-vitro trials to determine the most appropriate "Category A" application.

         Manufacturing

         We plan to manufacture a small number of cartridges sufficient to complete clinical trials in our current facilities. Ultimately, we will outsource cartridge manufacturing to a GMP/ISO9001 compliant contract manufacturer. Hemopurifiers(R) to treat pathogens that are bioweapons candidates will be sold directly to the U.S. military and the federal government. Sale of Hemopurifiers(R) to treat chronic viral conditions will be directed through organizations with established distribution channels.

         Research and Development

         In fiscal year 2001, we realigned our research and development activities from developing Hemopurifiers(R) to treat harmful metals to developing Hemopurifiers(R) for the treatment of chronic viral conditions. As a result of this strategic realignment, we initiated the consolidation of all scientific and administrative functions into our San Diego facilities during the fourth quarter of fiscal year 2001. This consolidation was completed during the first quarter of fiscal year 2002 and our facilities in Buffalo, N.Y. were closed. In 2004, we expanded our research effort to include the development of Hemopurifiers(R) to treat acute viral diseases as well as countermeasures against biological weapons. The cost of research and development, all of which has been charged to operations, amounted to approximately 1,429,059 over the last two fiscal years.

         Patents

         We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we may also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position.

         In certain countries, medical devices are not patentable or only recently have become patentable, and enforcement of intellectual property rights in some countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many countries can be expected to be problematic or unpredictable. We cannot guarantee that any patents issued or licensed to us will provide us with competitive advantages or will not be challenged by others. Furthermore, we cannot be certain that others will not independently develop similar products or will not design around patents issued or licensed to us. We cannot guarantee that patents that are issued will not be challenged, invalidated or infringed upon or designed around by others, or that the claims contained in such patents will not infringe the patent claims of others, or provide us with significant protection against competitive products, or otherwise be commercially valuable. We may need to acquire licenses under patents belonging to others for technology potentially useful or necessary to us. If any such licenses are required, we cannot be certain that they will be available on terms acceptable to us, if at all. To the extent that we are unable to obtain patent protection for our products or technology, our business may be materially adversely affected by competitors who develop substantially equivalent technology.

         INDUSTRY

         The industry for treating infectious disease is extremely competitive, and companies developing new treatment procedures are faced with severe regulatory challenges. In this regard, only a very small percentage of companies that are developing new treatments will actually obtain approval from the FDA to market their treatments in the United States. Currently, the market for treating chronic and acute viral diseases is comprised of drugs designed to reduce viral load by inhibiting viral replication or by inhibiting viruses from infecting healthy cells. Unfortunately, these drugs are generally toxic, are expensive to develop, and inevitably infected patients will develop viral strains that become resistant to drug treatment. As a result, patients are ultimately left without treatment options.

         COMPETITION

         We are advancing our Hemopurifier(R) technology as a treatment to enhance and prolong current drug therapies by removing the viral strains that cause drug resistance. The Hemopurifier(R) is also designed to prolong life for infected patients who have become drug resistant and have no other treatment options. Therefore, we do not believe that the Hemopurifier(R) competes with the current drug therapy treatment standard. However, if the industry considered the Hemopurifier(R) to be a potential replacement for drug therapy, then the marketplace for the Hemopurifier(R) would be extremely competitive. We are also pursuing the development of Hemopurifiers(R) to be utilized as treatment countermeasures against biological weapons. In this regard, we are targeting the treatment of pathogens, which are microbial organisms that cause disease, in which current treatments are either limited or do not exist. We believe that we are the sole developer of viral filtration systems (Hemopurifiers(R)) to treat chronic viral conditions, acute viral conditions and biological weapons. However, we face competition from the producers of the following alternative treatment options for all market applications.

         Antiviral Drugs

         For viral infections, specific antiviral drugs can be effective, but there are none that are effective against a broad-spectrum of infectious virus. At present, only a few antiviral drugs are available to treat the multitude of viruses that could be used as biological weapons. For example, Ribavirin is the treatment of choice for certain viral hemorrhagic fever infections, but has no current application to Ebola and Marburg infections. Newer antiviral drugs have shown some promise in animal models, and limited case reports in humans are encouraging. The lack of broad-spectrum antivirals takes on added significance in light of the ability of many viruses to rapidly develop resistance.

         Current efforts to define the genetic details of normal and pathogenic agents on a molecular level promise the hope of new points of attack. Genomic analysis of viral pathogens and animal models of responses to infection provide valuable information enabling the potential development of novel treatment and prevention strategies. However, even the rapid elucidation of the genetic structure of a specific pathogen does not provide sufficient information to quickly design an effective cure.

         Another approach in drug development is combinatorial chemistry, which provides the ability to rapidly synthesize large libraries of related compounds, many of which are completely new. However, there is still a need to laboriously screen each new compound for efficacy in fighting a particular disease. In that sense, combinatorial drugs confront the same problem as the traditional method of screening of plant and animal extracts for active compounds that block viral or bacterial replication.

         Vaccines

         Historically, the most effective tools in controlling infections have been vaccines. Polio, measles, mumps and many other viral illnesses are now controllable and smallpox has been eradicated from nature. Licensed vaccines for hemorrhagic fever viruses are limited to yellow fever (though others are in the trial phase of approval). Promising vaccines are being tested for some of the other diseases, but research is hampered by the need to conduct the studies in secure laboratories.

         There are other problems with relying on vaccines as our primary protection against a biological weapons attack. While vaccination may be an effective treatment in a military setting, it would be problematic for civilian populations for several reasons:

         o The infectious virus would have to be known prior to vaccine deployment. With the exception of smallpox, post-exposure vaccination is ineffective.

         o If everyone in the United States could be vaccinated, it would be impossible to vaccinate people against every viral threat.

         o Vaccines are only useful if the viral target has not mutated o or been genetically altered.

         Vaccines that are effective and safe are difficult to develop. History has shown that such development can be a slow process and may not even be possible for highly mutable pathogens like HIV and Hepatitis C. Moreover, current vaccine strategies often carry significant risk for complications. For example, the smallpox vaccine, which uses attenuated strains of a live virus, can occasionally cause illness or death by infection from the very organism that usually provides protection.

         GOVERNMENT REGULATION

         The Hemopurifier(R) is a medical device subject to extensive and rigorous regulation by FDA, as well as other federal and state regulatory bodies in the United States and comparable authorities in other countries. Therefore, we cannot assure that our technology will successfully complete any regulatory clinical trial for any of our proposed applications.

         One of the problems facing the FDA is the need to ensure public safety while at the same time preventing unsafe treatments from reaching the public. The balance between these competing pressures has resulted in a long and deliberate process for approving new treatments, which is not responsive to the urgent need for new treatments presented in the era of bioterrorism. For most drugs, the principal research and development phases take several years prior to a drug being submitted to the FDA for testing. A clinical research program takes two to ten years, depending on the agent and clinical indication, after which the marketing application review period requires an average of one year. Once a product is approved for market, long-term post-marketing surveillance, inspections, and product testing must be performed to ensure the quality, safety, and efficacy of the product, as well as appropriate product labeling.

         FDA'S PREMARKET CLEARANCE AND APPROVAL REQUIREMENTS. Each medical device we wish to commercialize in the United States will require the filing of a Premarket Approval ("PMA") from FDA. Medical devices are classified into one of three classes--Class I, Class II, or Class III--depending on the degree or risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to FDA a premarket notification requesting permission to commercially distribute the device. Our Hemopurifier(R) has been categorized as a Class III device, requiring premarket approval.

         CLINICAL TRIALS. Clinical trials are almost always required to support an FDA premarket application. In the United States, these trials generally require submission of an application for an Investigational Device Exemption, or IDE, to FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by FDA for a specific number of patients unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. Our clinical trials must be conducted under the oversight of an IRB at the relevant clinical trial sites and in accordance with FDA regulations, including but not limited to those relating to good clinical practices. We are also required to obtain patients' informed consent that complies with both FDA requirements and state and federal privacy regulations. We, FDA or the IRB at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and efficacy of the device, may not be equivocal or may otherwise not be sufficient to obtain approval of the product. Similarly, in Europe the clinical study must be approved by the local ethics committee and in some cases, including studies with high-risk devices, by the Ministry of Health in the applicable country.

         In March 2007 we submitted an Investigational Device Exemption ("IDE") with the FDA the goal of which is to obtain approval to conduct human safety and, if applicable, animal efficacy trials targeted to a specific bioterror viral agent. We are presently in the process of conducting in-vitro trials to determine the most appropriate "Category A" bioterror application. Upon successful completion of the IDE clinical trials, we would anticipate submitting a PMA (see below).

         PREMARKET APPROVAL PATHWAY. A PMA application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to FDA's satisfaction the safety and effectiveness of the device.

         After a PMA application is submitted and FDA determines that the application is sufficiently complete to permit a substantive review, FDA will accept the application for review. FDA has 180 days to review an "accepted" PMA application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside FDA may be convened to review and evaluate the application and provide recommendations to FDA as to the approvability of the device. In addition, FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with quality system regulations. New PMA applications or PMA application supplements are required for significant modification to the manufacturing process, labeling and design of a device that is approved through the premarket approval process. Premarket approval supplements often require submission of the same type of information as a premarket approval application, except that the supplement is limited to information needed to support any changes from the device covered by the original premarket approval application and may not require as extensive clinical data or the convening of an advisory panel.

         PERVASIVE AND CONTINUING REGULATION. After a device is placed on the market, numerous regulatory requirements continue to apply. These include:

         o FDA's Quality System Regulation, or QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

         o labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label uses;

         o clearance or approval of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use;

         o medical device reporting, or MDR, regulations, which require that manufacturers report to FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur; and

         o post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

         After a device receives a PMA, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or approval. FDA requires each manufacturer to make this determination initially, but FDA can review any such decision and can disagree with a manufacturer's determination.

         The regulations also require that we report to FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury.

         FRAUD AND ABUSE. We may also directly or indirectly be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws. In particular, the federal healthcare program Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service, for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. In implementing the statute, the Office of Inspector General, or OIG, has issued a series of regulations, known as the "safe harbors." These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable element of a safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

        INTERNATIONAL. International sales of medical devices are subject to foreign governmental regulations, which vary substantially from country to country. The time required to obtain clearance or approval by a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may be different.

         The primary regulatory environment in Europe is that of the European Union, which has adopted numerous directives and has promulgated voluntary standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear CE conformity marking, indicating that the device conforms with the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout the member states of the European Union, and other countries that comply with or mirror these directives. The method of assessing conformity varies depending on the type and class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a notified body, an independent and neutral institution appointed by a country to conduct the conformity assessment. This third-party assessment may consist of an audit of the manufacturer's quality system and specific testing of the manufacturer's device. Such an assessment is required in order for a manufacturer to commercially distribute the product throughout these countries. ISO 9001 and ISO 13845 certifications are voluntary harmonized standards. Compliance establishes the presumption of conformity with the essential requirements for a CE Marking.

         We have completed preclinical studies that demonstrate the removal of HIV and Hepatitis C virus from infected human blood. We have also completed initial animal safety studies, limited human safety studies and are presently engaged in the in-vitro testing and clinical planning required to support our IDE submission as outlined in the "Timelines" table below.

         The outline and table below describe suggested timelines for the generation and testing of our current targets. The timelines presuppose the development of a working relationship with government or private agencies capable of handling biowarfare agents and refer to calendar year dates.


         US Clinical Trials - IDE:

      o     Human safety study site selection - Q2 2007

      o     IDE filing and FDA review: Q1 - Q3 2007

      o In-vitro studies at BSL4 Facility to determine appropriate bioweapon agent target (i.e. Ebola, Marburg, Lassa): Q2 - Q3 2007

      o     FDA approval of human safety study/protocol - Q3 2008

      o     Human Safety Study: Q3 2008 through Q4 2008

      o     PMA - Q3 2008

         Note that the Hemopurifier(R) technology is applicable to a range of "Class A" Bio-weapons candidates and that the safety studies noted above begin the process of determining those which have the largest market potential or strategic importance. We have estimated the direct costs for performing the proposed submissions and clinical tests on the above timetable will require at least $4.1 million through the end of calendar 2008.


                             ----------------------------------------------------------------------------------
                                              2007                            2008
---------------------------------------------------------------------------------------------------------------
                                               Q1      Q2      Q3      Q4      Q1      Q2      Q3      Q4
---------------------------------------------------------------------------------------------------------------

US CLINICAL TRIALS - CHRONIC DISEASES

Pre-IDE Planning                                     Site Selection
IDE Submission                                IDE
FDA IDE Review                                          Review -------
In-Vitro Studies~Bioterror Target
Ebola~Marburg~Lassa                                     Studies ------
US Human Safety Study                                                                      Safety Study -----------
---------------------------------------------------------------------------------------------------------------

      Because we may market our products abroad we will be subject to varying foreign regulatory requirements. Although international efforts are being made to harmonize these requirements, applications must currently be made in each individual country. The data necessary and the review time varies significantly from one country to another. Approval by the FDA does not ensure approval by the regulatory bodies of other countries. Any future collaborators will also be subject to all of the above-described regulations in connection with the commercialization of products utilizing our technology.

         PRODUCT LIABILITY

         The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. There can be no assurance that future insurance coverage will be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

         SUBSIDIARIES

         We have four dormant wholly-owned subsidiaries, Aethlon, Inc., Cell Activation, Inc., Syngen Research, Inc., and Hemex, Inc.

         EMPLOYEES

         At January 22, 2008, we had five full-time employees, comprised of our Chief Executive Officer, our President, our Chief Science Officer, and two research scientists. We also employ a Senior Vice President - Finance on a part time basis. We utilize, whenever appropriate, contract and part time professionals in order to conserve cash and resources. We believe our employee relations are good. None of our employees is represented by a collective bargaining unit.


                            DESCRIPTION OF PROPERTIES

         We currently rent approximately 3,200 square feet of executive office space and laboratory space at 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109 at the rate of $7,744 per month rent, plus approximately $5,000 per month in maintenance and other fees on a lease that expired on July 12, 2007. We are presently operating on a month to month lease arrangement.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The names, ages and positions of our directors and executive officers as of January 22, 2008 are listed below:

         NAMES                        TITLE OR POSITION                      AGE
         -----------------------------------------------------------------------
         James A. Joyce (1)           Chairman, President, Chief Executive   45
            Officer and Secretary

         Harold H. Handley, PhD (2)   President                              55

         Richard H. Tullis, PhD (3)   Vice President, Chief Science Officer  62
            and Director

         Franklyn S. Barry, Jr.       Director                               67

         Edward G. Broenniman         Director                               71


         (1) Effective June 1, 2001, Mr. Joyce was appointed our President and Chief Executive Officer, replacing Mr. Barry, who continues as a member of the board of directors.

         (2) Effective July 18, 2006, Dr. Handley was appointed President.

         (3) Effective June 1, 2001, Dr. Tullis was appointed as our Chief Science Officer.

         Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished us by each individual noted.

         EXECUTIVE OFFICERS

         James A. Joyce, Chairman and CEO

         Mr. Joyce is the founder of Aethlon Medical, and has been the Chairman of the Board and Secretary since March 1999. On June 1, 2001, our Board of Directors appointed Mr. Joyce with the additional role of CEO. In 1992, Mr. Joyce founded and was the sole shareholder of James Joyce & Associates, an organization that provided management consulting and corporate finance advisory services to CEOs and CFOs of publicly traded companies. Previously, from 1989 to 1991, Mr. Joyce was Chairman and Chief Executive Officer of Mission Labs, Inc. Prior to that Mr. Joyce was a principal in charge of U.S. operations for London Zurich Securities, Inc. Mr. Joyce is a graduate of the University of Maryland.

         Harold H. Handley, Ph.D., President

         Mr. Harold H. Handley has been President of the Company since July 2006. Mr. Handley brings over 20 years experience in management and research in immunology, biotechnology and medical devices. Mr. Handley has authored or co-authored over 20 publications and helped developed 15 patents. Prior to joining Aethlon, Mr. Handley was Executive Vice President and Chief Scientific Officer for Transvivo, Inc., a privately-held company, from 2000 to 2006. From 1996 to 2000, Mr. Handley was Vaccine Program Director for Maxim Pharmaceuticals, Inc. Mr. Handley was a co-founder of Idec Limited Partners, Inc., today known as Biogen Idec, Inc., operating with a market value exceeding $14 billion. (NasdaqGS:BIIB). Mr. Handley holds a Ph.D in Anatomy and Cell Biology from University of Virginia and a B.A. in Zoology from the University of California, Los Angeles.

         Richard H. Tullis, Ph.D., Vice President, Chief Science Officer

         Dr. Tullis has been Vice President and a director of the Company since January 2000 and Chief Science Officer since June 2001. Dr. Tullis has extensive biotechnology management and research experience, and is the founder of Syngen Research, a wholly-owned subsidiary of Aethlon Medical, Inc. Previously, Dr. Tullis co-founded Molecular Biosystems, Inc., a former NYSE company. At Molecular Biosystems, Dr. Tullis was Director of Oligonucleotide Hybridization, Senior Research Scientist and Member of the Board of Directors. In research, Dr. Tullis developed and patented the first application of oligonucleotides to antisense antibiotics and developed new methods for the chemical synthesis of DNA via methoxy-hosphorochloridites. Dr. Tullis also co-developed the first applications of covalently coupled DNA-enzyme conjugates using synthetic oligonucleotides during his tenure at Molecular Biosystems. In 1985, Dr. Tullis founded, and served as President and CEO of Synthetic Genetics, Inc., a pioneer in custom DNA synthesis, which was sold to Molecular Biology Resources in 1991. Dr. Tullis also served as interim-CEO of Genetic Vectors, Inc., which completed its IPO under his management, and was co-founder of DNA Sciences, Inc., a company that was eventually acquired by Genetic Vectors. Dr. Tullis received his Ph.D. in Biochemistry and Cell Biology from the University of California at San Diego, and has done extensive post-doctoral work at UCSD, USC, and the University of Hawaii.

         Franklyn S. Barry, Jr.

         Mr. Barry has over 30 years of experience in managing and building companies. He was President and Chief Executive Officer of Hemex from April 1997 through May 31, 2001 and our President and CEO from March 10, 1999 to May 31, 2001. He became a director of Aethlon Medical on March 10, 1999. From 1994 to April 1997, Mr. Barry was a private consultant. Included among his prior experiences are tenures as President of Fisher-Price and as co-founder and CEO of Software Distribution Services, which today operates as Ingram Micro, an international distributor of personal computer products. Mr. Barry serves on the Board of Directors of Merchants Mutual Insurance Company.

         Edward G. Broenniman

         Mr. Broenniman became a director of Aethlon Medical on March 10, 1999. Mr. Broenniman has 35 years of management and executive experience with high-tech, privately-held growth firms where he has served as a CEO, COO, or corporate advisor, using his expertise to focus management on increasing profitability and stockholder value. He is the Managing Director of The Piedmont Group, LLC, a venture advisory firm. Mr. Broenniman served on the Board of Directors of publicly-traded QuesTech (acquired by CACI International), and currently serves on the Boards of four privately-held firms. His nonprofit Boards are the Dingman Center for Entrepreneurship's Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter and the Board of the Association for Corporate Growth, National Capital Chapter.

         Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of the Board are kept informed of our business activities through discussions with the CEO and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. Our bylaws provide that each of the directors serves for a term that extends to the next Annual Meeting of Shareholders of the Company.

         AUDIT COMMITTEE

         The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit the Company's books and records annually, to discuss with the independent auditors and internal auditors the scope and results of any audit, to review and approve any nonaudit services performed by the Company's independent auditing firm, and to review certain related party transactions. The members of the Audit Committee are Franklyn Barry and Edward Broenniman who are independent directors as defined under Nasdaq Rule 4200(a)(14). Mr. Barry is the Chairman of the Audit Committee. The Audit Committee met four times in the 2007 fiscal year. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Board has determined that the Audit Committee does not have a designated financial expert serving on the Committee but the Board believes that its current members have the sufficient knowledge and experience necessary to fulfill the duties and obligations.

         FAMILY RELATIONSHIPS

         There are no family relationships between or among the directors, executive officers or persons nominated or charged by us to become directors or executive officers.

         There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understanding between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

         INVOLVEMENT IN LEGAL PROCEEDINGS

         To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         CODE OF ETHICS

         On February 23, 2005, the Board of Directors approved a "Code of Business Conduct and Ethics."


         EXECUTIVE COMPENSATION

      The following table sets forth compensation information for services rendered to us by our executive officers (collectively, the Company's "Named Executive Officers") in all capacities, other than as directors, during each of the prior two fiscal years. The following table summarizes all compensation for the two fiscal years ending March 31, 2006 and 2007, received by our Chief Executive Officer, Chief Science Officer, Chief Financial Officer and President. The following information includes the dollar value of base salaries, bonus awards, stock awards granted and certain other compensation, if any, whether paid or deferred.


                                                     SUMMARY COMPENSATION TABLE


                                                                                NON-EQUITY   NONQUALIFIED
                                                                                INCENTIVE    DEFERRED ALL
                                                           STOCK     OPTION       PLAN       COMPENSATION     OTHER
NAMED EXECUTIVE OFFICER                                    AWARDS    AWARDS    COMPENSATION     EARNINGS       COMP.
TOTAL
AND PRINCIPAL POSITION        YEAR  SALARY ($)  BONUS ($)   ($)       ($)          ($)            ($)          ($)           ($)
---------------------------   ----  ----------  ---------  ------  ---------   ------------  --------------  ----------  -----------
James A. Joyce          (1)   2007  $ 240,000    $   --    $   --  $      --   $         --  $           --  $       --  $  240,000
CHIEF EXECUTIVE OFFICER       2006  $ 224,712    $   --    $   --  $300,000(4) $         --  $           --  $       --  $  524,712

Richard H. Tullis, Ph.D (2)   2007  $ 180,000    $   --    $   --  $      --   $         --  $           --  $       --  $  180,000
VICE PRESIDENT AND CHIEF      2006  $ 165,000    $   --    $   --  $      --   $         --  $           --  $       --  $  165,000
SCIENCE OFFICER

James W. Dorst          (3)   2007  $ 150,000    $   --    $   --  $      --   $         --  $           --  $       --  $  150,000
CHIEF FINANCIAL OFFICER       2006  $  93,750    $   --    $   --  $ 57,000(5) $         --  $           --  $       --  $  150,750

(1) The aggregate number of stock awards and stock option awards issued to Mr. Joyce and outstanding as of March 31, 2007 is 0 and 5,088,243. On June 13, 2007, Mr. Joyce was granted a stock option award to purchase 2,500,000 shares of Common stock at an exercise price of $0.36 per share.

(2) The aggregate number of stock awards and stock option awards issued to Dr. Tullis and outstanding as of March 31, 2007 is 0 and 2,014,350.

(3) The aggregate number of stock awards and stock option awards issued to Mr. Dorst and outstanding as of March 31, 2006 is 0 and 500,000.

(4) The value of the option award was calculated using the binomial lattice option pricing model based on the following assumptions: weighted average life of five years; risk-free interest rate of 4%; volatility rate of 72%; and fair market value of $0.122 per share at the date of grant.

(5) The value of the option award was calculated using the binomial lattice option pricing model based on the following assumptions: weighted average life of three years; risk-free interest rate of 3.96%; volatility rate of 88%; and fair market value of $0.114 per share at the date of grant.


The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of March 31, 2007.


                                     OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

------------------------------------------------------------------------------------------------------------------------
                                OPTION AWARDS                                                STOCK AWARDS
------------------------------------------------------------------------------- ----------------------------------------
                                                                                                             Equity
                                                                                                             incentive
                                                                                                             plan
                                                                                                             awards:
                                                                                                             Market
                                                                                                  Equity     or
                                                                                                  incentive  payout
                                                                                          Market  plan       value
                                                                                 Number   value   awards:    of
                                                                                 of       of      number     unearned
                                              Equity                             shares   shares  of         shares,
                                              Incentive                          or       or      unearned   units
                                              Plan                               units    units   shares,    or
                   Number of     Number of    Awards:                            of       of      units or   other
                   securities    securities   Number of                          stock    stock   other      rights
                   underlying    underlying   Securities                         that     that    rights     that
                   unexercised   unexercised  underlying    Option               have     have    that       have
                   options       options (#)  unexercised   exercise  Option     not      not     have not   not
                   (#)           Unexercis-   unearned      price     expiration vested   vested  vested     vested
Name               Exercisable   able         options (#)   ($)       date       (#)      ($)     (#)        ($)
------------------------------------------------------------------------------------------------------------------------

James A. Joyce       1,115,550           --                  $0.38      2/23/10
                       557,775           --                  $0.38     12/31/10
                       557,775           --                  $0.38     12/31/11
                     2,857,143           --                  $0.21     09/09/15

Richard H. Tullis      867,175           --                  $0.38     2/23/10
                       433,588           --                  $0.38    12/31/10
                       433,587           --                  $0.38    12/31/11
                        30,000           --                  $2.56    12/31/10
                       250,000           --                  $1.90     3/12/12

James Dorst            165,000      335,000(1)               $0.23    08/01/08

Harold Handley              --      500,000                  $0.27    10/02/16
------------------------------------------------------------------------------------------------------------------------

(1) 166,667 options vest each year on August 1 starting August 1, 2006. Mr. Dorst resigned from the Company on December 10, 2007. At that time, he had 333,333 options vested, which will expire on March 10, 2008.

Option Grants to Executive Officers in 2007

There were 500,000 stock options granted to our President, Harold H. Handley. No options were granted to our Chief Executive Officer, Chief Scientific Officer or Chief Financial Officer in fiscal year 2007.

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended March 31, 2007.

                                                                  Change in
                                                                   Pension
                         Fees                                       Value
                         Earned                                      and
                          or                        Non-Equity   Nonqualified
                         Paid                       Incentive      Deferred        All
                          in      Stock   Option      Plan       Compensation     Other
                         Cash    Awards   Awards   Compensation    Earnings    Compensation    Total
Name                      ($)      ($)      ($)         ($)           ($)           ($)         ($)
-----------------------  ------  -------  -------  ------------  ------------  ------------  --------
James A. Joyce (1)         --      --        --         --            --            --          --
-----------------------  ------  -------  -------  ------------  ------------  ------------  --------
Richard Tullis (2)         --      --        --         --            --            --          --
-----------------------  ------  -------  -------  ------------  ------------  ------------  --------
Franklyn Barry (3)         --      --        --         --            --            --          --
-----------------------  ------  -------  -------  ------------  ------------  ------------  --------
Edward Broenniman (4)      --      --        --         --            --            --          --
-----------------------  ------  -------  -------  ------------  ------------  ------------  --------

(1) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2007 are 0 and 5,088,243.

(2) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2007 are 0 and 2,014,350.

(3) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2007 are 0 and 516,417.

(4) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2007 are 0 and 520,050.

         EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Mr. Joyce effective April 1, 1999. Effective June 1, 2001, Mr. Joyce was appointed President and Chief Executive Officer and his base annual salary was increased from $120,000 to $180,000. Effective January 1, 2005, Mr. Joyce's salary was increased from $180,000 to $205,000 per year. Effective April 1, 2006, Mr. Joyce's salary was increased from $205,000 to $240,000 per year. Under the terms of the agreement, his employment continues at a salary of $240,000 per year for successive one year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement.

         We entered into an employment agreement with Dr. Tullis effective January 10, 2000. Effective June 1, 2001, Dr. Tullis was appointed our Chief Science Officer of the Company. His compensation under the agreement was modified in June 2001 from $80,000 to $150,000 per year. Effective January 1, 2005, Dr. Tullis' salary was increased from $150,000 to $165,000 per year. Effective April 1, 2006, Dr. Tullis' salary was increased from $165,000 to $180,000 per year. Under the terms of the agreement, his employment continues at a salary of $180,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement

         Both Mr. Joyce's and Dr. Tullis' agreements provide for health insurance and disability benefits, one year of severance pay if their employment is terminated by us without cause or due to change in our control before the expiration of their agreements, and allow for bonus compensation and stock option grants as determined by our Board of Directors. Both agreements also contain restrictive covenants preventing competition with us and the use of confidential business information, except in connection with the performance of their duties for the Company, for a period of two years following the termination of their employment with us.

         Effective August 1, 2005, Mr. Dorst was appointed our Chief Financial Officer. Mr. Dorst was paid an annual salary of $150,000. He was also granted five-year options to purchase 500,000 shares of common stock at $0.23 per share, vesting over three years. Mr. Dorst resigned his employment with us on December 10, 2007. At the time of his resignation 331,667 options were vested and must be exercised on or prior to March 10, 2008 of they will terminate.

         Effective July 18, 2006, Dr. Handley was appointed our President. Dr. Handley is paid an annual salary of $180,000. He was also granted ten-year options to purchase 500,000 shares of common stock at $0.27 per share, vesting over three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth selected information, computed as of January 22, 2008, about the amount of shares of common stock beneficially owned by: each of our "EXECUTIVE OFFICERS" (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company); each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

         Except as otherwise noted in the footnotes below, the entity, individual Director or Executive Officer has sole voting and investment power over such securities.

                                                                        COMMON
                                                                       (VOTING)
NAME AND ADDRESS OF BENEFICIAL OWNERS (1) (2)            AMOUNT         %(3)

Ellen R. Weiner Family Revocable Trust (4)(7)         10,880,818        9.9%
10645 N. Tatum Blvd. Suite 200-166
Phoenix, Arizona  85028

James A. Joyce (5)(6)(7)(8)                           6,688,243       15.46%

Estate of Allan S. Bird (4)(7)                        3,206,840        8.03%
PO Box 371179
Las Vegas, Nevada 89137

Richard H. Tullis (5)(6)(7)(9)                        2,072,350        5.29%

Phillip A. Ward (15)                                  3,292,077        8.71%
P.O. Box 3322
Rancho Santa Fe, CA 92067 (7)

Calvin M. Leung (10)(7)                               1,985,859        5.34%
P.O. Box 2366
Costa Mesa, CA 92628

Fusion Capital Fund II, LLC (11)                      2,258,333        6.08%
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654

Edward G. Broenniman (6)(12)                            655,924        1.73%

Franklyn S. Barry, Jr. (6)(13)                          523,010        1.38%


Harold H. Handley (5)(14)                               500,000        0.13%


Directors and executive officers, as a group         10,439,527       22.31%
  (5 members)


(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Except as indicated by footnote and subject to community property laws where applicable, the Company believes the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each shareholder is 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109.

(2) A person is deemed to be the beneficial owners of securities that can be acquired by such person within 60 days from January 22, 2008 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from January 22, 2008 have been exercised.

(3)      Assumes 37,169,188 shares of Common Stock outstanding at January 22,
         2008.

(4) Includes shares issuable upon conversion of convertible notes and associated warrants which would be issued in the event and at such time as such notes are converted into restricted shares of common stock. Includes convertible notes held by both the Ellen R. Weiner
         Family Revocable Trust and the Estate of Allan S. Bird as follows: (i) Ellen R. Weiner Family Revocable Trust owns a convertible promissory note in the principal amount of $660,000 convertible at $0.20 per share, a Class A Interest Warrant for 1,128,188 shares exercisable at $0.20 per share, a Class A-1 Damages Warrant for 511,621 shares exercisable at $0.40 per share, a Class A Principal Warrant for 3,800,000 shares exercisable at $0.20 per share; and (ii) Estate of Allan S. Bird owns a convertible promissory note in the principal amount of $225,000 convertible at $0.20 per share, a Class A Interest Warrant for 326,799 shares exercisable at $0.20 per share, a Class A-1 Damages Warrant for 151,621 shares exercisable at $0.40 per share, a Class A Principal Warrant for 1,125,000 shares exercisable at $0.20 per share. Mr. Bird was Ms. Weiner's father-in-law. Neither the Trust nor the Estate is entitled to convert Convertible Promissory Notes or associated Warrants to the extent that such conversion or exercise would cause the aggregate number of shares of common stock beneficially owned by either of them to exceed 9.9% of the outstanding shares of the common stock following such exercise. The Ellen R. Weiner Family Trust disclaims any beneficial ownership of Mr. Bird's notes, associated warrants and underlying common stock. The Estate of Mr. Bird disclaims any beneficial ownership of such Trust's notes and associated warrants.

(5)      Executive officer.

(6)      Director.

(7)      More-than-5% shareholder.

(8) Includes options to purchase 2,231,100 restricted common shares at $0.38 and options to purchase 2,857,143 restricted common shares at $0.21. Also includes 1,000,000 options to purchase restricted common shares at $0.36. Mr. Joyce also owns options to purchase 1,500,000 restricted common shares at $0.36 which are not yet vested.

(9) Includes 250,000 stock options exercisable at $1.90 per share, 30,000 stock options exercisable at $2.56 per share and 1,734,350 stock options with an exercise price of $0.38 per share.

(10) Includes all shares owned by members of Mr. Leung's family and related entities.

(11) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.

(12) Includes 53,885 common shares owned by Mr. Broenniman's wife and options to purchase 2,500 shares at an exercise price of $3.00, 3,000 shares at an exercise price of $1.78 and 514,550 shares at an exercise price of $0.38.

(13) Includes 1,867 stock options with an exercise price of $1.84 and 514,550 stock options with an exercise price of $0.38.

(14)     Includes 500,000 stock options with an exercise price of $0.27.

(15) Includes warrants to purchase 100,000 shares of common stock at an exercise price of $0.50; warrants to purchase 55,555 shares of common stock at an exercise price of $0.90; warrants to purchase 90,000 shares of common stock at an exercise price of $0.34; warrants to purchase 100,000 shares of common stock at an exercise price of $0.17; warrants to purchase 55,555 shares of common stock at an exercise price of $0.18; warrants to purchase 55,555 shares of common stock at an exercise price of $0.18; and 130,000 shares of common stock underlying a convertible promissory note in the principal amount of $65,000 and convertible at $0.50 per share.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

         Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in amounts that exceed $60,000 for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under "Executive Compensation."

         On September 9, 2005, as previously disclosed on Form 8-K, we issued a stock option to acquire 2,857,143 common shares to our CEO and Chairman, James
A. Joyce, in satisfaction of $300,000 in previously accrued payroll expense.

         On November 14, 2006, in exchange for $100,000, the Company issued to the Phillip A Ward Trust 555,556 restricted shares of common stock. In addition, the Company issued an initial five-year non-cashless warrant to purchase 555,556 restricted shares of common stock at an exercise price of $0.18. In the event that the initial warrant is exercised, the holder will receive an additional five-year non-cashless warrant to purchase 555,556 restricted shares of common stock at an exercise price of $0.18.

         On December 15, 2006, the Company issued a $33,000 10% Convertible Note, due March 15, 2007 to the Phillip A Ward Trust. The note is presently in default and since March 15, 2007 has accrued interest at 15%. The face value of the note is convertible into 194,118 restricted shares of common stock. In addition, the Company issued an initial five-year non-cashless warrant to purchase 194,118 restricted shares of common stock at an exercise price of $0.17. In the event that the initial warrant is exercised, the holder will receive an additional five-year non-cashless warrant to purchase 194,118 restricted shares of common stock at an exercise price of $0.17.

         On July 13, 2007, in exchange for $60,000, the Company issued the Phillip A Ward Trust a 12% Convertible Note, with accrued interest due at Maturity on July 13, 2008. The face value of the note is convertible at a $0.50 conversion price into 120,000 restricted shares of common stock.

         From July 11, 2005 through December 15, 2005, the Company received $760,000 From the Ellen R. Weiner Family Revocable Trust and $225,000 from Allan
S. Bird (the "Noteholders") as a portion of a $1.0 Promissory Note (the "Notes")funding. The Promissory Notes accrued interest at the rate of 10% per annum and originally matured on January 2, 2007. Effective March 22, 2007, the Company entered into Allonges with the Noteholders and amended and restated the Notes to extend the maturity date until January 2, 2008. The Notes were convertible into Units at any time prior to the maturity date at the conversion price of $0.20 per Unit. Each Unit was comprised of one share of the Company's common stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expired on January 2, 2011 and was exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercised Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant had a three-year term and was exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion.

         On November 29, 2007, the Company entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Notes") with the Estate of Allan S. Bird, the Ellen R. Weiner Family Revocable Trust, Claypoole Capital, LLC and Christian J. Hoffman III (the "Holders"). The Notes were issued in exchange for the promissory notes previously issued by the Company (described above) to the Holders (the "Prior Notes"), and all amendments to the Prior Notes, including certain allonges entered into between the Company and the Holders on March 5, 2007 (the "Allonges").

         The Notes bear an aggregate principal amount of $1,000,000 and are convertible into an aggregate of 5,000,000 shares of the Company's Common Stock and mature on February 15, 2009. The Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at the rate of $0.20 per Unit, each Unit consisting of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of the Company's Common Stock at an exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, the Company will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have an exercise price of $0.60 per share.

         The Notes also provide for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at the rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of the Company's Common Stock and one Class A-1 Common Stock Purchase Warrant (the "Class A-1 Warrant") to purchase on share of the Company's Common Stock at an exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, the Company will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have an exercise price of $0.40 per share.

         In addition, the Notes provide for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of the Company's Common Stock on the same terms as the Class A Warrants.

         The following table summarizes the number of shares of the Company's Common Stock issued and issuable upon the conversion of the Notes or the exercise of the various warrants issued or issuable pursuant to the Notes.

                  Note Conversion                    5,000,000
                  Accrued Interest                   1,476,242
                  Liquidated Damages                   673,340
                  Class A Warrants                   1,476,242
                  Class A-1 Warrants                   673,340
                  Class A Principal Warrants         5,000,000
                  Class B Warrants                     738,121
                  Class B-1 Warrants                   336,670
                                                  ------------
                  Total                             15,373,955
                                                  ============

         The shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants shall be registered with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and the Class B-1 Warrants shall be registered with the SEC by the 30th day following the issuance date of such warrants.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following discussion of our consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and their explanatory notes appearing elsewhere in this prospectus.

         Certain statements contained herein that are not related to historical results, including, without limitation, statements regarding the Company's business strategy and objectives, future financial position, expectations about pending litigation and estimated cost savings, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and involve risks and uncertainties. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, competition from other similar businesses, and market and general economic factors. All forward-looking statements contained in this prospectus are qualified in their entirety by this statement.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2006

Operating Expenses

         Consolidated operating expenses for the three months ended September 30, 2007 were approximately $690,000 in comparison with approximately $535,000 for the comparable quarter a year ago. The increase of approximately $155,000, or 29% was comprised of increases in Payroll & Related and Professional expenses of approximately $94,000 and $87,000, respectively, offset by a decrease in overall General and Administrative expense of approximately $26,000.

         Payroll & Related expenses increased by approximately $94,000 or 45% from the prior period one year ago. The primary reason for this was the recognition of increased stock option related expense. Professional expenses increased approximately $88,000 or 53% due to increases in legal expense of approximately $79,000, increases in patent related legal expense of approximately $7,000 and net increases in other administrative expenses of approximately $2,000. General and administrative expenses decreased approximately $26,000 or 29% as compared to the prior quarter one year ago. This decrease was comprised of approximate decreases in financial conference expense of $19,000, travel expense of $13,000 and all other administrative expense of $8,000, offset by an increase in lab supplies of approximately $14,000.

Other Expense

         Other expenses decreased by approximately $527,000 or 569% as compared to the prior quarter one year ago. This decrease was comprised of a non-cash reduction in the fair value of warrant liability of approximately $492,000, an approximate $17,000 reduction in interest expense and a decrease of approximately $18,000 in other expenses. Interest expense was reduced because the BCF associated with the Company's 10% Series A Convertible Promissory Notes ("Notes") was fully amortized to interest expense prior to the current fiscal quarter. The warrant liability is also related to the Notes and it is required to be revalued at the end of each reporting period until effective registration of the shares underlying the Notes and related Warrants becomes effective (See
Note 3 to the condensed consolidated financial statements).

Net Loss

         The Company recorded a consolidated net loss of approximately $255,000 and $628,000 for the quarters ended September 30, 2007 and 2006, respectively. The decreased net loss of approximately 59% was primarily attributable to the change in the fair value of the warrant liability offset by increased operating expenses.

         Basic and diluted loss per common share were ($0.01) for the three month period ended September 30, 2007 compared to ($0.02) for the same period ended September 30, 2006. This reduction in loss per share was primarily a result of the greater number of common shares outstanding during the three month period ended September 30, 2007, as compared to the three month period ended September 30, 2006 and the significant benefit recognized attributable to the change in fair value of the warrant liability.

SIX MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO THE SIX MONTHS ENDED SEPTEMBER 30, 2006

Operating Expenses

         Consolidated operating expenses were approximately $1,561,000 for the six months ended September 30, 2007, versus approximately $1,039,000 for the comparable period ended September 30, 2006. The increase of approximately $522,000, or 50%, is a result of approximate increases in Professional expenses of $74,000, Payroll expenses of $431,000 and General and Administrative expenses $17,000.

         For the comparable six-month periods, Professional Fees increased approximately $74,000 or 20%, Payroll expenses increased approximately $431,000 or 110% and General and Administrative expenses increase approximately $17,000 or 6%.

         The Professional expense increase is comprised of an increase in legal fees of approximately $137,000, offset by approximate decreases of $29,000 in scientific consulting fees, $26,000 in investor relations expenses, $6,000 in directors' fees and $2,000 in accounting services as compared to the prior period.

         The General and Administrative expense increase is comprised of approximate increases in lab supplies of $53,000, insurance expense of $14,000 and utilities expense of $12,000 offset by decreases in financial conference expense of approximately $38,000, travel expense of $18,000 and a reduction in all other general expenses of approximately $6,000.

         The Payroll and related expense increase is comprised of approximately $77,000 of increases in payroll expense primarily a result of our having a full-time President hired in the middle of the previous period and an approximate increase in stock option compensation expense of $354,000.

Other Expense

         Other expenses decreased by approximately $977,000 or 471% as compared to the prior period one year ago. This decrease was comprised of a non-cash reduction in the fair value of warrant liability of $914,000, an approximate $81,000 reduction in interest expense and an increase of approximately $18,000 in other expenses. Interest expense was reduced because the BCF associated with the Company's 10% Series A Convertible Promissory Notes ("Notes") was fully amortized to interest expense prior to the current fiscal period. The warrant liability is also related to the Notes and it is required to be revalued at the end of each reporting period until effective registration of the shares underlying the Notes and related Warrants becomes effective (See Note 3 to the condensed consolidated financial statements).

Net Loss

         We recorded a consolidated net loss of $791,568 and $1,246,810 for the six-month periods ended September 30, 2007 and 2006, respectively. The decrease in net loss was primarily attributable to a net decrease the change in valuation of the warrant liability.

         Basic and diluted loss per common share were ($0.02) for the six month period ended September 30, 2007 compared to ($0.05) for the same period ended September 30, 2006. This reduction in loss per share was attributable to both the greater number of common shares outstanding during the six month period ended September 30, 2007, as compared to the six-month period ended September 30, 2006, and by the decreased net loss for the six-month period ended September 30, 2007, as compared to the equivalent period one year ago.

LIQUIDITY AND CAPITAL RESOURCES

         To date, the Company has funded its capital requirements for the current operations from net funds received from the public and private sale of debt and equity securities, as well as from the issuance of common stock in exchange for services. The Company's cash position at September 30, 2007 was approximately $180,000 compared to approximately $440,000, at March 31, 2006, representing a decrease of approximately $260,000.

         The Company's cash position at December 31, 2007 was approximately $333,000. During the three month period ended December 31, 2007, the Company raised approximately $450,000 through the issuance of notes and $165,000 through the issuance of common stock units. Additionally, through January 22, 2008, the Company raised $100,000 through the issuance of common stock units and approximately $200,000 through the issuance of notes.

         During the six months ended September 30, 2007, operating activities used net cash of approximately $1,067,000 while the Company received approximately $818,000 from the issuance of common stock and convertible notes and purchased approximately $4,000 of new equipment.

         During the six month period ended September 30, 2007, net cash used in operating activities primarily consisted of a change in the estimated fair value of warrant liability of approximately $914,000 and approximate net loss of $792,000. These were offset principally by the fair market value of common stock of approximately $194,000 issued in payment for services and approximately $353,000 in stock-based compensation and changes in other current balance sheet accounts of approximately $85,000.

         An increase in working capital during the six months ended September 30, 2007 in the amount of approximately $555,000 increased the Company's negative working capital position to approximately ($6,705,000) at September 30, 2007 as compared to a negative working capital of approximately ($7,260,000) at March 31, 2007.

         The Company's current deficit in working capital requires us to obtain funds in the short-term to be able to continue in business, and in the longer term to fund research and development on products not yet ready for market.

         The Company's operations to date have consumed substantial capital without generating revenues, and will continue to require substantial capital funds to conduct necessary research and development and pre-clinical and clinical testing of Hemopurifier(R) products, and to market any of those products that receive regulatory approval. The Company does not expect to generate revenue from operations for the foreseeable future, and its ability to meet its cash obligations as they become due and payable is expected to depend for at least the next several years on its ability to sell securities, borrow funds or a combination thereof. The Company's future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, and management's ability to establish collaborative arrangements, effect successful commercialization strategies, marketing activities and other arrangements. The Company expects to continue to incur increasing negative cash flows and net losses for the foreseeable future, and presently requires a minimum of $125,000 per month to sustain operations.

         Management does not believe that inflation has had or is likely to have any material impact on the Company's limited operations.

         At the date of this filing, we do not have plans to purchase significant amounts of equipment or hire significant numbers of employees prior to successfully raising additional capital.

         PLAN OF OPERATION

         The Company's current plan of operation is to fund our anticipated increased research and development activities and operations for the near future through the common stock purchase agreement in place with Fusion Capital, whereby Fusion Capital has committed to buy up to an additional $8,400,000 of our common stock over a 25-month period that will commence initially upon the filing of and, in the future, upon the declared effectiveness of this registration statement. No assurance can be given that we will receive funds under our agreement with Fusion Capital. Based on our projections of additional resources required for operations and to complete research, development and testing associated with our Hemopurifier(R) products, we anticipate that these funds will satisfy our cash requirements, including this anticipated increase in operations, in excess of the next twelve months. However, due to market conditions and to assure availability of funding for operations in the long term, we plan to arrange for additional funding, subject to acceptable terms, during the next twelve months.

         The Company is a development stage medical device company that has not yet engaged in significant commercial activities. The primary focus of our resources is the advancement of our proprietary Hemopurifier(R) platform treatment technology, which is designed to rapidly reduce the presence of infectious viruses and toxins in human blood. Our focus is to prepare our Hemopurifier(R) to treat chronic viral conditions, acute viral conditions and viral-based bioterror threats in human clinical trials.

         The Company plans to continue research and development activities related to our Hemopurifier(R) platform technology, with particular emphasis on the advancement of our treatment for "Category A" pathogens as defined by the Federal Government under Project Bioshield and the All Hazards Preparedness Act of 2006. The Company has filed an Investigational Device Exemption ("IDE") with the FDA in order to proceed with Human safety studies of the Hemopurifier(R). Such studies, complemented by planned in-vivo and appropriate animal in-vitro studies should allow the Company to proceed to Premarket Approval ("PMA") process. The PMA process is the last major FDA hurdle in determining the safety and effectiveness of Class III medical Devices (of which the Hemopurifier(R) is one).

         Management anticipates continuing to increase spending on research and development over the next 12 months. Additionally, associated with the Company's anticipated increase in research and development expenditures, we anticipate purchasing additional amounts of equipment during this period to support our laboratory and testing operations. Operations to date have consumed substantial capital without generating revenues, and will continue to require substantial and increasing capital funds to conduct necessary research and development and pre-clinical and clinical testing of our Hemopurifier(R) products, as well as market any of those products that receive regulatory approval. The Company does not expect to generate revenue from operations for the foreseeable future, and our ability to meet our cash obligations as they become due and payable is expected to depend for at least the next several years on our ability to sell securities, borrow funds or a combination thereof. Based on our projections of additional resources required for operations and to complete research, development and testing associated with our Hemopurifier(R) products, we anticipate that these funds will satisfy our cash requirements, including this anticipated increase in operations, in excess of the next twelve months. However, due to market conditions and to assure availability of funding for operations in the long term, we plan to arrange for additional funding, subject to acceptable terms, during the next twelve months. Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as management's ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. The Company expects to continue to incur increasing negative cash flows and net losses for the foreseeable future.

         OFF BALANCE SHEET ARRANGEMENTS

         We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

                                LEGAL PROCEEDINGS

         We may be involved from time to time in various claims, lawsuits, disputes with third parties or breach of contract actions incidental to the normal course of business operations. We are not aware of any material pending legal proceedings involving our Company.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as "Common Shares"). As of January 22, 2008, there were issued and outstanding 37,169,188 common shares.

COMMON SHARES

         Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders. Upon the liquidation, dissolution, or winding up of our Company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities. Our common shareholders have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

OPTIONS AND WARRANTS CONVERTIBLE INTO COMMON SHARES

         As of January 22, 2008, there were outstanding common share purchase options entitling the holders to purchase 14,542,721 common shares at a weighted average exercise price of $0.38 per share and warrants entitling the holders to purchase up to 11,704,060 common shares at a weighted average exercise price of $0.34 per share.

DEBT CONVERTIBLE INTO COMMON SHARES

         As of January 22, 2008, there were outstanding convertible debt instruments entitling the holders to convert their debt into 4,914,118 common shares at a weighted conversion price of $0.21 per share.


                            EQUITY COMPENSATION PLANS

SUMMARY EQUITY COMPENSATION PLAN DATA

         The following table sets forth information compiled on an aggregate basis as of January 22, 2008 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:


                                             NUMBER OF                           NUMBER OF SECURITIES
                                            SECURITIES          WEIGHTED-       REMAINING AVAILABLE FOR
                                              TO BE              AVERAGE         FUTURE ISSUANCE UNDER
                                           ISSUED UPON       EXERCISE PRICE    EQUITY COMPENSATION PLANS
                                           EXERCISE OF       OF OUTSTANDING     EXCLUDING SECURITIES TO
                                           OUTSTANDING          OPTIONS,        BE ISSUED UPON EXERCISE
                                             OPTIONS,           WARRANTS        OF OUTSTANDING OPTIONS,
                                             WARRANTS          AND RIGHTS       WARRANTS AND RIGHTS) (3)
PLAN CATEGORY                            OR RIGHTS(1)(2)
---------------------------------------------------------------------------------------------------------
Equity compensation plans approved
  by shareholders:                              32,500           $2.65                  467,500

Equity compensation plans not
  approved by shareholders(1):              11,704,060           $0.36                      N/A

                                      -------------------------------------------------------------------

        Total                               11,736,560           $0.36                  467,500
                                      -------------------------------------------------------------------

(1) The description of the material terms of non-plan issuances of equity instruments is discussed in Notes 4, 5 and 6 of the accompanying consolidated financial statements for the fiscal year ended March 31, 2007.

(2)   Net of equity instruments forfeited, exercised or expired.

(3) This column does not include 1,807,003 shares of common stock that remain to be issued under the 2003 Consultant Stock Plan.

         2000 STOCK OPTION PLAN

                           Number of
                        securities to be   Weighted average
                          issued upon       exercise price        Number of
                          exercise of       of outstanding        securities
                          outstanding          options,           remaining
                       options, warrants     warrants and       available for
   Plan Category           and rights           rights         future issuance
--------------------- ------------------- ------------------ -------------------
                              (a)                (b)                 (c)
--------------------- ------------------- ------------------ -------------------
Equity compensation
plans approved by
security holders            32,500             $ 2.65              467,500
--------------------- ------------------- ------------------ -------------------
Equity compensation
plans not approved
by security holders             --                 --                   --
--------------------- ------------------- ------------------ -------------------
Total                       32,500             $ 2.65              467,500
--------------------- ------------------- ------------------ -------------------

         Our 2000 Stock Option Plan (the "Plan"), adopted by us in August 2000, provides for the grant of incentive stock options (ISOs") to our full-time employees (who may also be Directors) and nonstatutory stock options ("NSOs") to non-employee Directors, consultants, customers, vendors or providers of significant services. The exercise price of any ISO may not be less than the fair market value of the Common Stock on the date of grant or, in the case of an optionee who owns more than 10% of the total combined voting power of all classes of our outstanding stock, not be less than 110% of the fair market value on the date of grant. The exercise price, in the case of any NSO, must not be less than 75% of the fair market value of the Common Stock on the date of grant. The amount reserved under the Plan is 500,000 options. At January 22, 2008, we had granted 32,500 options under the 2000 Stock Option Plan, with 467,500 available for future issuance.


         2003 CONSULTANT STOCK PLAN

--------------------- ------------------- ------------------ -------------------
   Plan Category       Number of shares
                       of common stock    Weighted average    Number of common
                        available for      price of shares    shares remaining
                        issuance under    issued under the     available for
                           the plan             plan          future issuance
--------------------- ------------------- ------------------ -------------------
                             (a)                 (b)                (c)
--------------------- ------------------- ------------------ -------------------
Equity compensation
plans approved by
security holders                 --                --                   --
--------------------- ------------------- ------------------ -------------------
Equity compensation
plans not approved
by security holders       5,000,000            $ 0.31            2,015,994
--------------------- ------------------- ------------------ -------------------
Total                     5,000,000            $ 0.31            2,015,994
--------------------- ------------------- ------------------ -------------------

         Our 2003 Consultant Stock Plan (the "Stock Plan"), adopted by us in August 2003, advances our interests by helping us obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services we are substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of our capital stock. Consultants or advisors are eligible to receive grants under the plan program only if they are natural persons providing bona fide consulting services to us, with the exception of any services they may render in connection with the offer and sale of our securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for our securities. We initially reserved a total of 1,000,000 common shares for issuance under the Stock Plan and increased this to 3,000,000 on August 29, 2005 and 5,000,000 on August 9, 2007. The Stock Plan provides for the grants of common stock. No awards may be issued after the ten year anniversary of the date we adopted the Stock Plan, the termination date for the plan.

         On March 29, 2004, we filed with the SEC a registration statement on Form S-8 for the purpose of registering 1,000,000 common shares issuable under the Stock Plan under the Securities Act of 1933.

         On August 29, 2005, we filed with the SEC a registration statement on Form S-8 for the purpose of registering 2,000,000 common shares issuable under the Stock Plan under the Securities Act of 1933.

         On August 9, 2007, we filed with the SEC a registration statement on Form S-8 for the purpose of registering 2,000,000 common shares issuable under the Stock Plan under the Securities Act of 1933.

         STAND-ALONE GRANTS

         From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

DESCRIPTION OF MARKET

         Our common shares are currently quoted on the OTCBB under the symbol "AEMD." Our Common Stock has had a limited and sporadic trading history. The following table sets forth the quarterly high and low bid prices for our common shares on the OTCBB for the periods indicated. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                             BID PRICE
                                                      -----------------------
PERIOD                                                 HIGH          LOW
-----------------------------------------------------------------------------

2007:
Fourth Quarter                                          $0.75       $0.49
Third Quarter                                            0.88        0.57
Second Quarter                                           0.76        0.55
First Quarter                                            0.84        0.25

2006:
Fourth Quarter                                           0.84        0.25
Third Quarter                                            0.34        0.19
Second Quarter                                           0.84        0.32
First Quarter                                            0.98        0.26

2005:
Fourth Quarter                                           0.77        0.21
Third Quarter                                            0.25        0.18
Second Quarter                                           0.33        0.22
First Quarter                                            0.52        0.25

         There are approximately 143 record holders of our Common Stock at January 21, 2008. The number of registered shareholders includes an estimate of the number of beneficial owners of common shares held in street name. The transfer agent and registrar for our common stock is Computershare Trust Company, located in Denver, Colorado.

DIVIDEND POLICY

         We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

                             THE SELLING SHAREHOLDER

         The following table presents information regarding the selling shareholder. Neither the selling shareholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

         On May 20, 2004, we entered into a common stock purchase agreement with Fusion Capital for the purchase of up to $6,250,000 of our common stock over a 30 month period. Under the agreement we sold 8,000,000 of our common shares to Fusion Capital over an approximately 30 month period for proceeds of $2,591,745. That agreement is concluded pursuant to its terms and we cannot sell any additional shares to Fusion Capital under that agreement.


------------------------- -------------------- --------------------------- --------------- ---------------------------
                          Shares               Percentage of Outstanding   Shares to be    Percentage of Outstanding
                          Beneficially Owned   Shares Beneficially Owned   Sold in the     Shares Beneficially Owned
Selling Shareholder       Before Offering      Before Offering (1)         Offering        After Offering
------------------------- -------------------- --------------------------- --------------- ---------------------------
Fusion Capital Fund II,
LLC (1) (2)               2,258,333            6.1%                       8,000,000       *
------------------------- -------------------- ---------- ----------------- --------------- ---------------------------

* Less than 1%.

(1) 2,258,333 shares of our common stock have been acquired by Fusion Capital under the common stock purchase agreement. Fusion Capital may acquire up to an additional 8,000,000 shares under the common stock purchase agreement which are being offered pursuant to this prospectus. Percentage of outstanding shares is based on 37,169,188 shares of common stock outstanding as of January 22, 2008.

(2) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.


                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is being offered by Fusion Capital Fund II, LLC, the selling shareholder. The common stock may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

         o    ordinary brokers' transactions;
         o    transactions involving cross or block trades;
         o through brokers, dealers, or underwriters who may act solely as agents
         o    "at the market" into an existing market for the common stock;
         o in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
         o    in privately negotiated transactions; or
         o    any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         Fusion Capital is an "underwriter" within the meaning of the Securities Act.

         Neither we nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital, any other shareholder , broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

         We have advised Fusion Capital that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

         This offering will terminate on the date that all shares offered by this Prospectus have been sold by Fusion Capital.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The report of Squar, Milner, Peterson, Miranda & Williamson, LLP on our financial statements as of and for the years ended March 31, 2007, 2006 and 2005 did not contain an adverse opinion, or a disclaimer of opinion.


                                 TRANSFER AGENT

         The transfer agent for our common shares is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. We act as our own transfer agent with regard to our outstanding common share purchase options and warrants.


                                  LEGAL MATTERS

         The validity of the issuance of the common shares to be sold by the selling shareholder under this prospectus was passed upon for our company by Richardson & Patel LLP. As of January 25, 2008, Richardson & Patel LLP owns a warrant to purchase 225,000 shares with an exercise price of $0.76. Partner of Richardson & Patel LLP own collectively warrants to purchase 509,275 shares of common Stock at exercises prices of $0.25 (for 418,365 shares) and $0.76 (for 90,910 shares). The warrants were issued to Richardson & Patel LLP as payment for services rendered in connection with the representation of the Company in our financings and this registration statement. Additionally, Erick E. Richardson and Nimish Patel, the principals of Richardson & Patel LLP own a warrant to purchase 113,636 shares with an exercise price of $0.76 through RP Capital, LLP.

                                     EXPERTS

         Squar, Milner, Peterson, Miranda & Williamson, LLP, a registered independent public accounting firm, have audited the accompanying consolidated balance sheet as of March 31, 2007 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (Inception) to March 31, 2007 to the extent set forth in their report, and such financial statements have been included in this prospectus in reliance upon the report of such Firm given upon their authority as experts in auditing and accounting.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

         Our Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

         We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           REPORTS TO SECURITY HOLDERS

         We file annual and quarterly reports with the SEC. In addition, we file additional reports for matters such as material developments or changes. Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common share purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the SEC. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission. Our headquarters are located at 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109. Our phone number at that address is (858) 459-7800. Our Web site is maintained at http://www.aethlonmedical.com.

         This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

         No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS


      Year Ended March 31, 2007

Report of Independent Registered Public Accounting Firm.................... F-1

Consolidated Balance Sheet ................................................ F-2

Consolidated Statements of Operations ..................................... F-3

Consolidated Statements of Stockholders' Deficit........................... F-4

Consolidated Statements of Cash Flows ..................................... F-15

Notes to Consolidated Financial Statements................................. F-17


      Quarter Ended September 30, 2007 (UNAUDITED)

Consolidated Balance Sheet ................................................ F-46

Consolidated Statement of Operations ...................................... F-47

Consolidated Statement of Cash Flows ...................................... F-48

Notes to Consolidated Financial Statements ................................ F-49

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aethlon Medical, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Aethlon Medical, Inc. and Subsidiaries (the "Company"), a development stage company, as of March 31, 2007 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (Inception) to March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aethlon Medical, Inc. and Subsidiaries as of March 31, 2007 and the consolidated results of their operations and their cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (Inception) to March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered continuing losses from operations, is in default on certain debt, has negative working capital of approximately $7,260,000 and a deficit accumulated during the development stage of approximately $28,087,000 at March 31, 2007. As discussed in Note 1 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the consolidated financial statements, effective April 1, 2006, the Company changed its method of accounting for stock-based compensation to conform to Financial Accounting Standards Board No. 123-R, Share Based Payment.

   /S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

   JULY 12, 2007

   NEWPORT BEACH, CALIFORNIA


--------------------------------------------------------------------------------------------
                                    AETHLON MEDICAL, INC.
                                (A Development Stage Company)
                                  CONSOLIDATED BALANCE SHEET
                                        MARCH 31, 2007
--------------------------------------------------------------------------------------------

                                            ASSETS

CURRENT ASSETS
                      Cash                                                     $    440,106
                      Prepaid expenses                                                4,570
                                                                               ------------

TOTAL CURRENT ASSETS                                                                444,676

NON-CURRENT ASSETS
                      Property and equipment, net                                    13,662
                      Patents, net                                                  141,820
                      Deposits                                                       13,200
                                                                               ------------

TOTAL ASSETS                                                                   $    613,358
                                                                               ============


                            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
                      Accounts payable and accrued liabilities                 $  1,374,079
                      Due to related parties                                      1,088,999
                      Notes payable                                                 502,500
                      Convertible notes payable, net of discounts                    50,000
                      Warrant obligation                                          4,689,450
                                                                               ------------

TOTAL CURRENT LIABILITIES                                                         7,705,028
                                                                               ------------

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIT
                      Common stock, par value of $0.001, 100,000,000 shares
                        authorized; 31,912,153 issued and outstanding                31,912
                      Additional paid-in capital                                 20,963,410
                      Deficit accumulated during the development stage          (28,086,992)
                                                                               ------------

TOTAL STOCKHOLDERS' DEFICIT                                                      (7,091,670)
                                                                               ------------
                      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT              $    613,358
                                                                               ============

--------------------------------------------------------------------------------------------
               SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                                             F-2







----------------------------------------------------------------------------------------------------------
                                           AETHLON MEDICAL, INC.
                                       (A Development Stage Company)
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                              FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                     FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
----------------------------------------------------------------------------------------------------------
                                                                                         JANUARY 31, 1984
                                                                                       (INCEPTION) THROUGH
                                                       2007                2006           MARCH 31, 2007
                                                  --------------------------------------------------------

Grant income                                      $         --         $         --         $  1,424,012
Subcontract income                                          --                   --               73,746
Sale of research and development                            --                   --               35,810
                                                  --------------------------------------------------------
                                                            --                   --            1,533,568

OPERATING EXPENSES
 Professional fees                                     700,092              851,594            5,938,227
 Payroll and related                                   889,192              675,171            8,135,197
 General and administrative                            494,970              486,452            4,927,001
 Impairment                                                 --               81,722            1,313,253
                                                  --------------------------------------------------------
                                                     2,084,254            2,094,939           20,313,678
                                                  --------------------------------------------------------
OPERATING LOSS                                      (2,084,254)          (2,094,939)         (18,780,110)

OTHER (INCOME) EXPENSE
Loss on extinguishment of debt                       1,216,748                   --            1,216,748
Change in fair value of warrant liability            2,112,575              360,125            2,472,700
Interest expense                                       390,968              450,297            5,262,420
Interest income                                             --                   --              (17,415)
Other                                                  220,000               14,822              372,429
                                                  --------------------------------------------------------
                                                     3,940,291              825,244            9,306,882
                                                  --------------------------------------------------------

NET LOSS                                          $ (6,024,545)        $ (2,920,183)        $(28,086,992)
                                                  ========================================================

Basic and diluted net loss per share
  attributable to common stockholders             $      (0.22)        $      (0.15)
                                                  ==================================

Weighted average number of common
  shares outstanding                                26,937,727           19,551,501
                                                  ==================================

----------------------------------------------------------------------------------------------------------
                      SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                                                    F-3







-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED       TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------

Balance, January 31, 1984 (Inception)                   --  $         --  $         --   $         --   $         --   $         --

Common stock issued for cash at $1
per share                                           22,000            22        26,502             --             --         26,524

Common stock issued for cash at $23
per share                                            1,100             1        24,999             --             --         25,000

Common stock issued for cash at $86
per share                                              700             1        59,999             --             --         60,000

Common stock issued for cash at $94
per share                                              160             1        14,999             --             --         15,000

Common stock issued for cash at $74
per share                                              540             1        39,999             --             --         40,000

Common stock issued for cash at $250
per share                                            4,678             5     1,169,495             --             --      1,169,500

Capital contributions                                   --            --       521,439             --             --        521,439

Common stock issued for compensation
at $103 per share                                    2,600             3       267,403             --             --        267,406

Conversion of due to related parties
to common stock at $101 per share                    1,120             1       113,574             --             --        113,575

Conversion of due to related parties
to common stock at $250 per share                    1,741             2       435,092             --             --        435,094

Effect of reorganization                         2,560,361         2,558        (2,558)            --             --             --

Common stock issued in connection with
employment contract at $8 per share                 65,000            65       519,935             --             --        520,000

Common stock issued in connection with
the acquisition of patents at $8 per share          12,500            13        99,987             --             --        100,000

Warrants issued to note holders in
connection with notes payable                           --            --       734,826             --             --        734,826

Warrants issued for services                            --            --         5,000             --             --          5,000

Net loss                                                --            --            --             --     (4,746,416)    (4,746,416)
                                              ------------  ------------  ------------   ------------   ------------   ------------
BALANCE, MARCH 31, 2000                          2,672,500         2,673     4,030,691             --     (4,746,416)      (713,052)

Common stock and options issued in connection
with acquisition of Cell Activation, Inc.
at $7.20 per share                                  99,152            99     1,067,768             --             --      1,067,867

Warrants issued to note holders in
connection with notes payable                           --            --       218,779             --             --        218,779

Warrants issued to promoter in
connection with notes payable                           --            --       298,319             --             --        298,319

Beneficial conversion feature of
convertible notes payable                               --            --       150,000             --             --        150,000

Warrants issued to promoter in
connection with convertible notes
payable                                                 --            --       299,106             --             --        299,106

Options issued to directors for
services as board members                               --            --        14,163             --             --         14,163

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                 F-4






-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL     DEFERRED         DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN      CONSULTING      DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL         FEES            STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------

Options and warrants issued for services                --            --       505,400             --             --        505,400

Common stock issued for services at
$3 per share                                         5,500             5        16,495             --             --         16,500

Common stock issued for cash at $1
per share                                          100,000           100        99,900             --             --        100,000

Net loss                                                --            --            --             --     (4,423,073)    (4,423,073)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE, MARCH 31, 2001                          2,877,152  $      2,877  $  6,700,621   $         --   $ (9,169,489)  $ (2,465,991)

Common stock, warrants and options
issued for accounts payable and
accrued liabilities                                 21,750            22       243,353             --             --        243,375

Common stock issued for services at
$2.65 per share                                      6,038             6        15,994             --             --         16,000

Common stock issued for cash at $1.00
per share, net of issuance costs of
$41,540 paid to a related party                    730,804           731       688,533             --             --        689,264

Common stock issued for services at
$2.75 per share                                     10,000            10        27,490             --             --         27,500

Common stock issued in connection with
license agreement at $3.00 per share                 6,000             6        17,994             --             --         18,000

Common stock issued to holder of
convertible notes payable at $3.00
per share                                           70,586            71       211,687             --             --        211,758

Options issued to directors for
services as board members                               --            --         7,459             --             --          7,459

Common stock issued for cash at $1.50
per share, net of issuance costs
of $2,500                                           16,667            17        22,483             --             --         22,500

Beneficial conversion feature of
convertible notes payable                               --            --       185,000             --             --        185,000

Common stock issued for conversion of
convertible notes payable and accrued
interest at an average price of
$1.24 per share                                    134,165           134       166,352             --             --        166,486

Common stock issued for services at
$2.72 per share                                      9,651            10        26,240             --             --         26,250

Options issued to consultant for
services                                                --            --       562,000             --             --        562,000

Common stock and warrants for services
at $1.95 per share                                  62,327            62       161,475             --             --        161,537

Common stock issued for services at
$1.90 per share                                      9,198             9        17,491             --             --         17,500

Stock options exercised for cash                   400,000           400       199,600             --             --        200,000

Warrants issued to note holders for
90-day forebearance                                     --            --       118,000             --             --        118,000

Common stock and warrants issued to
note holders and vendors in the
debt-to-equity conversion program at
$1.25 per share                                    816,359           816     1,623,635             --             --      1,624,451

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                 F-5


-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE       (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------
Other warrant transactions                              --            --       (32,715)            --             --        (32,715)

Net loss                                                --            --            --             --     (3,995,910)    (3,995,910)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2002                         5,170,697  $      5,171  $ 10,962,692   $         --   $(13,165,399)  $ (2,197,536)


Proceeds from the issuance of common stock
at $0.50 per share in connection
with the exercise of options                       200,000           200        99,800             --             --        100,000

Interest expense related to beneficial
conversion feature                                      --            --       150,000             --             --        150,000

Pro-rata value assigned to warrants
issued in connection with conversion of
accounts payable                                        --            --        71,000             --             --         71,000

Pro-rata value assigned to warrants
issued in connection with note payable                  --            --        30,000             --             --         30,000

Issuance of common stock at $1.25 per
share in connection with the conversion
of accounts payable                                150,124           150       187,505             --             --        187,655

Issuance of common stock at $1.25 per
share in connection with the conversion
of notes payable                                   420,000           420       104,580             --             --        105,000

Estimated fair market value of options
issued for services                                     --            --       114,000             --             --        114,000

Issuance of common stock at $0.25 per
share for cash                                     461,600           462       114,938             --             --        115,400

Issuance of common stock at $0.26 per
share for cash                                      19,230            19         4,981             --             --          5,000

Issuance of common stock at $1.25 per
share for cash                                       8,000             8         9,992             --             --         10,000

Issuance of common stock at $0.65 per
share for services                                  69,231            69        44,931             --             --         45,000

Issuance of common stock at $0.51 per
share for services                                 196,078           196        99,804             --             --        100,000

Adjustment booked                                       --            --      (100,000)            --        100,000             --

Net loss                                                --            --            --             --     (2,461,116)    (2,461,116)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2003                         6,694,960  $      6,695  $ 11,894,223   $         --   $(15,526,515)  $ (3,625,597)

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                 F-6







-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED         DURING     STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------

BALANCE - MARCH 31, 2003                         6,694,960  $      6,695  $ 11,894,223   $         --   $(15,526,515)  $ (3,625,597)

Proceeds from the issuance of common stock
at $0.25 per share in connection
with the exercise of warrants                      540,000           540       134,460             --             --        135,000

Issuance of common stock at $0.25 per share
in connection with the conversion of notes
payable, including interest of $15,099             300,397           300        74,799             --             --         75,099

Issuance of common stock at $0.35 per share
in connection with the conversion of notes
payable, including interest of $59,827             813,790           814       284,013             --             --        284,827

Issuance of common stock at $0.50 per share
in connection with the conversion of notes
payable, including interest of $509                 11,017            11         5,498             --             --          5,509

Issuance of common stock at $0.42 per share
in connection with the conversion of notes
payable, including interest of $696                 13,725            14         5,682             --             --          5,696

Issuance of common stock at $0.65 per share
in connection with the conversion of notes
payable, including interest of $5,088               27,059            27        17,561             --             --         17,588

Issuance of common stock at $0.25 per share
in connection with the conversion of notes
payable, including interest of $15,416             461,667           462       114,954             --             --        115,416

Issuance of common stock at $0.25 per
share for cash                                   1,226,000         1,226       305,274             --             --        306,500

Issuance of common stock at $0.30 per
share for cash                                     180,000           180        53,820             --             --         54,000

Issuance of common stock at $0.525 per
share for cash                                      40,000            40        20,960             --             --         21,000

Issuance of common stock at $1.125 per
share for cash                                       5,000             5         5,620             --             --          5,625

Issuance of common stock at $0.25 per
share for services                                  10,000            10         2,490             --             --          2,500

Issuance of common stock at $0.34 per
share for services                                  73,529            73        24,927             --             --         25,000

Issuance of common stock at $0.40 per
share for services                                  62,000            62        24,763             --             --         24,825

Issuance of common stock at $0.45 per
share for services                                 185,185           185        83,148             --             --         83,333

Issuance of common stock at $0.50 per
share for services                                   5,000             5         2,495             --             --          2,500

Interest expense related to beneficial
conversion feature                                      --            --       324,800             --             --        324,800

Net loss                                                --            --            --             --     (1,518,798)    (1,518,798)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2004                        10,649,329  $     10,649  $ 13,379,487   $         --   $(17,045,313)  $ (3,655,177)

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                                 F-7






-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------

BALANCE - MARCH 31, 2004                        10,649,329  $     10,649  $ 13,379,487   $         --   $(17,045,313)  $ (3,655,177)

Proceeds from the issuance of common stock
at $0.25 per share in connection
with the exercise of warrants                    1,126,564         1,127       280,515             --             --        281,642

Issuance of common stock at $0.44 per
share for cash                                   1,415,909         1,416       621,584             --             --        623,000

Issuance of common stock at $0.25 per
share for cash                                      40,233            40         9,960             --             --         10,000

Issuance of common stock at $0.28 per
share for cash                                      35,947            36         9,964             --             --         10,000

Issuance of common stock at $0.29 per
share for cash                                      69,431            69        19,931             --             --         20,000

Issuance of common stock at $0.32 per
share for cash                                      94,449            94        29,906             --             --         30,000

Issuance of common stock at $0.33 per
share for cash                                      60,620            61        19,939             --             --         20,000

Issuance of common stock at $0.35 per
share for cash                                     172,824           173        59,826             --             --         59,999

Issuance of common stock at $0.36 per
share for cash                                     223,756           224        79,776             --             --         80,000

Issuance of common stock at $0.37 per
share for cash                                     108,079           108        39,892             --             --         40,000

Issuance of common stock at $0.38 per
share for cash                                      26,549            27         9,973             --             --         10,000

Issuance of common stock at $0.39 per
share for cash                                      51,748            52        19,948             --             --         20,000

Issuance of common stock at $0.40 per
share for cash                                      25,233            25         9,975             --             --         10,000

Issuance of common stock at $0.42 per
share for cash                                     143,885           144        59,857             --             --         60,001

Issuance of common stock at $0.43 per
share for cash                                      70,467            70        29,930             --             --         30,001

Issuance of common stock at $0.45 per
share for cash                                      22,455            22         9,978             --             --         10,000

Issuance of common stock at $0.46 per
share for cash                                      43,944            44        19,956             --             --         20,000

Issuance of common stock at $0.47 per
share for cash                                     128,836           129        59,872             --             --         60,001

Issuance of common stock at $0.52 per
share for cash                                      95,502            96        49,904             --             --         49,999

Issuance of common stock with warrants
at $0.36 per unit for cash                          55,556            56        19,944             --             --         20,000

Issuance of common stock at $0.27 per
share for cash                                      90,000            90        24,210             --             --         24,300

Issuance of common stock at $0.50 per
share for cash                                       3,000             3         1,497             --             --          1,500

Issuance of common stock to Fusion
Capital for "commitment" shares                     50,000            50           (50)            --             --             --

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                 F-8


-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------
Issuance of common stock to Fusion
Capital for fees                                   418,604           419          (419)            --             --             (0)

Issuance of common stock at $0.34 per share
in connection with the conversion of notes
payable, including interest of $38,371             479,513           480       162,891             --             --        163,371

Issuance of common stock at $0.44 per
share in connection with the conversion
of notes payable                                   113,636           114        49,886             --             --         50,000

Issuance of common stock at $0.25 per
share in connection with the conversion
of notes payable                                    80,000            80        19,920             --             --         20,000

Issuance of common stock at $0.49 per
share in connection with the conversion
of notes payable                                   174,606           175        85,382             --             --         85,557

Issuance of common stock at $1.75 per
share for services                                  17,143            17        29,983             --             --         30,000

Issuance of common stock at $0.44 per
share for services                                 265,273           265       116,455             --             --        116,720

Issuance of common stock at $0.70 per
share for services                                  10,715            11         7,489             --             --          7,500

Issuance of common stock at $0.73 per
share for services                                   6,850             7         4,993             --             --          5,000

Issuance of common stock at $0.55 per
share for services                                  46,364            46        25,454             --             --         25,500

Issuance of common stock at $0.25 per
share for services                                 165,492           165        41,208             --             --         41,373

Issuance of common stock at $0.45 per
share for services                                  28,377            28        12,741             --             --         12,769

Issuance of common stock at $0.50 per
share for services for deferred
consulting services                                 60,000            60        29,940        (30,000)            --             --

Issuance of common stock at $0.49 per
share for services                                  25,087            25        12,318             --             --         12,343

Issuance of common stock at $0.45 per
share for services for deferred
consulting services                                 66,666            67        29,933        (30,000)            --             --

Issuance of common stock at $0.37 per
share for services                                  13,369            13         4,987             --             --          5,000

Issuance of common stock at $0.42 per
share for services                                  19,231            19         7,981             --             --          8,000

Issuance of common stock at $0.39 per
share for services                                  18,042            18         6,982             --             --          7,000

Issuance of common stock at $0.32 per
share for services                                 162,678           163        52,382             --             --         52,545

Issuance of common stock at $0.31 per
share for services                                  16,234            16         4,984             --             --          5,000

Issuance of common stock at $0.39 per
share for employee bonus                            22,500            22         8,754             --             --          8,776

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                 F-9





-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------

Debt discount on debt issued with
detachable warrants                                     --            --        84,000             --             --         84,000

Amortization of deferred consulting fees                --            --            --         30,000             --         30,000

Intrinsic value of options issued to
directors                                               --            --       424,262             --             --        424,262

Net loss                                                --            --            --             --     (2,096,951)    (2,096,951)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2005                        17,014,696  $     17,015  $ 16,088,278   $    (30,000)  $(19,142,264)  $ (3,066,971)

Issuance of common stock at $0.28 per
share for cash                                      35,947            36         9,964             --             --         10,000

Issuance of common stock at $0.26 per
share for cash                                      38,256            38         9,962             --             --         10,000

Issuance of common stock at $0.26 per
share for cash                                      38,401            38         9,962             --             --         10,000

Issuance of common stock at $0.25 per
share for cash                                     201,165           201        49,799             --             --         50,000

Issuance of common stock at $0.25 per
share for cash                                      80,466            80        19,920             --             --         20,000

Issuance of common stock at $0.25 per
share for cash                                      80,466            80        19,920             --             --         20,000

Issuance of common stock at $0.25 per
share for cash                                      80,466            80        19,920             --             --         20,000

Issuance of common stock at $0.25 per
share for cash                                      80,466            80        19,920             --             --         20,000

Issuance of common stock at $0.18 per
share for cash                                     100,000           100        17,500             --             --         17,600

Issuance of common stock at $0.25 per
Share for cash                                     301,744           302        74,698             --             --         75,000

Issuance of common stock at varied prices
for cash                                         2,485,249         2,485       767,512             --             --        769,997

Issuance of common stock at $0.76 per
share for cash                                     568,181           568       431,249             --             --        431,818

Issuance of common stock at $0.25 per share
in connection with the conversion of notes
payable, including interest of $4,564              140,000           140        34,860             --             --         35,000

Issuance of common stock at $0.20 per share in
connection with the conversion of
convertible notes payable, including
interest of $4,943                                 174,716           175        34,768             --             --         34,943

Issuance of common stock at $0.31 per
share for services                                   9,740            10         2,990             --             --          3,000

Issuance of common stock at $0.30 per
share for services                                  25,134            25         7,475             --             --          7,500

Issuance of common stock at $0.25 per
share for services                                  31,424            31         7,869             --             --          7,900

Issuance of common stock at $0.26 per
share for services                                  19,084            19         4,981             --             --          5,000

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                F-10




-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------
Issuance of common stock at $0.25 per
share for services                                  33,228            33         8,407             --             --          8,440

Issuance of common stock at $0.25 per
share for services                                  24,000            24         5,976             --             --          6,000

Issuance of common stock at $0.26 per
share for services                                  11,450            11         2,989             --             --          3,000

Issuance of common stock at $0.26 per
share for services                                  19,084            19         4,981             --             --          5,000

Issuance of common stock at $0.26 per
share for services                                  34,352            34         8,966             --             --          9,000

Issuance of common stock at $0.26 per
share for services                                  11,450            11         2,989             --             --          3,000

Loss on settlement of accrued legal
liabilities                                             --            --       142,245             --             --        142,245

Issuance of common stock at $0.24 per
share for services                                  12,605            13         2,987             --             --          3,000

Issuance of common stock at $0.24 per
share for services                                  21,008            21         4,979             --             --          5,000

Issuance of common stock at $0.23 per
share for services                                  21,739            22         4,978             --             --          5,000

Issuance of common stock at $0.23 per
share for services                                  21,740            22         4,978             --             --          5,000

Issuance of common stock at $0.23 per
share for services                                   2,155             2           498             --             --            500

Issuance of common stock at $0.23 per
share for services                                  91,739            92        21,008             --             --         21,100

Issuance of common stock at $0.21 per
share for services                                 175,755           176        37,084             --             --         37,260

Issuance of common stock at $0.23 per
share for services                                  37,863            38         8,519             --             --          8,557

Issuance of common stock at $0.23 per
share for services                                  21,368            21         4,979             --             --          5,000

Issuance of common stock at $0.21 per
share for services                                  27,852            28         5,710             --             --          5,738

Issuance of common stock at $0.24 per
share for services                                  21,186            21         4,979             --             --          5,000

Issuance of common stock at $0.22 per
share for services                                  35,278            35         7,585             --             --          7,620

Issuance of common stock at $0.38 per
share for services                                  13,298            13         4,987             --             --          5,000

Issuance of common stock at $0.38 per
share for services                                  19,948            20         7,640             --             --          7,660

Issuance of common stock at $0.37 per
share for services                                  97,662            98        36,037             --             --         36,135

Issuance of common stock at $0.25 per
share for services                                 371,847           372        91,137             --             --         91,509

Issuance of common stock at $0.25 per
share for services                                  73,964            74        18,128             --             --         18,202

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                F-11



-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------
Issuance of common stock at $0.29 per
share for services                                  13,333            13         3,827             --             --          3,840

Issuance of common stock at $0.33 per
share for services                                  15,060            15         4,985             --             --          5,000

Issuance of common stock at $0.24 per
share for services                                 579,813           580       138,575             --             --        139,155

Issuance of common stock at $0.28 and
$0.33 per share for services                        66,017            66        19,934             --             --         20,000

Issuance of common stock at $0.36 per
share for services                                  13,889            14         4,986             --             --          5,000

Issuance of common stock at $0.33 per
share for services                                   9,091             9         2,989             --             --          2,999

Issuance of common stock at $0.28 per
share for services                                  10,563            11         2,991             --             --          3,001

Issuance of common stock at $0.33 per
share for services                                 150,000           150        48,850        (49,000)            --             --

Issuance of common stock at $0.28 per
share for services                                  35,714            36         9,964             --             --         10,000

Issuance of common stock at $0.33 per
share for services                                  15,152            15         4,985             --             --          5,000

Issuance of common stock at $0.28 per
per share for services                              17,730            18         4,982             --             --          5,000

Issuance of common stock at $0.20 and
$0.37 per share for services                        79,255            79        19,894             --             --         19,974

Issuance of common stock at $0.33 per
share for services                                  33,333            33         9,967             --             --         10,000

Issuance of common stock at $0.39 per
share for services                                 220,080           220        85,171             --             --         85,391

Issuance of common stock at $0.49 per
share for services                                   7,275             7         3,543             --             --          3,550

Issuance of common stock at $0.34 per
share for services                                  27,284            27         9,170             --             --          9,197

Issuance of common stock at $0.33 per
share for services                                 158,046           158        51,997             --             --         52,155

Issuance of common stock at $0.20 per
share for services                                 836,730           837       166,509             --             --        167,346

Issuance of cashless warrants                      389,168           389          (389)            --             --             --

Conversion of accrued salaries to
employee stock options                                  --            --       300,000             --             --        300,000

Debt discount on debt issued with
detachable warrants                                     --            --       119,610             --             --        119,610

Interest expense related to beneficial
conversion feature                                      --            --       222,375             --             --        222,375

Professional fees related to registration
statement                                               --            --       (76,732)            --             --        (76,732)

Amortization of deferred consulting
fees                                                    --            --            --         34,083             --         34,083

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                F-12




-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------
Reclassification of derivative liabilities
upon registration of shares underlying
warrants                                                --            --     1,090,000             --             --      1,090,000

Net loss                                                --            --            --             --     (2,920,183)    (2,920,183)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2006                        25,383,705  $     25,384  $ 20,322,494   $    (44,917)  $(22,062,447)  $ (1,759,486)
                                              ------------  ------------  ------------   ------------   ------------   ------------

Issuance of common stock at varied prices
for cash                                         2,649,773         2,650       794,097             --             --        796,747

Issuance of common stock at $0.18 per
share for cash                                     555,556           556        99,444             --             --        100,000

Issuance of common stock at $0.30 per
share for cash                                   1,333,333         1,333       398,667             --             --        400,000

Issuance of common stock at $0.24 per share
in connection with the conversion of notes
payable, including interest of $18,750             107,759           108        43,642             --             --         43,750

Issuance of common stock at $0.24 per
share for services                                  33,058            33         7,967             --             --          8,000

Issuance of common stock at $0.25 per
share for services                                 126,065           127        31,858             --             --         31,965

Issuance of common stock at $0.26 per
share for services                                 156,485           156        40,349             --             --         40,505

Issuance of common stock at $0.27 per
share for services                                  30,075            30         7,970             --             --          8,000

Issuance of common stock at $0.28 per
share for services                                  43,819            44        12,256             --             --         12,300

Issuance of common stock at $0.29 per
share for services                                  14,563            15         4,150             --             --          4,165

Issuance of common stock at $0.30 per
share for services                                  18,454            19         5,531             --             --          5,550

Issuance of common stock at $0.31 per
share for services                                  32,984            33        10,467             --             --         10,500

Issuance of common stock at $0.32 per
share for services                                  52,722            53        17,947             --             --         18,000

Issuance of common stock at $0.34 per
share for services                                  29,965            30         9,470             --             --          9,500

Issuance of common stock at $0.37 per
share for services                                 132,765           133        48,725             --             --         48,858

Issuance of common stock at $0.40 per
share for services                                   7,813             8         2,492             --             --          2,500

Issuance of common stock at $0.45 per
share for services                                   3,363             3         1,497             --             --          1,500

Issuance of common stock at $0.47 per
share for services                                  14,535            15         4,985             --             --          5,000

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                                F-13






-----------------------------------------------------------------------------------------------------------------------------------
                                                        AETHLON MEDICAL, INC.
                                                    (A Development Stage Company)
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                           FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                                 FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                         ACCUMULATED      TOTAL
                                                     COMMON STOCK          ADDITIONAL      DEFERRED        DURING      STOCKHOLDERS'
                                              --------------------------    PAID IN       CONSULTING     DEVELOPMENT      EQUITY
                                                 SHARES        AMOUNT       CAPITAL          FEES           STAGE        (DEFICIT)
                                              ------------  ------------  ------------   ------------   ------------  -------------

Issuance of common stock at $0.50 per
share for services                                  35,601            36        17,765             --             --         17,801

Issuance of common stock at $0.51 per
share for services                                  21,078            21        10,728             --             --         10,749

Issuance of common stock at $0.53 per
share for services                                  20,127            20         8,980             --             --          9,000

Issuance of common stock at $0.55 per
share for services                                   4,545             5         2,495             --             --          2,500

Issuance of common stock at $0.58 per
share for services                                  17,332            17         9,983             --             --         10,000

Issuance of common stock at $0.59 per
share for services                                   8,532             9         4,991             --             --          5,000

Issuance of common stock at $0.61 per
share for services                                   4,934             5         2,995             --             --          3,000

Issuance of common stock at $0.79 per
share for services                                  10,095             9         7,990             --             --          8,000

Issuance of common stock at $0.81 per
share for services                                   3,086             3         2,497             --             --          2,500

Correction for issuance of cashless warrants      (174,716)         (175)          175             --             --             --

Issuance of cashless warrants                       30,617            31           (31)            --             --             --

Issuance of commitment shares                    1,050,000         1,050        (1,050)            --             --             --

Interest expense related to beneficial
conversion feature                                      --            --        50,000             --             --         50,000

Amortization of deferred consulting fees                --            --            --         44,917             --         44,917

Licensing rights to cancer patent                   40,000            40        10,760             --             --         10,800

Stock compensation expense                              --            --        38,132             --             --         38,132

Issuance of common stock at $0.20 per
Share in settlement of accrued liabilities         114,130             114        22,997           --             --         23,111

Reclassification of derivative liabilities
upon registration of shares underlying
warrants                                                --            --    (1,090,000)            --             --     (1,090,000)

Net loss                                                --            --            --             --     (6,024,545)    (6,024,545)
                                              ------------  ------------  ------------   ------------   ------------   ------------

BALANCE - MARCH 31, 2007                        31,912,153  $     31,912  $ 20,963,410  $         --    $(28,086,992)  $ (7,091,670)
                                              ============  ============  ============   ============   ============   ============

-----------------------------------------------------------------------------------------------------------------------------------
                                  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                                                                F-14







------------------------------------------------------------------------------------------------------------------------------
                                                     AETHLON MEDICAL, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                               FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007
------------------------------------------------------------------------------------------------------------------------------
                                                                                                            January 31, 1984
                                                                                                          (Inception) Through
                                                                             2007              2006          March 31, 2007
                                                                         -----------------------------------------------------

Cash flows from operating activities:
     Net loss                                                            $ (6,024,545)     $ (2,920,183)       $(28,086,992)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
          Depreciation and amortization                                        23,400            34,241           1,007,393
          Amortization of deferred consulting fees                             44,917            34,083             109,000
          Gain on settlement of debt                                               --          (131,175)           (131,175)
          Loss on settlement of accrued legal liabilities                          --           142,245             142,245
          Gain on sale of property and equipment                                   --                --             (13,065)
          Change in estimated fair value of warrant liability               2,112,575           360,125           2,472,700
          Fair market value of warrants issued in connection
            with accounts payable and debt related costs                           --                --           2,715,736
          Fair market value of common stock, warrants and
            options issued for services and interest                          274,914           704,383           3,486,916
          Stock based compensation                                             38,132                --             462,394
          Loss on debt extinguishment                                       1,216,748                --           1,216,748
          Amortization of debt discount                                       177,762           259,416           1,285,787
          Impairment of patents and patents pending                                --            81,722             416,026
          Impairment of goodwill                                                   --                --             897,227
          Deferred compensation forgiven                                           --                --             217,223

          Changes in operating assets and liabilities:
               Prepaid expenses                                                27,652          (22,034)             156,967
               Other assets                                                     4,000           20,050              (13,200)
               Accounts payable and accrued liabilities                       535,166         (118,276)           2,049,116
               Due to related parties                                        (149,625)         (28,878)           1,322,500
                                                                         -----------------------------------------------------

     Net cash used in operating activities                                 (1,718,904)       (1,584,281)        (10,286,454)
                                                                         -----------------------------------------------------

Cash flows from investing activities:
     Purchases of property and equipment                                      (17,810)           (4,651)          (266,697)
     Patents and patents pending                                               (6,294)          (11,000)          (370,127)
     Proceeds from the sale of property and equipment                              --                --             17,065
     Cash of acquired company                                                      --                --             10,728
                                                                         -----------------------------------------------------

     Net cash used in investing activities                                    (24,104)          (15,651)          (609,031)
                                                                         -----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........
                                                              F-15







------------------------------------------------------------------------------------------------------------------------------
                                                     AETHLON MEDICAL, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        FOR THE YEARS ENDED MARCH 31, 2007 AND 2006 AND
                         FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2007 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                            January 31, 1984
                                                                                                          (Inception) Through
                                                                             2007              2006          March 31, 2007
                                                                       -------------------------------------------------------

Cash flows from financing activities:
     Net proceeds from the issuance of notes payable                               --           100,000           1,710,000
     Principal repayments of notes payable                                         --           (80,000)           (292,500)
     Proceeds from the issuance of convertible notes payable                   50,000         1,030,000           2,078,000
     Net proceeds from the issuance of common stock                         1,296,737         1,454,415           7,916,822
     Professional fees related to registration statements                          --           (76,731)            (76,731)
                                                                       -------------------------------------------------------

     Net cash provided by financing activities                              1,346,737         2,427,684          11,335,591
                                                                       -------------------------------------------------------

Net increase (decrease) in cash                                              (396,271)          827,752             440,106

Cash at beginning of period                                                   836,377             8,625                  --
                                                                       -------------------------------------------------------

Cash at end of period                                                    $    440,106      $    836,377     $       440,106
                                                                       =======================================================

Supplemental disclosure of cash flow information -
  Cash paid during the period for:
          Interest                                                       $         --      $      8,000     $       263,258
                                                                       =======================================================
          Income taxes                                                   $         --      $         --     $        13,346
                                                                       =======================================================

Supplement schedule of noncash investing and financing activities:

Debt and accrued interest converted to common stock                      $      43,750     $     69,942     $     2,480,711
                                                                       =======================================================
Debt discount on notes payable associated with
  detachable warrants                                                    $      50,000     $  1,070,860     $     1,154,860
                                                                       =======================================================
Issuance of common stock, warrants and options in
   settlement of accrued expenses and due to related parties             $      23,111     $    467,346     $     1,003,273
                                                                       =======================================================
Reclassification of derivative liability to (from)
   additional paid-in capital                                            $  (1,090,000)    $  1,090,000     $            --
                                                                       =======================================================
Issuance of common stock in connection with license
  agreements                                                             $          --     $         --     $        18,000
                                                                       =======================================================
Net assets of entities acquired in exchange for
  equity securities                                                      $          --     $         --     $     1,597,867
                                                                       =======================================================
Debt placement fees paid by issuance of warrants                         $          --     $         --     $       843,538
                                                                       =======================================================
Patent pending acquired for 12,500 shares of common stock                $          --     $         --     $       100,000
                                                                       =======================================================
Common stock issued for prepaid expenses                                 $          --     $         --     $       161,537
                                                                       =======================================================
Licensing rights acquired with common stock issuance                     $      10,800     $         --     $       10,800
                                                                       =======================================================

------------------------------------------------------------------------------------------------------------------------------
                                SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                                                              F-16

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Aethlon Medical, Inc. ("Aethlon" or the "Company") engages in the research and development of a medical device known as the Hemopurifier(R) that removes harmful substances from the blood. Aethlon is in the development stage on the Hemopurifier(R) and significant research and testing are still needed to reach commercial viability. Any resulting medical device or process will require approval by the U.S. Food and Drug Administration ("FDA") or the regulatory agency of any foreign country where it intends to sell its device. Aethlon has submitted an Investigational Device Excemption ("IDE") to the FDA and plans to begin FDA sanctioned clinical trials within the next twelve months. Since many of Aethlon's patents were issued in the 1980's, some have expired and other are scheduled to expire in the near future. Thus, some patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, the Company believes that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier(R) treatment technology.

Aethlon is classified as a development stage enterprise under accounting principles generally accepted in the United States of America ("GAAP"), and has not generated revenues from its planned principal operations.

Aethlon's common stock is quoted on the Over-the-Counter Bulletin Board administered by the National Association of Securities Dealers ("OTCBB") under the symbol "AEMD.OB."

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aethlon Medical, Inc. and its inactive wholly-owned subsidiaries Aethlon, Inc., Hemex, Inc., Syngen Research, Inc. and Cell Activation, Inc.(hereinafter collectively referred to as the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has suffered continuing losses from operations, is in default on certain debt, has negative working capital of approximately $7,260,000 recurring losses from operations and a deficit accumulated during the development stage of approximately $28,087,000 at March 31, 2007, which among other matters, raises substantial doubt about its ability to continue as a going concern. A significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. The Company intends to fund operations through debt and/or equity financing arrangements, which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements (consisting of accounts payable, accrued liabilities, amounts due to related parties and amounts due under various notes payable) for the fiscal year ending March 31, 2008. Therefore, the Company will be required to seek additional funds to finance its long-term operations.

The Company is currently addressing its liquidity issue by continually seeking investment capital through the public markets, specifically, through private placement of common stock and a pending common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion"). The Company believes that its cash on hand and funds available from Fusion and/or additional private investment will be sufficient to meet its liquidity needs for fiscal 2008. However, no assurance can be given that the Company will receive any funds in addition to the funds it has received to date.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

GOING CONCERN (continued)

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

RISKS AND UNCERTAINTIES

The Company operates in an industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

USE OF ESTIMATES

The Company prepares its consolidated financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of long-lived assets, valuation of derivative liabilities, estimating fair value associated with debt and equity transactions and valuation of deferred tax assets. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts payable, accrued liabilities and notes payable approximates their estimated fair values due to the short-term maturities of those financial instruments. Management has concluded that it is not practical to determine the estimated fair value of amounts due to related parties. SFAS No. 107 requires that for instruments for which it is not practicable to estimate their fair value, information pertinent to those instruments be disclosed, such as the carrying amount, interest rate, and maturity, as well as the reasons why it is not practicable to estimate fair value. Information about these related party instruments is included in Note 8. Management believes it is not practical to estimate the fair value of such financial instruments because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments, if any, and the associated potential costs.

CONCENTRATIONS OF CREDIT RISKS

Cash is maintained at a single financial institution. The Federal Deposit Insurance Corporation ("FDIC") insures accounts at each institution for up to $100,000. At times, cash may be in excess of the FDIC insurance limit. The Company had approximately $340,000 exceeding this limit at March 31, 2007.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss included in the statements of operations.

INCOME TAXES

Under SFAS No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carry-forwards. The Company records a valuation allowance for deferred tax assets when, based on management's best estimate of taxable income in the foreseeable future, it is more likely than not that some portion of the deferred income tax assets may not be realized.

LONG-LIVED ASSETS

SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized.

Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The provisions of this pronouncement relating to assets held for disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments to sell or dispose of such assets, (as defined), by management. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on the Company's financial statements with respect to future disposal decisions, if any. Management believes no impairment charges were necessary during the fiscal years ended March 31, 2007 and 2006.

EARNINGS PER SHARE

Under SFAS No. 128, "Earnings per Share," basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive If the Company had net income in each of the years ended March 31, 2007 and 2006, 12,885,453 and 11,086,990 shares would have been considered additional common stock equivalents, respectively, based on the treasury stock method. As the Company had net losses for the periods presented, basic and diluted loss per share are the same, as any additional common stock equivalents would be antidilutive.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SEGMENTS

SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," requires public companies to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the foreign countries in which it holds significant assets and how the Company reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying consolidated statements of operations.

STOCK BASED COMPENSATION

Effective April 1, 2006, the Company adopted the provisions of SFAS No. 123-R, "Share Based Payment." SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured when all granting activities have been completed, generally the grant date, based on the fair value of the award. Prior to April 1, 2006, the Company accounted for awards granted under its equity incentive plan under the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "Accounting for Stock Based Compensation," as amended. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board administered by Nasdaq) on the date of grant. Under the modified prospective method of adoption for SFAS No. 123-R, the compensation cost recognized by the Company beginning April 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and
(b) compensation cost for all equity incentive awards granted subsequent to April 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date.

In August 2000, the Company adopted the 2000 Stock Option Plan ("Stock Option Plan"), which was approved by its stockholders in September 2000. The Stock Option Plan provides for the issuance of up to 500,000 options to purchase shares of common stock. Such options can be incentive options or nonstatutory options, and may be granted to employees, directors and consultants. The Stock Option Plan has limits as to the eligibility of those stockholders who own more than 10% of Company stock, as defined. The options granted pursuant to the Stock Option Plan may have exercise prices of no less than 100% of fair market value of the Company's common stock at the date of grant (incentive options), or no less than 75% of fair market value of such stock at the date of grant (nonstatutory). At March 31, 2007, the Company had granted 47,500 options under the 2000 Stock Option Plan of which 15,000 had been forfeited, with 467,500 available for future issuance. All of these options vested prior to the adoption of FAS 123-R.

The effects of share-based compensation resulting from the application of SFAS No. 123-R to options granted outside of the Company's Stock Option Plan resulted in an expense of $38,132 for the fiscal year ended March 31, 2007. This expense was recorded as stock compensation included in payroll and related expenses in the accompanying March 31, 2007 condensed consolidated statement of operations. Share-based compensation recognized as a result of the adoption of SFAS No. 123-R as well as pro forma disclosures according to the original provisions of SFAS No. 123 for periods prior to the adoption of SFAS No. 123-R use the Binomial Lattice option pricing model for estimating fair value of options granted.

The following table summarizes the effect of share-based compensation resulting from the application of SFAS No. 123-R to options granted:

                                                      Fiscal Year Ended
                                                       March 31, 2007

Payroll and related                                      $   38,132
                                                         ==========
Net share-based compensation effect
   in net loss from operations                           $   38,132
                                                         ==========

Basic and diluted loss per common share                  $    (0.00)
                                                         ==========

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

In accordance with SFAS No. 123-R, the Company reviews share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2006 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2007 was insignificant.

Pro forma information required under SFAS No. 123 for periods prior to April 1, 2006 as if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under and outside of the Company's equity incentive plans was as follows:

                                                            YEAR ENDED MARCH 31,
                                                            -------------------
                                                                    2006
                                                                ------------

Net loss available to common stockholders, as reported          $  2,920,183
Add back: Recorded intrinsic value                                        --
Pro forma compensation expense                                       361,111
                                                                ------------
Pro forma net loss available to common stockholders             $  3,281,294
                                                                ============
Loss per common share, as reported
  Basic and diluted                                             $      (0.15)
                                                                ============
Loss per common share, pro forma
  Basic and diluted                                             $      (0.17)
                                                                ============

Pro forma compensation expense reported in the above table is generally based on the vesting provisions in the related stock option grants.

Share compensation expense for the fiscal year ended March 31, 2007 relates to the vesting of existing grants (issued subsequent to April 1, 2006), the date the Company adopted SFAS No. 123-R and of grants issued during the current fiscal year.

The following weighted average assumptions were used in the valuation of these instruments.

                                               2007           2006
                                              ------         ------
Annual dividends                               Zero           Zero
Expected volatility                            91.9%            89%
Risk free interest rate                        4.84%          4.82%
Expected life                               10.0 years     5.0 years

The expected volatility is based on the historic volatility. The expected life of options granted is based on the "simplified method" described in the SEC's Staff Accounting Bulletin No. 107 due to changes in the vesting terms and contractual life of current option grants compared to the Company's historical grants.

Options outstanding that have vested and are expected to vest as of March 31, 2007 are as follows:

                                                      Weighted
                                        Weighted      Average
                                         Average      Remaining      Aggregate
                           Number of    Exercise     Contractual     Intrinsic
                             Shares       Price     Term in Years    Value (1)
------------------------  -----------  ----------  ---------------  -----------

Vested                     8,369,060   $    0.39        5.33        $ 3,396,474
Expected to vest             835,000        0.25        5.67        $   412,550
                          -----------                               -----------
     Total                 9,204,060                                $ 3,809,024
                          ===========                               ===========

(1) These amounts represent the difference between the exercise price and $0.74, the closing market price of the Company's common stock on March 31, 2007 as quoted on the Over-the-Counter Bulletin Board under the symbol "AEMD.OB" for all in-the-money options outstanding.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

Options outstanding that are expected to vest are net of estimated future forfeitures in accordance with the provisions of SFAS No. 123-R, which are estimated when compensation costs are recognized. The Company estimates that the fair value of unvested stock options expected to vest and be expensed in future periods is approximately $134,000. Additional information with respect to stock option activity is as follows:

                                                 Outstanding Options
                                         --------------------------------------
                               Shares                   Weighted     Aggregate
                              Available   Number of     Average      Intrinsic
                              for Grant     Shares   Exercise Price  Value (1)
---------------------------- ----------- ----------- -------------- -----------
March 31, 2006                  467,500   9,012,785       $ 0.38    $ 3,875,498
                                                                    ===========
Grants                               --     500,000       $ 0.27
Exercises                            --          --           --
Cancellations                        --    (308,725)      $ 0.38
                             ----------- -----------
March 31, 2007                  467,500   9,204,060       $ 0.38    $ 3,802,324
                             =========== ===========                ===========

Options exercisable at:
March 31, 2006                            7,135,518       $ 0.39
                                         ===========      ======
March 31, 2007                            8,369,060       $ 0.39
                                         ===========      ======

(1) Represents the difference between the exercise price and the March 31, 2006 or March 31, 2007 market price of the Company's common stock, which was $0.81 and $0.74, respectively, for "in the money" options.

The Company follows SFAS No. 123-R (as interpreted by EITF Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services") to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration.

Pursuant to paragraph 8 of SFAS No. 123, the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company applies EITF Issue No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

PATENTS

The Company capitalizes the cost of patents and patents pending, some of which were acquired, and amortizes such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent.

STOCK PURCHASE WARRANTS ISSUED WITH NOTES PAYABLE

The Company granted warrants in connection with the issuance of certain notes payable. Under APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants", as amended, the relative estimated fair value of such warrants represents a discount from the face amount of the notes payable. Accordingly, the relative estimated fair value of the warrants in those certain transactions where the warrants qualified for equity classification has been recorded in the consolidated financial statements as a discount from the face amount of the notes. The discount is amortized using the effective yield method over the respective term of the related notes payable.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable (see Notes 6 and 7) provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF Issue No. 98-5"), "Accounting for Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and Emerging Issues Task Force Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are accreted to interest expense over the term of the notes using the effective yield method.

CLASSIFICATION OF WARRANT OBLIGATION

In connection with the issuance of the 10% Series A Convertible Notes (see Note
6), the Company had an obligation to file a registration statement covering the common shares underlying the convertible notes and related warrants (the "Registerable Securities", as defined in the Registration Rights Agreement). The obligation to file the registration statement met the criteria of an embedded derivative to be bifurcated pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. The classification of the warrant obligation was evaluated at each reporting date. From the original issuance date through January 20, 2006 and October 27, 2006, the Company was required to classify the warrant obligation as a derivative liability, recorded at its fair value, in accordance with SFAS No. 133 under EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock." Accordingly, the warrants were classified as derivative liabilities with the change in fair value reported in earnings.

REGISTRATION PAYMENT ARRANGEMENTS

The Company accounts for its liquidated damages on registration rights agreements (see Note 6) in accordance with FASB Staff Position EITF 00-19-2, which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies."

RESEARCH AND DEVELOPMENT EXPENSES

The Company incurred approximately $673,614 and $754,000 of research and development expenses during the years ended March 31, 2007 and 2006, respectively, which are included in various operating expenses in the accompanying consolidated statements of operations.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on the Company's financial statements.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109." This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109,"Accounting for Income Taxes." FIN No. 48 prescribes a more-likely-than-not recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken (or expected to be taken) in an income tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirement to assess the need for a valuation allowance on net deferred tax assets is not affected by FIN No. 48. This pronouncement is effective for fiscal years beginning after December 31, 2006. Management is in the process of evaluating this guidance, and therefore has not yet determined the impact (if any) that FIN No.48 will have on the Company's financial position or results of operation upon adoption.

In September 2006, the FASB issued SFAS No.157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of SFAS No. 157 to have a significant effect on the Company's financial position or results of operation.

                               AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If the Company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management has not yet evaluated the effects on future consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

2.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2007:

Furniture and office equipment                       $      261,535
Accumulated depreciation                                   (247,873)
                                                     ---------------
                                                     $       13,662
                                                     ===============

Depreciation expense for the years ended March 31, 2007 and 2006 approximated $16,500 and $23,000, respectively.

3.    PATENTS

Patents include both foreign and domestic patents. There was one patent pending at March 31, 2007 and 2006. The unamortized cost of patents and patents pending is written off when management determines there is no future benefit. During the years ended March 31, 2007 and 2006, patents with net carrying values of $0 and $81,722, respectively, were written off as impairment expense. At March 31, 2007, the gross carrying amount of patents and patents in process totaled approximately $175,000and the related accumulated amortization totaled approximately 33,000. Amortization of patents approximated $7,000 and $12,000 during the years ended March 31, 2007 and 2006, respectively. Amortization expense on patents is estimated to be approximately $7,000 per year for the next five fiscal years. Some of the Company's patents have expired and others may expire before FDA approval, if any, is obtained.

4.    DEBT-TO-EQUITY CONVERSION PROGRAM

In March 2002, for a limited time, the Company extended an offer to certain note holders and vendors to convert past due amounts into restricted common stock and warrants to purchase common stock of the Company. The offer entailed the conversion of liabilities at a rate of one share and one-half of a warrant for every $1.25 converted. The warrants had an exercise price of $2.00 per share and expired three years from the date of issuance; none are outstanding at March 31, 2006 and 2005.

5.    NOTES PAYABLE

12% NOTES

From August 1999 through September 2000, the Company entered into arrangements for the issuance of notes payable from private placement offerings (the "12% Notes") in the original aggregate amount of $422,500. The 12% Notes bore annual interest at 12% (15% after maturity), required interest to be paid quarterly, matured one year from the date of issuance, and carried detachable warrants. These notes have no acceleration provisions. In June 2004, one such note in the principal amount of $12,500 plus accrued interest was repaid. In December 2004, each of two such notes in the principal amount of $25,000, plus $17,778 accrued interest, were converted to 87,303 restricted common shares at $0.49 per share.

On May 27, 2005 the Company issued a promissory note to an accredited investor in an amount of $100,000 with 12% interest maturing on December 1, 2005. In conjunction with the issuance of the Note, the Company also issued a 12-month warrant to acquire 400,000 shares of Common Stock at $0.25 per share. Accordingly, this warrant has been valued using a Black-Scholes option pricing model and an associated discount of $41,860, was accreted to interest expense over the term of the Note. This entire amount was included in interest expense during the fiscal year ended March 31, 2006.

At March 31, 2007, $347,500 of principal balance of the 12% Notes were outstanding and delinquent, in default, and bore interest at the default rate of 15%.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

5.    NOTES PAYABLE (continued)

10% NOTES

From time to time, the Company issued convertible notes payable ("10% Note") to various investors, bearing interest at 10% per annum, with principal and interest due six months from the date of issuance. The 10% Notes require no payment of principal or interest during the term and may be converted to common stock of the Company at the conversion price of $0.50 per share at any time at the option of the noteholder. The total amount of the original notes issued was $275,000. There were two remaining 10% Notes outstanding at March 31, 2004. As of such date and through March 31, 2007, these notes were classified as notes payable since they were no longer convertible.

The remaining 10% Note in the amount of $5,000, was past due and in default at March 31, 2007. At March 31, 2007, interest payable on this note totaled $2,875.

9% NOTE

In April 2003, the Company issued a convertible note in the amount of $150,000 ("9% Note"), bearing interest at 9% per annum, with principal and interest due in June 2003, which is in default and currently bears penalty interest at 18% per annum. The 9% Note required no payment of principal or interest during the term and was convertible into common stock of the Company at the conversion price of $0.25 per share through June 2003 at the option of the noteholder. As this note is no longer convertible, the outstanding balance totaling $150,000 has been recorded as notes payable in the accompanying consolidated balance sheet.

Notes payable, which are all in default, consist of the following at March 31, 2006:

         12% Notes payable, all past due                     $  347,500
         10% Note payable, past due                               5,000
          9% Note payable, past due                             150,000
                                                             ----------
                                                             $  502,500
                                                             ==========

Management's plans to satisfy the remaining outstanding balance on these notes include converting the notes to common stock at market value or repayment with available funds.

6.    CONVERTIBLE NOTES PAYABLE

10% CONVERTIBLE NOTES

On December 15, 2006, the Company issued two 10% Convertible Notes ("December 10% Notes") totaling $50,000 to accredited investors. The December 10% Notes accrue interest at a rate of ten percent (10%) per annum and mature on March 15, 2007. Such notes are convertible into shares of restricted common stock at any time at the election of the holder at a fixed conversion price of $0.17 per share for any conversion occurring on or before the maturity date. In addition, upon issuance, the Company issued five-year Warrants ("December 10% Note Warrants") to purchase a number of shares equal to the number of shares into which the December 10% Notes can be converted at a fixed exercise price of $0.17. Additionally, if the December 10% Note Warrants are exercised prior to December 15, 2007, the holder will receive an additional warrant on the same terms as the December 10% Note Warrants on a one to one basis. The warrants can be settled in unregistered shares of common stock. The December 10% Note Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,627, the relative fair value measured at the commitment date, was recorded and presented net against the face amount of the December 10% Notes. The convertible feature of the December 10% Notes provides for an effective conversion rate that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, the Company estimated the fair value of such BCF to be $34,373 and recorded such amount as a debt discount. The discounts associated with the warrants and the BCF were accreted to interest expense over the term of the December 10% Notes. Interest expense on the December 10% Notes for accretion of such debt discounts totaled approximately $50,000 for the fiscal year ended March 31, 2007.

15% CONVERTIBLE NOTE

On May 16, 2005 the Company issued Fusion Capital ("Fusion") a $30,000 Convertible Promissory Note (the "Convertible Note") with an interest rate of fifteen percent (15%) per annum that matured on August 15, 2005 (the "Maturity Date"). In addition, the Company issued Fusion a five-year warrant to purchase 300,000 shares of the Company's common stock at an exercise price of $0.25 per share (the "Warrant"). In accordance with EITF Issue No. 98-5, EITF Issue No. 00-27 and APB No. 14, the Company recorded debt discounts associated with conversion feature and the warrants totaling $30,000 which was entirely

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

6.    CONVERTIBLE NOTES PAYABLE (continued)

accreted to interest expense during the fiscal year ended March 31, 2006. The Convertible Note and approximately $5,000 in associated accrued interest was exchanged for 174,716 shares of restricted common stock on March 23, 2006.

10% SERIES A CONVERTIBLE NOTES

From July 11, 2005 through December 15, 2005 the Company received cash investments totaling $1,000,000 from accredited investors based on agreed-upon terms reached on the cash receipt dates. Such investments were documented in November and December 2005 in several 10% Series A Convertible Promissory Notes. The 10% Series A Convertible Notes accrue interest at a rate of ten percent (10%) per annum and matured on January 2, 2007. The 10% Series A Convertible Notes were convertible into shares of common stock at any time at the election of the holder at a conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date.

Convertible Notes Payable consistes of the following at March 31, 2007:

                                                                      Net
                                      Principal       Discount       Amount
                                      ---------       --------       -------

10% Series A Convertible Notes      $   1,000,000   $ (1,000,000)  $        --
December 10% Convertible Notes             50,000             --        50,000
                                    =============   ============   ===========
                                    $   1,050,000   $ (1,000,000)  $    50,000

The Conversion Option

SFAS No. 133 states that a contract issued by an entity that is both (a) indexed to its own stock and (b) would be classified in stockholders' equity if it were a freestanding financial instrument is not a derivative for purposes of that pronouncement. Management has concluded that the conversion option associated with the 10% Series A Convertible Notes is "indexed to the Company's own stock" as that term is defined by EITF Issue No. 01-6, "The Meaning of Indexed to Company's Own Stock". In addition, since such notes have been determined to be "conventional convertible debt instruments" as defined in EITF Issue No. 05-2, "The Meaning of Conventional Convertible Debt Instrument" in Issue 00-19", the requirements of EITF Issue No. 00-19 do not apply. Lastly, the debt host contract is not a derivative in its entirety and (based on SFAS No. 133) the conversion option need not be bifurcated from such contract. Therefore, the conversion option is not a derivative instrument as contemplated by EITF Issue No. 00-19 or SFAS No. 133. As explained below, the Company has therefore applied intrinsic value accounting, where applicable, to the BCF embedded in the conversion option.

Intrinsic Value Accounting for the BCF

The Company accounted for the BCF associated with the issuance of the 10% Series A Convertible Notes in accordance EITF Issue No. 98-5, EITF Issue No. 00-27, and APB No. 14. The convertible feature of the 10% Series A Convertible Notes provides for a rate of conversion that is below market value. The excess of the proceeds over the estimated fair value of the warrants (see "Accounting for the Warrants" below) was used to calculate the effective conversion price per share. Pursuant to EITF 98-5 and EITF 00-27, the Company has estimated the fair value of such BCF to be $270,125 and recorded such amount as a debt discount against the face amount of the notes. Such discount was accreted to interest expense over the original term of the notes. Total interest expense on the 10% Series A Convertible Notes for amortization of the above BCF debt discount totaled $142,364 and $127,762 for the fiscal years ended March 31, 2007 and 2006.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

10% SERIES A CONVERTIBLE NOTES (continued)

Accounting for the Warrants

Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, the embedded derivative associated with this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was required to be classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19. The Series A Warrants were valued at $729,875 on the commitment date using a Binomial Lattice option pricing model. Such amount was recorded as a derivative liability and an offsetting debt discount against the face amount of the 10% Series A Convertible Notes. Such debt discount will begin to be expensed as future conversions occur and the warrants are issued.

On January, 2006, the registration statement which included the shares underlying the 10% Series A Convertible Notes ("Notes")and related warrants was deemed effective. At such time, the Company re-evaluated the classification of the warrant obligation and determined that the warrant obligation me the criteria for equity classification under EITF No. 00-19. Accordingly, the Company revalued the warrants at such date, totaling $1,090,000, with the change in fair value of the warrant liability totaling $360,125 expensed in the accompanying consolidated statements of operations for the year ended March 31, 2006.

The Allonge Transactions

Effective March 22, 2007, the Company entered into four Allonges (the "Allonges") to its 10% Series A Convertible Notes entered into in December 2005 having an aggregate principal amount of $1,000,000 (the "Notes") with the Estate of Allan S. Bird, the Ellen R. Weiner Family Revocable Trust, Claypoole Capital, LLC and Christian J. Hoffmann III (the "Holders"). Each Holder has qualified as an "accredited investor" as that term is defined in the

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

6.    CONVERTIBLE NOTES PAYABLE (continued)

Securities Act of 1933, as amended (the "Act"). Pursuant to the Allonges, the Company amended and restated the Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. The Company will also pay all accrued interest, through February 15, 2007 and each calendar quarter thereafter, in the form of units (the "Units")at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Allonges amend the Notes so that they are now convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expires on January 2, 2011 and is exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant has a three-year term and is exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. Pursuant to EITF 06-06, and because of the change in the fair value of embedded conversion options as a result of the issuance of Units under the Allonges on March 22, 2007, such issuance was determined to be a substantial change in the 10% Series A Notes resulting in the extinguishment of the Notes as per APB No. 26. Therefore on March 22, 2007, the Company recorded a loss on extinguishment of debt of $1,216,748. Between March 22, 2007 and March 31, 2007, the Company also recorded an additional other expense of $143,125 to record the change in fair value of the derivative liability at the end of the fiscal year. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

On or about March 13, 2007, the Company determined that the effectiveness of the registration statement underlying the warrant shares associated with the 10% Series A Convertible Notes had lapsed on October 27, 2006. Pursuant to EITF Issue No. 00-19, the Company believed it could no longer control settlement in registered shares. Accordingly, the Company reclassified the warrants as a derivative liability. Upon extinguishment, the Company recorded a net increase in warrant liability of $757,002. In addition, other expense of $1,212,448 was recorded for the change in fair value through the end of the fiscal year. Further, the Company also recorded estimated liquidated damages in an amount of $220,000, an amount of the Company's estimate of the damages that are expected to be paid prior to the effective registration of the shares underlying the warrants.

7.    EQUITY TRANSACTIONS

2003 CONSULTANT STOCK PLAN

In August 2003, the Company adopted the 2003 Consultant Stock Plan (the "Stock Plan"), which provides for grants of common stock through August 2013, to assist the Company in obtaining and retaining the services of persons providing consulting services for the Company. A total of 1,000,000 common shares are reserved for issuance under the Stock Plan. On March 29, 2004, the Company filed a registration statement on Form S-8 for the purpose of registering 1,000,000 common shares issuable under the Stock Plan under the Securities Act of 1933. On August 29, 2005, the Company filed a Form S-8 for the purpose of registering an additional 2,000,000 shares, for a total of 3,000,000 common shares reserved under the Plan.

2005 DIRECTORS COMPENSATION PROGRAM

In February 2005, the Company adopted the 2005 Directors Compensation Program (the "Directors Compensation Program") to assist in obtaining and retaining the services of outside directors. Under the Directors Compensation Program, a newly elected director will receive a one time grant of a non-qualified stock option of 1.5% of the common stock outstanding at the time of election. The options will vest one-third at the time of election to the board and the remaining two-thirds will vest equally at year end over three years. Additionally, each director will also receive an annual $25,000 non-qualified stock option retainer, $15,000 of which is to be paid at the first of the year to all directors who are on the Board prior to the first meeting of the year and a $10,000 retainer will be paid if a director attends 75% of the meetings either in person, via conference call or other electronic means. The exercise price for the options under the Directors Compensation Program will equal the average closing of the last ten (10) trading days prior to the date earned.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK

In April 2004, the Company issued 500,000 shares of restricted common stock to an accredited individual investor in connection with the exercise of warrants at $0.25 per share for cash totaling $125,000. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In April 2004, the Company issued 17,143 shares at $1.75 per share to an accredited individual investor for investor relations services in the amount of $30,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April 2004, the Company issued 50,000 shares of restricted common stock to Fusion Capital Fund II, LLC, an accredited institutional investor, for a financing commitment to provide $6,000,000 under a registered private placement. In connection with the $6,000,000 financing the Company paid a fee to Fusion Capital in the amount of 418,604 shares of common stock. The Company recorded no expense related to the issuance of these shares since they were related to equity fund raising activities. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In May 2004, the Company issued 225,000 shares of common stock at $0.44 per share and 225,000 warrants to purchase the Company's common stock at a price of $0.76 per share to legal counsel for legal services in the amount of $99,000, which was recorded as expense in the accompanying consolidated financial statements. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

In May 2004, a $50,000 10% convertible note was converted at $0.44 per share for 113,636 shares of common stock and 113,636 warrants to purchase the Company's common stock at a price of $0.76 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In May 2004, the Company issued a total of 1,415,909 shares of restricted stock at a price of $0.44 per share for cash totaling $623,000 to fourteen accredited investors. In connection with the issuance of these shares, the Company granted the stockholders 1,640,908 warrants to purchase the Company's common stock at a price of $0.76 per share. The warrants vested immediately and expire on the fifth anniversary from the date when a registration statement covering the common stock underlying such warrants is declared effective. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In July 2004, the Company issued 10,715 shares of restricted common stock at $0.70 per share to an accredited individual for employee placement services in the amount of $7,500. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In July 2004, the Company issued 6,850 shares of restricted common stock at $0.73 per share to an accredited individual for consulting services on opportunities for the Company's Hemopurifier(R) within the biodefense marketplace in the amount of $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In September 2004, the Company issued 479,513 shares of restricted common stock to an accredited investor, in conjunction with the conversion of $125,000 in principal amount of notes, plus accrued interest, at $0.34 per share, in accordance with their convertible note agreement (see Note 7). This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In November and December 2004, the Company issued 80,000 shares of restricted common stock to an accredited individual investor in connection with the exercise of 80,000 warrants at $0.25 per share for consideration of a $20,000 reduction in the principal amount of a 10% one-year promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, the Company issued 461,667 shares of restricted common stock to two accredited individual investors in connection with the exercise of 461,667 warrants at $0.25 per share for cash totaling $115,417. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, the Company repaid two $25,000 12% promissory notes, including accrued interest of $17,778 each, through the issuance of 87,303 restricted common shares at $0.49 per share to each of two separate accredited individual investors. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, the Company issued 60,000 shares of restricted common stock at $0.50 per share under a consulting agreement with an accredited individual investor, for investor relations consulting services to the Company. The fair value of the transaction of $30,000 was recorded as deferred compensation and presented as an offset to additional paid-in capital in the accompanying consolidated financial statements. Such amount is being amortized to expense over the six month term of the agreement. At March 31, 2005, $15,000 of such amount remained unamortized. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The remaining $15,000 balance in deferred consulting fees were amortized during the fiscal year ended March 31, 2006.

In January 2005, the Company issued 55,556 shares of restricted common stock at $0.36 per share and a warrant to purchase 55,556 shares of common stock at $0.44 per share for cash in the amount of $20,000 to an accredited individual investor. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

In January 2005, the Company issued 66,666 shares of restricted common stock at $0.45 per share to an accredited individual investor under a consulting agreement for investor relations services to the Company. The fair value of the transaction of $30,000 was recorded as deferred compensation and presented as an offset to additional paid-in capital in the accompanying consolidated financial statements. Such amount is being amortized to expense over the six month term of the agreement. At March 31, 2005, $15,000 of such amount remained unamortized. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The remaining $15,000 balance in deferred consulting fees were amortized during the fiscal year ended March 31, 2006.

In January 2005, the Company issued 25,834 shares of restricted common stock to an accredited individual investor in connection with the exercise of a warrant to purchase 25,834 shares of common stock at $0.25 per share for cash totaling $6,459. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In February 2005, the Company issued 139,063 shares of restricted common stock to an accredited individual investor in connection with the exercise of a warrant to purchase 139,063 shares of common stock at $0.25 per share for cash totaling $34,766. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In February 2005, the Company issued 90,000 shares of restricted common stock at $0.27 per share and a three-year warrant to purchase 90,000 shares of common stock at $0.34 per share for cash in the amount of $24,300 to an accredited individual investor. This transaction was exempt from registration pursuant to
Section 4(2)of the Securities Act of 1933.

During the year ended March 31, 2005, the Company issued an additional total of 1,416,958 shares of restricted common stock at prices ranging from $0.25 to $0.52 for total cash proceeds of approximately $541,000.

During the year ended March 31, 2005, the Company issued an additional 557,647 shares of restricted common stock at prices ranging from $0.25 to $0.55 under various consulting service agreements for total recorded value of approximately $196,000. All services on these agreements were completed and expensed during the year ended March 31, 2005.

In April 2005, the Company issued 9,740 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.31 per share in payment for scientific consulting services to the Company valued at $3,000.

In April 2005, the Company issued 25,134 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.30 per share in payment for regulatory affairs consulting services to the Company valued at $7,500.

In April 2005, the Company issued 31,424 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $7,900.

During the year ended March 31, 2006, the Company issued 3,990,807 shares of common stock at prices between $0.25 to and $0.76 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for cash proceeds totaling $1,436,815. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

During the quarter ended June 30, 2005, the Company issued 95,420 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.262 per share in payment for regulatory affairs consulting services to the Company valued at $25,000.

In May 2005, the Company issued 33,228 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $8,440.

In May 2005, the Company issued 24,000 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for investor relations consulting services to the Company valued at $6,000.

In May 2005 the Company issued 100,000 shares of common stock and a warrant to purchase 400,000 shares of common stock at a purchase price of $0.18 per share to an accredited investor for $17,600. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In May 2005, the Company issued 11,450 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for scientific consulting services to the Company valued at $3,000.

In June 2005, the Company issued 34,352 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In June 2005, the Company issued 34,352 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In June 2005, the Company issued 11,450 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for scientific consulting services to the Company valued at $3,000.

In June 2005, the Company issued 21,008 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In June 2005, the Company issued 836,730 shares of restricted common stock and a three-year warrant to purchase 418,365 shares of the Company's restricted common stock at an exercise price of $0.25 to legal counsel as an inducement to settle accrued past due legal services payable in the amount of $167,346 which had been expensed in the prior fiscal year. At the time of the settlement, the shares of the Company's restricted common stock were valued at $209,183 and, using a Black-Scholes option pricing model, the warrant was valued at $100,408. The non-cash additional consideration of $142,245 has been recorded as professional fees expense during the fiscal year ended March 31, 2006.

In June 2005, the Company issued 12,605 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for scientific consulting services to the Company valued at $3,000.

During the quarter ended June 30, 2005, the Company expensed $30,000 of deferred consulting fees, which were included in additional paid-in capital at March 31, 2005, as the related consulting services were completed.

In July 2005, the Company issued 43,479 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $10,000.

In July 2005, the Company issued 2,155 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $500.

In August 2005, the Company issued 37,863 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $8,557.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In August 2005, the Company issued 91,739 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $21,100.

In August 2005, the Company issued 21,368 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In August 2005, the Company issued 175,755 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.21 per share in payment for regulatory affairs consulting services to the Company valued at $37,260.

In September 2005, the Company issued 27,852 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.21 per share in payment for regulatory affairs consulting services to the Company valued at $5,738.

In October 2005, the Company issued 21,186 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In October 2005, the Company issued 35,278 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.22 per share in payment for regulatory affairs consulting services to the Company valued at $7,620.

In November 2005, the Company issued 19,948 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.38 per share in payment for regulatory affairs consulting services to the Company valued at $7,660.

In November 2005, the Company issued 97,662 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.37 per share in payment for regulatory affairs consulting services to the Company valued at $36,135.

In November 2005, the Company issued 13,298 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.38 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In December 2005, the Company issued 371,847 shares of common stock to legal counsel pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment of general legal fees valued at $91,509.

In December 2005, the Company issued 73,964 shares of restricted common stock at $0.25 per share in payment of legal fees related to capital raising transactions valued at $18,202.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In December 2005, the Company issued 13,333 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.29 per share in payment for regulatory affairs consulting services to the Company valued at $3,840.

In December 2005, the Company issued 15,060 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.33 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In January 2006, the Company issued 579,813 shares of restricted common stock at $0.24 per share in payment for patent fees valued at $139,155.

In January 2006, the Company issued 66,017 shares of restricted common stock at Prices ranging from $0.28 to $0.33 per share in payment for investor relations valued at $20,000.

In January 2006, the Company issued 9,091 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.33 per share in payment for regulatory affairs consulting services to the Company valued at $3,000.

In January 2006, the Company issued 13,889 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.36 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In February 2006, the Company issued 10,563 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $3,000.

In March 2006, the Company issued 17,730 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In March 2006, the Company issued 79,255 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.28 per share in payment for Corporate communications consulting services to the Company valued at $19,974.

In March 2006, the Company issued 110,040 shares of common stock to legal counsel pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan and 110,040 shares of restricted stock at $0.39 per share in payment of general legal fees valued at $85,392.

In March 2006, the Company issued 7,275 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.49 per share in payment for regulatory affairs consulting services to the Company.

In March 2006, the Company issued 27,284 shares of common stock to legal counsel pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment of general legal fees valued at $9,197.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In March 2006, the Company issued 158,046 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.33 per share in payment for regulatory affairs consulting services to the Company valued at $52,155.

In March 2006, the Company converted a $30,000 10% promissory notes held by an accredited individual investor, including accrued interest of $4,564, through the issuance of 140,000 restricted common shares at $0.25 per share.

In March 2006, a $30,000 15% convertible note, including accrued interest of $4,943, was converted at $0.20 per share for 174,716 shares of common stock. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In March 2006, the Company issued 150,000 shares of restricted common stock under a one year investor relations consulting agreement which was valued at $49,000 and being amortized over a one year period. Approximately $4,000 was amortized during the year ended March 31, 2006. As a result, the remaining balance of $44,917 represents that entire balance of deferred consulting fees (contra equity) in accompanying consolidated balance sheet.

In March 2006, the Company issued 35,714 shares of restricted common stock payment of professional services related to investor relations valued at $10,000.

In March 2006, the Company issued 15,152 shares of restricted common stock at $0.33 per share in payment of professional services related to investor relations valued at $5,000.

In March 2006, the Company issued 33,333 shares of restricted common stock at $0.30 per share in payment of an option agreement valued at $10,000.

In April 2006, the Company issued 3,782 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.79 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In April 2006, the Company issued 25,601 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.50 per share in payment for past due rents owed by the Company valued at $12,801 based on the value of the services.

In April 2006, the Company issued 6,313 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.79 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In April 2006, the Company issued 10,000 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.50 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In April 2006, the Company issued 14,563 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.29 per share in payment for regulatory affairs consulting services to the Company valued at $4,165 based on the value of the services.

In April 2006, the Company issued 3,086 shares of restricted common stock at $0.81 per share in payment for investor relations valued at $2,500 based on the value of the services.

During April 2006, the Company issued 209,679 shares of common stock at prices between $0.57 and $0.74 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $140,002. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In April 2006, the Company repaid a $25,000 15% promissory notes, including accrued interest of $18,750, through the issuance of 107,759 restricted common shares at $0.41 per share to an accredited individual investor. There was no gain or loss on the extinguishment.

In May 2006, the Company issued 8,532 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.59 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In May 2006, the Company issued 5,703 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.53 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

      In May 2006, the Company issued 4,545 shares of restricted common stock at $0.55 per share in payment for investor relations valued at $2,500 based on the value of the services.

      In June 2006, the Company issued 8,681 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      In June 2006, the Company issued 5,703 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.53 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In June 2006, the Company issued 3,363 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.45 per share in payment for regulatory affairs consulting services to the Company valued at $1,500 based on the value of the services.

      In July 2006, the Company issued 8,721 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In July 2006, the Company issued 10,684 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.47 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      In July 2006, the Company issued 6,250 shares of restricted common stock at $0.40 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

      In July 2006, the Company issued 7,813 shares of restricted common stock at $0.32 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

      In July 2006, the Company issued 8,721 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In July 2006, the Company issued 132,765 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.37 per share in payment for regulatory affairs consulting services to the Company valued at $48,858 based on the value of the services.

      In July 2006, the Company issued 14,535 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      During August 2006, the Company issued 113,235 shares of common stock at prices between $0.26 and $0.27 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $30,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

      In August 2006, the Company issued 9,434 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.32 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In August 2006, the Company issued 86,779 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for general legal expenses to the Company valued at $22,085 based on the value of the services.

      In August 2006, the Company issued 114,132 shares of restricted common stock at $0.20 per share in payment for accrued accounting consulting services provided to the Company by a third party valued at $23,111 based upon the value of the services.

      During September 2006, the Company issued 439,936 shares of common stock at prices between $0.25 and $0.26 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $110,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

      In September 2006, the Company issued 4,808 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.31 per share in payment for regulatory affairs consulting services to the Company valued at $1,500 based on the value of the services.

      In September 2006, the Company issued 15,723 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.32 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      In September 2006, the Company issued 9,868 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.30 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In September 2006, the Company issued 16,447 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.32 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      In September 2006, the Company issued 9,733 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.30 per share in payment for regulatory affairs consulting services to the Company valued at $2,550 based on the value of the services.

      During October 2006, the Company issued 201,165 shares of common stock at $0.25 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $50,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

      In October 2006, the Company issued 16,994 shares of restricted common stock at $0.31 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

      In October 2006, the Company issued 8,929 shares of restricted common stock at $0.28 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

      In October 2006, the Company issued 18,797 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.27 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      In October 2006, the Company issued 11,278 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.27 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In October 2006, the Company issued 7,540 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $1,900 based on the value of the services.

      In November 2006, the Company issued 555,556 shares of restricted common stock at $0.18 per share in exchange for an investment of $100,000. As an inducement the Company also issued five-year warrants to purchase a number of shares equal to the number of restricted shares issued converted at a fixed exercise price of $0.18. Additionally, if the warrants are exercised prior to November 14, 2007, the holder will receive an additional warrant on the same terms as the warrants.

      In November 2006, the Company issued 11,905 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In November 2006, the Company issued 19,841 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      In December 2006, the Company issued 12,397 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In December 2006, the Company issued 20,661 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

      In December 2006, the Company issued 40,000 shares of restricted common stock at $0.25 per share in exchange for license and development rights related to certain intellectual property valued at $10,800 based on the fair market value of the intellectual property license.

      During December 2006, the Company issued 118,360 shares of common stock at prices between $0.25 and $0.26 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $30,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

      In January 2007, the Company issued 15,248 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $4,300 based on the value of the services.

      In January 2007, the Company issued 10,714 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

      In January 2007, the Company issued 125,091 shares of restricted common stock at between $0.24 and $0.31 per share in payment for investor relations services to the Company valued at $32,500 based on the value of the services.

      In January 2007, the Company issued 17,857 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

      During January 2007, the Company issued 782,268 shares of common stock at prices between $0.25 and $0.273 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $200,001. These shares were registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

      In February 2007, the Company issued 31,394 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.255 per share in payment for general legal expenses to the Company valued at $8,005 based on the value of the services.

      In February 2007, the Company issued 9,740 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.308 per share in payment for regulatory affairs consultant services to the Company valued at $3,000 based on the value of the services.

      During February 2007, the Company issued 692,751 shares of common stock at prices between $0.28 and $0.32 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $199,998. These shares were registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

      In March 2007, the Company issued 15,723 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.318 per share in payment for regulatory affairs consultant services to the Company valued at $5,000 based on the value of the services.

      In March 2007, the Company issued 4,934 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.608 per share in payment for regulatory affairs consultant services to the Company valued at $3,000 based on the value of the services.

      In March 2007, the Company issued 21,078 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.51 per share in payment for regulatory affairs consultant services to the Company valued at $10,750 based on the value of the services.

      In March 2007, the Company issued 8,651 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.578 per share in payment for regulatory affairs consultant services to the Company valued at $5,000 based on the value of the services.

      During March 2007, the Company issued 92,379 shares of common stock at prices between $0.36 and $0.44 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $36,745. These shares were registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In March 2007, the Company issued 1,333,333 shares of common stock at $0.30 per share to Fusion Capital for net cash proceeds of $400,000. In addition, the Company issued 1,050,000 of common shares as a commitment fee under a common stock purchase agreement.

On March 22, 2007 in effecting the Allonges (see "The Allonge Transactions"), the Company amended its 10% Series A Convertible Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. The Company agreed to pay all accrued interest, through February 15, 2007 in the form of units (the "Units") at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Notes are convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of the company's common stock and warrants. At March 31, 2007, the Company is obligated to issue, but has not yet issued, 685,328 "Unit Shares" of common stock under the Allonges.

WARRANTS

During the year ended March 31, 2005, the Company granted 568,181 warrants to an investor in connection with a commitment fee for the purchase of common stock. The warrants have an exercise price of $0.76 per share, vest immediately and are exercisable through May 2009. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

During the year ended March 31, 2005, the Company granted 847,727 warrants to investors in connection with the purchase of common stock. The warrants have an exercise price of $0.76 per share, vest immediately and are exercisable through May 2009. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

During the year ended March 31, 2005, the Company issued 113,636 warrants to purchase common stock for $0.76 per share, which are exercisable through May 2009 and vested upon grant. The warrants were issued in connection with the conversion of notes payable (see Notes 7 and 8). These warrants were valued using the Black Scholes option pricing model; the relative pro-rata estimated fair value was insignificant and was charged to interest expense upon grant.

During the year ended March 31, 2005, the Company issued 225,000 warrants to purchase common stock for $0.76 per share, which are exercisable through May 2009 and vested upon grant. The warrants were issued in connection with common stock issued for legal services expense totaling $99,000 (see "Common Stock" above).

During the year ended March 31, 2005, the Company issued 260,000 warrants to purchase common stock for $0.50 per share, which vested upon grant and expire in October 2007. The warrants were issued in connection with the issuance of notes payable (see Note 7). These warrants were valued using the Black Scholes option pricing model; the relative pro-rata estimated fair value is being amortized to interest expense over the life of the notes.

During the year ended March 31, 2005, the Company issued 144,443 warrants to purchase common stock for $0.90 per share, which vested upon grant and expire in October 2007. The warrants were issued in connection with the issuance of notes payable (see Note 7). These warrants were valued using the Black Scholes option pricing model; the relative pro-rata estimated fair value was amortized to interest expense over the life of the notes.

During the year ended March 31, 2005, the Company granted 55,556 warrants to An investor in connection with the purchase of common stock. The warrants have an exercise price of $0.44 per share, vest immediately and are exercisable through January 2008. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

During the year ended March 31, 2005, the Company granted 90,000 warrants to investors in connection with the purchase of common stock. The warrants have an exercise price of $0.34 per share, vest immediately and are exercisable through February 2008. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

As noted under "Common Stock", 1,206,564 warrants with an exercise price of $0.25 per share, which were granted to investors in connection with the purchase of common stock, were exercised during the year ended March 31, 2005.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

WARRANTS (continued)

On May 16, 2005, the Company granted 100,000 warrants to an accredited investor in connection with the purchase of 100,000 restricted common shares for $17,600. the warrants have an exercise price of $0.176 and are exercisable through May 2008.

On May 16, 2005, the Company granted 300,000 warrants to Fusion Capital Fund II, LLC in connection with the issuance of a 15% Convertible Note. The warrants have an exercise price of $0.25 per share and are exercisable through May 2010.

On May 27, 2005, the Company granted 400,000 warrants to an accredited investor in connection with the issuance of a $100,000 12% note payable. The warrants had an exercise price of $0.25 and expired on May 27, 2006.

On June 27, 2005, the Company granted three-year warrants to purchase 418,365 shares of the Company's restricted common stock at an exercise price of $0.25 to legal counsel as an inducement to settle accrued past due legal services payable.

From July 11, 2006 through December 14, 2005, the Company granted three-year warrants to purchase 5,000,000 shares of common stock to the holders of an aggregate of $1,000,000 in 10% Series A Convertible Notes. The warrants have an exercise price of $0.20 and will be issued upon conversion of the underlying 10% Series A Convertible Notes.

On March 31, 2006, as an inducement to exercise 568,181 warrants at an exercise price of $0.76 per share, the Company issued five-year replacement warrants in like amount to Fusion Capital Fund II, LLC. The 568,181 replacement warrants have an exercise price of $0.76. Such warrants were valued using Binomial Option Pricing model and such vale was insignificant.

On November 14, 2006, in conjunction with the purchase of 555,556 shares of the Company's restricted common stock, the Company granted five-year non-cashless warrants to purchase 555,556 shares of restricted common stock at an exercise price of $0.18. If such warrants are exercised on or before November 14, 2007, the warrant holder will receive five-year non-cashless warrants to purchase an additional 555,556 shares of restricted common stock at an exercise price of $0.18.

On December 15, 2006, as an inducement to enter into a $100,000 10% convertible note, the Company granted noteholders five-year non-cashless warrants to purchase 294,118 shares of restricted common stock at an exercise price of $0.17. If such warrants are exercised on or before December 15, 2007, the noteholders will receive five-year non-cashless warrants to purchase an additional 294,118 shares of restricted common stock at an exercise price of $0.17.

On March 22, 2007 in effecting the Allonges, the Company amended its 10% Series A Convertible Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. The Company will also pay all accrued interest, through February 15, 2007 and each calendar quarter thereafter, in the form of units (the "Units")at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Notes are convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expires on January 2, 2011 and is exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant has a three-year term and is exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. Class A Warrants to purchase 685,328 shares of Common Stock and Class B Warrants to purchase 342,665 shares of Common Stock were granted under the Allonges.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

WARRANTS (continued)

A summary of the aggregate warrant activity for the years ended March 31, 2007 and 2006 is presented below:

                                                    Year Ended March 31,
                                 ----------------------------------------------------------
                                             2007                          2006
                                 ----------------------------  ----------------------------
                                                  Weighted                      Weighted
                                                   Average                       Average
                                                  Exercise                      Exercise
                                    Warrants        Price         Warrants       Price
                                 -------------  -------------  -------------  -------------
Outstanding, beginning of year      3,791,908     $   0.61        2,833,834     $   0.91
      Granted                       1,535,002     $   0.19        1,786,546         0.41
      Exercised                      (160,000)    $   0.50         (568,182)        0.76
Cancelled/Forfeited                  (669,000)    $   0.72         (260,290)        3.30
                                   ----------     --------       ----------     --------

Outstanding, end of year            4,479,910     $   0.46        3,791,908     $   0.61
                                   ==========     ========       ==========     ========

Exercisable, end of year            4,479,910     $   0.46        3,791,908     $   0.61
                                   ==========     ========       ==========     ========

Weighted average estimated fair
  value of warrants granted                       $   0.29                      $   0.23
                                                  ========                      ========

The following outlines the significant weighted average assumptions used to estimate the fair value information presented utilizing the Black-Scholes and Binomial Lattice option pricing models:

                                          Years Ended March 31,
                                         2007               2006
                                      -----------       -----------
Risk free interest rate               4.47%-4.57%        4.18%-4.3%
Average expected life                  4.4 years           3 years
Expected volatility                  90.7% - 93.4%        72% - 97%
Expected dividends                                           None

The detail of the warrants outstanding and exercisable as of March 31, 2007 is as follows:

                                      Warrants Outstanding             Warrants Exercisable
                           ----------------------------------------  -------------------------
                                           Weighted      Weighted                   Weighted
                                            Average       Average                    Average
                               Number      Remaining     Exercise        Number     Exercise
Range of Exercise Prices    Outstanding   Life (Years)     Price      Outstanding     Price
------------------------   ------------- -------------- -----------  ------------- -----------
     $0.17 - $0.20            1,635,002       4.07       $  0.19        1,635,002    $  0.19
     $0.25 - $0.44              863,921       1.81       $  0.27          863,921    $  0.27
     $0.50 - $0.90            1,998,987       3.00       $  0.76        1,998,987    $  0.76
                           -------------                             -------------
                              4,497,910                                 4,497,910
                           =============                             =============

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7.    EQUITY TRANSACTIONS (continued)

OPTIONS

At March 31, 2007 the Company had issued 1,337,825 options to outside directors and 3,965,450 options to employee-directors under the 2005 Directors Compensation Program.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated.

In August 2000, the Company adopted the 2000 Stock Option Plan ("Stock Option Plan"), which was approved by its stockholders in September 2000. The Stock Option Plan provides for the issuance of up to 500,000 options to purchase shares of common stock. Such options can be incentive options or nonstatutory options, and may be granted to employees, directors and consultants. The Stock Option Plan has limits as to the eligibility of those stockholders who own more than 10% of Company stock, as defined. The options granted pursuant to the Stock Option Plan may have exercise prices of no less than 100% of fair market value of the Company's common stock at the date of grant (incentive options), or no less than 75% of fair market value of such stock at the date of grant (nonstatutory). At March 31, 2007, the Company had granted 47,500 options under the 2000 Stock Option Plan of which 15,000 had been forfeited, with 467,500 available for future issuance.

In March 2002, the Board of Directors granted the Company's Chief Executive Officer ("CEO") and Chief Scientific Officer ("CSO") non-qualified stock options to purchase up to 250,000 shares of common stock each, at an exercise price of $1.90 per share (the estimated fair value of the underlying common stock at grant date) and expire March 2012. Awards are earned upon achievement of certain financial and/or research and development milestones. On July 1, 2005, the Company's CEO forfeited all of his aforementioned 250,000 options.

In February 2005, the Board of Directors granted the Company's Chief Executive Officer ("CEO")and Chief Scientific Officer ("CSO") non-qualified stock options to purchase up to 2,231,100 and 1,734,350 shares of common stock, respectively, at an exercise price of $0.38 per share and vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. In addition Mr. Calvin Leung, a board member, was granted non-qualified stock options to purchase up to 308,725 shares at $0.38 that vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. Messrs. Franklyn S Barry and Edward G Broenniman, board members, were each granted non-qualified stock options to purchase up to 514,550 shares at $0.38 that vest forty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. All of these options granted expire in 2010 and 2011 and were granted at a price that was $0.08 below the estimated fair value of the underlying common stock on the date of grant. Accordingly, the Company recorded approximately $424,000 of compensation expense in the accompanying consolidated statement of operations for the year ended March 31, 2005.

On September 9, 2005, the Company granted 2,857,143 options to James A. Joyce, its Chief Executive Officer, in exchange for $300,000 of accrued related-party liabilities. The fair value of such options approximated the value of the accrued related-party liability.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

7. EQUITY TRANSACTIONS (continued)

OPTIONS (continued)

The following is a summary of the stock options outstanding at March 31, 2007 and 2006 and the changes during the two years then ended:


                                                      Year Ended March 31,
                                 ----------------------------------------------------------
                                             2007                          2006
                                 ----------------------------  ----------------------------
                                                  Weighted                      Weighted
                                                   Average                       Average
                                                  Exercise                      Exercise
                                    Options         Price         Options         Price
                                 -------------  -------------  -------------  -------------
Outstanding, beginning of year      9,012,785     $    0.38       6,679,390     $   0.80
      Granted                         500,000          0.27       3,357,143         0.21
      Exercised                            --            --              --           --
      Cancelled/Forfeited            (308,725)         2.74      (1,023,748)          --
                                  -----------     ---------     -----------     --------

Outstanding, end of year            9,204,060     $    0.38       9,012,785     $   0.38
                                  ===========     =========     ===========     ========

Exercisable, end of year            8,369,060     $    0.39       7,135,518     $   0.39
                                  ===========     =========     ===========     ========

Weighted average estimated fair
  value of options granted                        $    0.23                     $   0.12
                                                  =========                     ========

The following outlines the significant weighted average assumptions used to estimate the fair value information presented utilizing the Binomial Lattice option pricing model for the years ended March 31, 2007 and March 31, 2006:

Years Ended March 31,
                                         2007          2006
                                      -----------   -----------
Risk free interest rate                  4.84%         4.18%
Average expected life                  10 years     4.7 years
Expected volatility                       92%           72%
Expected dividends                       None          None

The detail of the options outstanding and exercisable as of March 31, 2007 is as follows:

                                             Options Outstanding               Options Exercisable
                                ------------------------------------------ ----------------------------
                                                  Weighted      Weighted                     Weighted
                                                   Average       Average                      Average
                                     Number       Remaining     Exercise        Number       Exercise
Range of Exercise Prices          Outstanding       Life          Price      Outstanding       Price
                                --------------- ------------- ------------ --------------- ------------
    $0.21 - $0.23                   3,357,143     7.39 years      $ 0.21       3,022,143      $ 0.21
        $0.38                       5,494,550     4.15 years      $ 0.37       4,994,550      $ 0.38
    $1.78 - $3.75                     352,367     4.57 years      $ 2.02         352,367      $ 2.02
                                  -----------                                -----------
                                    9,204,060                                  8,369,060
                                  ===========                                ===========

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

8.    RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

Certain officers of the Company and other related parties have advanced the Company funds, agreed to defer compensation and/or paid expenses on behalf of the Company to cover working capital deficiencies. These non interest-bearing liabilities have been included as due to related parties in the accompanying consolidated financial statements.

Other related party transactions are disclosed elsewhere in these notes to consolidated financial statements.

9.    INCOME TAX PROVISION

Income tax expense for the years ended March 31, 2007 and 2006 differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to the loss from continuing operations before provision for income taxes as a result of the following:

                                                        2007            2006
                                                     ------------   ------------
Computed "expected" tax benefit                      $(2,048,000)   $  (993,000)

Reduction in income taxes resulting from:
    Derivative expense                                   718,000        122,000
    Debt extinguishment                                  414,000             --
    Change in deferred tax assets valuation
      allowance                                        1,078,000      1,024,000
    State and local income taxes,
      net of federal benefit                            (162,000)      (153,000)
    Other                                                     --             --
                                                     -----------    -----------
                                                     $        --    $        --
                                                     ===========    ===========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at March 31, 2007 are presented below:

Deferred tax assets:
    Net operating loss carryforwards                                $ 5,210,000
    Capitalized research and development                              2,670,000
    Other                                                               136,000
                                                                    -----------
        Total gross deferred tax assets                               8,016,000

        Less valuation allowance                                     (8,016,000)
                                                                    -----------
        Net deferred tax assets                                     $        --
                                                                    ===========

The valuation allowance increased by $1,078,000 and $1,024,000 during the years ended March 31, 2007 and 2006, respectively. The current provision for income taxes for the years ended March 31, 2007 and 2006 is not significant and due primarily to certain state taxes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the history of operating losses, management believes it is more likely than not the Company will not realize the benefits of these deductible differences. A full reduction allowance has been recorded to offset 100% of the deferred tax asset.

As of March 31, 2007, the Company had tax net operating loss carryforwards of approximately $13,600,000 and $8,307,000 available to offset future taxable Federal and state income, respectively. The carryforward amounts expire in various years through 2026. In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the utilization of the Company's tax net operating loss carryforwards could be severely restricted.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
--------------------------------------------------------------------------------

10.   COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACTS

The Company entered into an employment agreement with its Chairman of the Board effective April 1, 1999. The agreement, which is cancelable by either party upon sixty days notice, will be in effect until the employee retires or ceases to be employed by the Company. The Chairman of the Board was appointed President and Chief Executive Officer ("CEO") effective June 1, 2001 upon which the base annual salary was increased from $120,000 to $180,000. Effective January 1, 2005, the CEO's salary was increased from $180,000 to $205,000 per year. The CEO is eligible for an annual bonus at the discretion of the Board of Directors, of which $0 and $20,000 was earned during each of the years ended March 31, 2007 and 2006, respectively. Under the terms of the agreement, if the employee is terminated he may become eligible to receive a salary continuation payment in the amount of at least twelve months' base salary. Effective April 1, 2006,the CEO's salary was increased from $205,000 to $240,000 per year.

The Company entered into an employment agreement with Dr. Tullis effective January 10, 2000. Effective June 1, 2001, Dr. Tullis was appointed the Company's Chief Science Officer of the Company. His compensation under the agreement was modified in June 2001 from $80,000 to $150,000 per year. Effective January 1, 2005 Dr. Tullis' salary was increased from $150,000 to $165,000 per year Under the terms of the agreement, his employment continues at a salary of $165,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement. Dr. Tullis was granted 250,000 stock options to purchase the Company's common stock in connection the completing certain milestones, such as the initiation and completion of certain clinical trials, the submission of proposals to the FDA and the filing of a patent application. Under the terms of the agreement, if the employee is terminated he may become eligible to receive a salary continuation payment in the amount of twelve months base salary. Effective April 1, 2006, the CSO's salary was increased from $165,000 per year to $185,000 per year.

LEASE COMMITMENTS

The Company leases its office and research and development space under an operating lease agreement which expires in July 2006. The Company signed an 12 month extension of its existing lease on substantially the same terms as its present lease. Minimum monthly payments under the new extension approximate $7,700.

Rent expense approximated $105,000 and $126,000 for the years ended March 31, 2007 and 2006, respectively.

PART I.
                              FINANCIAL INFORMATION


               ITEM 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              AETHLON MEDICAL, INC.
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)

                                                                   September 30,
                                                                       2007
                                                                   ------------

                                     ASSETS
Current assets
     Cash                                                          $    180,146
     Prepaid expenses and other current assets                            8,279
                                                                   ------------
                                                                        188,425

Property and equipment, net                                              10,087
Patents and patents pending, net                                        141,616
Other assets                                                             13,200
                                                                   ------------

                                                                   $    353,328
                                                                   ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable and accrued liabilities                      $  1,451,349
     Due to related parties                                           1,083,999
     Notes payable                                                      502,500
     Convertible notes payable, net of discount                          80,761
     Warrant obligation                                               3,775,425
                                                                   ------------
                                                                      6,893,034
Commitments and Contingencies

Stockholders' Deficit
     Common stock, par value $0.001 per share;
         50,000,000 shares authorized;
         33,944,216 shares issued and outstanding                        33,945
     Additional paid-in capital                                      22,304,593
     Deficit accumulated during`
         development stage                                          (28,878,243)
                                                                   ------------
                                                                     (6,539,706)
                                                                   ------------
                                                                   $    353,328
                                                                   ============

         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                                      AETHLON MEDICAL, INC.
                                                  (A Development Stage Company)
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              For the Three and Six Months Ended September 30, 2007 and 2006 and
                            For the Period January 31, 1984 (Inception) Through September 30, 2007
                                                           (Unaudited)


                                                                                                                  January 31, 1984
                                       Three Months       Three Months        Six Months         Six Months          (Inception)
                                           Ended              Ended             Ended               Ended              through
                                       September 30,      September 30,      September 30,      September 30,       September 30,
                                           2007               2006               2007               2006                2007
                                       -------------      -------------      -------------      -------------      --------------
REVENUES

  Grant income                         $          --      $          --      $          --      $          --      $    1,424,012
  Subcontract income                              --                 --                 --                 --              73,746
  Sale of research and development                --                 --                 --                 --              35,810
                                       -------------      -------------      -------------      -------------      --------------
                                                  --                 --                 --                 --           1,533,568

EXPENSES

  Professional Fees                          253,671            166,144            441,076            366,648           6,379,303
  Payroll and related                        300,590            207,020            821,776            391,277           8,956,973
  General and administrative                 135,767            161,776            298,449            281,508           5,225,450
  Impairment                                      --                 --                 --                 --           1,313,253
                                       -------------      -------------      -------------      -------------      --------------
                                             690,028            534,940          1,561,301          1,039,443          21,874,979
                                       -------------      -------------      -------------      -------------      --------------
OPERATING LOSS                              (690,028)          (534,940)        (1,561,301)        (1,039,443)        (20,341,411)
                                       -------------      -------------      -------------      -------------      --------------

OTHER EXPENSE (INCOME)
  Loss on Extinguishment of debt                                                                                       1,216,748
  Change in fair value of
      warrant liability                     (492,250)               --           (914,025)                --           1,558,675
  Interest and other debt expenses            75,107            92,714            125,726            207,377           5,388,146
  Interest income                                 --                --                 --                 --             (17,415)
  Other                                      (17,833)               --             18,249                 --             390,678
                                       -------------      -------------      -------------      -------------      --------------
                                            (434,976)           92,714           (770,050)            207,377          8,536,832
                                       -------------      -------------      -------------      -------------      --------------
NET LOSS                               $    (255,052)    $    (627,654)     $    (791,251)      $  (1,246,810)       (28,878,243)
                                       =============      =============      =============      =============      ==============

BASIC AND DILUTED LOSS PER
  COMMON SHARE                         $       (0.01)    $       (0.02)     $       (0.02)     $       (0.05)
                                       =============      =============      =============      =============
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                        32,997,498        25,990,706         32,489,949         25,779,241
                                       =============      =============      =============      =============

           The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                                                F-47







                                                        AETHLON MEDICAL, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND
                               FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH SEPTEMBER 30, 2007
                                                             (Unaudited)


                                                                                                                 January 31, 1984
                                                               Six Months Ended         Six Months Ended            (Inception)
                                                              September 30, 2007       September 30, 2006            Through
                                                                 (Unaudited)              (Unaudited)            September 30,2007
                                                             --------------------     --------------------     --------------------
Cash flows from operating activities:

      Net loss                                               $           (791,251)    $         (1,246,810)    $        (28,878,243)
      Adjustments to reconcile net loss to net cash
        used in operating activities:

          Depreciation and amortization                                    12,668                   14,972                1,020,061
          Amortization of deferred consulting fees                             --                   24,500                  109,000
          Gain on sale of property and equipment                            1,777                       --                  (11,288)
          Gain on settlement of debt                                           --                       --                 (131,175)
          Loss on settlement of accrued legal liabilities                      --                       --                  142,245
          Stock based compensation                                        352,951                    9,500                  815,345
          Loss on debt extinguishment                                          --                       --                1,216,748
          Fair market value of warrants issued in
            connection with accounts payable and debt                          --                       --                2,715,736
          Fair market value of common stock, warrants
          and options issued for services                                 194,119                  164,458                3,681,035
          Change in fair value of warrant liability                      (914,025)                      --                1,558,675
          Amortization of debt discount                                     7,958                  109,012                1,293,745
          Beneficial conversion feature of convertible
            notes payable                                                      --                       --                      --
          Impairment of patents and patents pending                            --                       --                  416,026
          Impairment of goodwill                                               --                       --                  897,227
          Deferred compensation forgiven                                       --                       --                  217,223
          Changes in operating assets and liabilities:
                Prepaid expenses                                           (3,709)                 (21,805)                 153,258
                Other assets                                                   --                    3,960                  (13,200)
                Accounts payable and accrued
                liabilities                                                77,270                  (19,754)               2,126,386
                Due to related parties                                     (5,000)                (103,000)               1,317,500
                                                             --------------------     --------------------     --------------------
      Net cash used in operating activities                            (1,067,242)              (1,064,967)             (11,353,696)
                                                             --------------------     --------------------     --------------------

Cash flows from investing activities:

      Purchases of property and equipment                                  (3,997)                 (14,454)                (270,694)
      Patents and patents pending                                          (6,669)                      --                 (376,796)
      Proceeds from the sale of property and equipment                         --                       --                   17,065
      Cash of acquired company                                                 --                       --                   10,728
                                                             --------------------     --------------------     --------------------


      Net cash used in investing activities                                (10,666)                (14,454)                (619,697)
                                                             --------------------     --------------------     --------------------

Cash flows from financing activities:

      Proceeds from the issuance of notes payable                              --                       --                1,710,000
      Principal repayments of notes payable                                    --                       --                 (292,500)
      Proceeds from the issuance of convertible notes
        payable                                                            60,000                       --                2,138,000
      Proceeds from the issuance of common stock                          815,000                  280,003                8,731,822
      Fees paid for equity financing                                      (57,052)                      --                  (57,052)
      Professional fees related to registration statement                      --                       --                  (76,731)
                                                             --------------------     --------------------     --------------------

      Net cash provided by financing activities                           817,948                  280,003               12,153,539
                                                             --------------------     --------------------     --------------------

Net (decrease) increase in cash                                          (259,960)                (799,418)                 180,146

Cash at beginning of period                                               440,106                  836,377                       --
                                                             --------------------     --------------------     --------------------

Cash at end of period                                        $            180,146     $             36,959     $            180,146
                                                             ====================     ====================     ====================


             The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                                                 F-48

                              AETHLON MEDICAL, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2007

NOTE 1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

We are a development stage medical device company focused on expanding the applications of our Hemopurifier (R) platform technology, which is designed to rapidly reduce the presence of infectious viruses and other toxins from human blood. In this regard, our core focus is the development of therapeutic devices that treat acute viral conditions, chronic viral diseases and pathogens targeted as potential biological warfare agents. The Hemopurifier(R) combines the established scientific principles of affinity chromatography and hemodialysis as a means to mimic the immune system's response of clearing viruses and toxins from the blood before cell and organ infection can occur. The Hemopurifier(R) cannot cure viral conditions but can prevent virus and toxins from infecting unaffected tissues and cells. We have completed pre-clinical blood testing of the Hemopurifier(R) to treat HIV and Hepatitis-C, and have completed human safety trials on Hepatitis-C infected patients in India and are in the process of obtaining regulatory approval from the U.S. Food and Drug Administration ("FDA") to initiate clinical trials in the United States.

The commercialization of the Hemopurifier(R) will likely require the completion of human efficacy clinical trials. The approval of any application of the Hemopurifier(R) in the United States will necessitate the approval of the FDA to initiate human studies. Such studies could take years to demonstrate safety and effectiveness in humans and there is no assurance that the Hemopurifier(R) will be cleared by the FDA as a device we can market to the medical community. We also expect to face similar regulatory challenges from foreign regulatory agencies, should we attempt to commercialize and market the Hemopurifier(R) outside of the United States. As a result, we have not generated revenues from the sale of any Hemopurifier(R) application. Additionally, there have been no independent validation studies of our Hemopurifiers(R) to treat infectious disease. We manufacture our products on a small scale for testing purposes but have yet to manufacture our products on a large scale for commercial purposes. All of our pre-clinical human blood studies have been conducted in our laboratories under the direction of Dr. Richard Tullis, our Chief Science Officer.

The Company is classified as a development stage enterprise under accounting principles generally accepted in the United States of America ("GAAP"), and has not generated revenues from its principal operations.

The Company's common stock is quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers under the symbol "AEMD.OB".

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending March 31, 2008. For further information, refer to the Company's Annual Report On Form 10-KSB for the year ended March 31, 2007, which includes audited financial statements and footnotes as of March 31, 2007 and for the years ended March 31, 2006 and 2007.

NOTE 2. GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has experienced continuing losses from operations, is in default on certain debt, has negative working capital of approximately ($6,705,000), recurring losses from operations and a deficit accumulated during the development stage of approximately ($28,878,000) at September 30, 2007, which among other matters, raises significant doubt about its ability to continue as a going concern. The Company has not generated significant revenue or any profit from operations since inception. A significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. The Company intends to fund operations through debt and/or equity financing arrangements, which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements (consisting of accounts payable, accrued liabilities, amounts due to related parties and amounts due under various notes payable) for the fiscal year ending March 31, 2008. Therefore the Company will be required to seek additional funds to finance its short-term operations.

The Company is currently addressing its liquidity issue by exploring investment capital opportunities. The Company believes that its access to capital, together with existing cash resources, will be sufficient to meet its liquidity needs for fiscal 2008. In August 2007, the Company raised $815,000 in a private placement (see Note 5). The Company has in place an $8.4 million common stock purchase agreement with Fusion Capital Fund II, LLC, which can provide working capital pending successful registration of the shares underlying the agreement. The Company's present working capital balance is insufficient to meet its working capital needs for fiscal 2008. However, no assurance can be given that the Company will receive any additional funds through its capital raising efforts.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of the Company presented below is designed to assist the reader in understanding the Company's consolidated financial statements. Such financial statements and related notes are the representations of Company management, who is responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying condensed consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of Aethlon Medical, Inc. and its legal wholly-owned subsidiaries Aethlon, Inc., Hemex, Inc. and Cell Activation, Inc.(collectively hereinafter referred to as the "Company"). These subsidiaries are dormant and there exist no material intercompany transactions or balances.

LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year in accordance with SFAS No. 128, "EARNINGS PER SHARE."

Securities that could potentially dilute basic loss per share (prior to their conversion, exercise or redemption) were not included in the diluted-loss-per-share computation because their effect is anti-dilutive. There were 18,459,500 and 17,899,812 potentially dilutive common shares outstanding for the three and six months ended September 30, 2007, respectively.

PATENTS

The Company capitalizes the cost of patents, some of which were acquired, and amortizes such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent.

RESEARCH AND DEVELOPMENT EXPENSES

The Company incurred approximately $331,000 and $335,000 of research and development expenses during the six months ended September 30, 2007 and 2006, respectively. For the fiscal quarter ended September 30, 2007 and 2006, the Company incurred research and development expense of approximately $151,000 and $176,931, respectively.

EQUITY INSTRUMENTS FOR SERVICES PROVIDED BY OTHER THAN EMPLOYEES

The Company follows SFAS No. 123-R (as interpreted by Emerging Issues Task Force ("EITF") Issue No. 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES") ("EITF No. 96-18") to account for transactions involving goods and services provided by third parties where the Company issues equity instruments as part of the total consideration. Pursuant to paragraph 7 of SFAS No. 123-R, the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.

The Company applies EITF No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

(a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).
(b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.
(c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

SFAS No.144 ("SFAS 144"), "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. Management believes that no impairment existed at or during the six months ended September 30, 2007.

BENEFICAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5, "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIO" and EITF No. 00-27, "APPLICATION OF EITF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

DERIVATIVE LIABILITIES AND CLASSIFICATION OF WARRANT OBLIGATION

The Company evaluates free-standing instruments (or embedded derivatives) indexed to its common stock to properly classify such instruments within equity or as liabilities in its financial statements, pursuant to the requirements of the EITF Issue No. 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK," EITF Issue No. 01-06, "THE MEANING OF INDEXED TO A COMPANY'S OWN STOCK," EITF Issue No. 05-04, "THE EFFECT OF A LIQUIDATED DAMAGES CLAUSE ON A FREESTANDING FINANCIAL INSTRUMENT SUBJECT TO EITF Issue No. 00-19," and SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," as amended. The Company's policy is to settle instruments indexed to its common shares on a first-in-first-out basis.

In the fiscal year ending March 31, 2006, the Company was obligated to register for resale the shares underlying warrants in connection with the issuance of its 10% Series A Convertible Promissory Notes. In accordance with EITF Issue No. 00-19, the value of the warrants were recorded as a liability until the registration became effective on January 20, 2006. On or about March 13, 2007, the Company determined that the effectiveness of the registration statement underlying the conversion and warrant shares associated with the 10% Series A Promissory Notes had lapsed on October 27, 2006. Upon the registration lapse, in accordance with EITF Issue No. 00-19, the Company reversed the accounting effect of the prior registration effectiveness and reclassified the warrants from stockholders to a derivative liability, which is required to be revalued at the end of each reporting period. At September 30, 2007, the fair value of the warrant liability was determined to be $3,775,425 and for the six months ended September 30, 2007 a gain in the amount of approximately $914,000 was recognized as other income as a result of the change in the fair value of such liability since March 31, 2007.

REGISTRATION PAYMENT ARRANGEMENTS

The Company accounts for its liquidated damages on registration rights agreements in accordance with FASB Staff Position EITF Issue No. 00-19-2 "ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS" which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." On September 30, 2007, the Company had recorded $238,249 of accrued liquidated damages in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheet.

STOCK BASED COMPENSATION

Effective April 1, 2006, the Company adopted the provisions of SFAS No. 123-R, "Share-Based Payment," ("SFAS No. 123-R"). SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award. The Company previously accounted for awards granted under its equity incentive plan under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION," as amended. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board administered by Nasdaq) on the date of grant. Accordingly, no share-based compensation was recognized in the financial statements for the three and six months ended June 30, 2005. Under the modified prospective method of adoption for SFAS No. 123-R, the compensation cost recognized by the Company beginning April 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all equity incentive awards granted subsequent to April 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date.

In August 2000, the Company adopted the 2000 Stock Option Plan ("Stock Option Plan"), which was approved by its stockholders in September 2000. The Stock Option Plan provides for the issuance of up to 500,000 options to purchase shares of common stock. Such options can be incentive options or nonstatutory options, and may be granted to employees, directors and consultants. The Stock Option Plan has limits as to the eligibility of those stockholders who own more than 10% of Company stock, as defined. The options granted pursuant to the Stock Option Plan may have exercise prices of no less than 100% of fair market value of the Company's common stock at the date of grant (incentive options), or no less than 75% of fair market value of such stock at the date of grant (nonstatutory). At September 30, 2006, the Company had granted 47,500 options under the 2000 Stock Option Plan of which 15,000 had been forfeited, with 467,500 available for future issuance. All of these options vested prior to the adoption of FAS 123-R.

The effects of share-based compensation resulting from the application of SFAS No. 123-R to options granted outside of the Company's Stock Option Plan resulted in an expense of $69,446 for the quarter ended September 30, 2007 and $352,951 for the six month period ended September 30, 2007. This expense was recorded as stock compensation included in payroll and related expenses in the accompanying September 30, 2007 condensed consolidated statement of operations. Share-based compensation recognized as a result of the adoption of SFAS No. 123-R as well as pro forma disclosures according to the original provisions of SFAS No. 123 for periods prior to the adoption of SFAS No. 123-R use the Binomial Lattice option pricing model for estimating fair value of options granted.

The following table summarizes the effect of share-based compensation resulting from the application of SFAS No. 123-R to options granted:

                                          Three Months Ended   Six Months Ended
                                         September 30, 2007   September 30, 2007

Payroll and related                         $  (69,446)         $(352,951)
                                            ==========          =========
Net share-based compensation effect
   in net loss from continuing operations   $  (69,446)         $(352,951)
                                            ==========          =========

Basic and diluted loss per common share     $    (0.00)         $   (0.00)
                                            ==========          =========

In accordance with SFAS No. 123-R, the Company adjusts share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2006 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the six month period ended September 30, 2007 was insignificant.


The following weighted average assumptions were used in the valuation of these instruments.

                                      Six Months Ended
                                          September 30
                              -----------------------------
                                 2007                2006
                              ----------          ----------
Annual dividends                 zero                zero
Expected volatility               92%                 72%
Risk free interest rate          4.72%               4.18%
Expected life                 2.14 years            4.7 years

The expected volatility is based on the historic volatility. The expected life of options granted is based on the "simplified method" described in the SEC's Staff Accounting Bulletin No. 107 due to changes in the vesting terms and contractual life of current option grants compared to the Company's historical grants. Options outstanding that have vested and are expected to vest as of September 30, 2007 are as follows:

                                                      Weighted
                                         Weighted      Average
                                         Average      Remaining      Aggregate
                             Number of   Exercise    Contractual     Intrinsic
                              Shares      Price     Term in Years    Value (1)
-------------------------  -----------   --------   -------------   ----------

Vested                       9,702,393    $  0.38        5.27       $2,817,804
Expected to vest             2,001,667       0.33        8.85       $  572,317
                           -----------                              ----------
     Total                   11,704,060                             $3,390,121
                           ===========                              ==========

(1) These amounts represent the difference between the exercise price and $0.62, the closing market price of the Company's common stock on September 30, 2007 as quoted on the Over-the-Counter Bulletin Board under the symbol "AEMD.OB" for all in-the-money options outstanding.

Options outstanding that are expected to vest are net of estimated future forfeitures in accordance with the provisions of SFAS No. 123-R, which are estimated when compensation costs are recognized. Additional information with respect to stock option activity is as follows:

                                                   Outstanding Options
                                           -------------------------------------
                               Shares                   Weighted       Aggregate
                             Available     Number of     Average       Intrinsic
                             for Grant     Shares     Exercise Price   Value (1)
---------------------------  ---------     ------     --------------  ----------
March 31, 2006                 467,500   9,204,060       $ 0.38       $3,802,324
                                                                      ==========
Grants                              --   2,500,000       $ 0.36
Exercises                           --          --           --
Cancellations                       --          --           --
                             ----------  ----------      ------
September 30, 2007             467,500   11,704,060      $ 0.38       $2,808,974
                             ==========  ==========      ======       ==========

Options exerciseable at:
March 31, 2007                            8,369,060      $ 0.39
                                         ==========      ======
September 30, 2007                        9,702,393      $ 0.38

(1) Represents the difference between the exercise price and the March 31, 2007 or September 30, 2007 market price of the Company's common stock, which was $0.74 and $0.62, respectively.

At September 30, 2007, there was approximately $513,000 of unrecognized compensation cost related to share-based payments which is expected to be recognized over a weighted average period of 1.62 years

INCOME TAXES

Under SFAS 109, "ACCOUNTING FOR INCOME TAXES," deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. The Company records a valuation allowance for deferred tax assets when, based on management's best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109." FIN No. 48 establishes a single model to address accounting for certain tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN No. 48 also provides guidance on derecognition measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company adopted the provisions of FIN No. 48 on April 1, 2007. Upon adoption, the Company recognized no adjustment in the amount of unrecognized tax benefits. As of the date of adoption the Company had no unrecognized tax benefits. The Company's policy is to recognize interest and penalties that would be assessed in relation to the settlement of unrecognized tax benefits as a component of income tax expense. The Company has recognized approximately $36,000 in penalties and interest upon the adoption of FIN No. 48.

The Company and it subsidiaries are subject to federal income tax. With few exceptions, the Company is no longer subject to U.S. federal income tax examination for years before 2000; state and local tax examinations before 2000. However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carryforward amount.

The Company is not currently under Internal Revenue Service (IRS), state, local or foreign jurisdiction tax examinations.

For the quarter and nine-month periods ended September 30, 2007, the Company recorded no income tax provision.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If the Company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management has not yet evaluated the effects on future consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.


NOTE 4. NOTES PAYABLE

At September 30, 2007, the Company had $502,500 in principal amount of notes payable outstanding with twelve noteholders.

The Company is currently in default on $502,500 of amounts owed under various unsecured notes payable and is currently seeking other financing arrangements to retire all past due notes. At September 30, 2007 the Company had accrued interest in the amount of $385,848 associated with these defaulted notes payable.

On July 13, 2007, in exchange for $60,000, the Company issued the Phillip A. Ward Trust a 12% Convertible Note, with accrued interest due at maturity on July 13, 2008. The face value of the note is convertible at a $0.50 conversion price into 120,000 restricted shares of common stock.

At September 30, 2007, the Company had $1,110,000 in principal amount of convertible notes payable outstanding, net of $1,030,239 discount, held by six noteholders. The $1,030,000 discount is comprised of $29,921 in unamortized BCF discount and $1,000,000 in unamortized discount attributable to the valuation of warrant rights associated with the issuance of convertible notes. At September 30, 2007, the Company had accrued interest in the amount of $243,623 associated with these convertible notes payable.

NOTE 5. EQUITY TRANSACTIONS

In April 2007, the Company issued 30,617 shares of restricted common stock as the result of a cashless exercise of 80,000 warrants held by a former noteholder.

In April 2007, the Company issued 15,152 shares of restricted common stock at $0. 33 per share in payment of an option agreement valued at $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April 2007, the Company issued 8,651 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In April 2007, the Company issued 3,937 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.76 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In May 2007, the Company issued 13,124 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.76 per share in payment for regulatory affairs consulting services to the Company valued at $10,000 based on the value of the services.

In May 2007, the Company issued 5,155 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In June 2007, the Company issued 41,999 shares of restricted common stock at between $0.30 and $0.74 per share in payment for investor relations services to the Company valued at $20,000 based on the value of the services.

In June 2007, the Company issued 17,526 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $10,200 based on the value of the services.

In June 2007, the Company issued 5,155 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In June 2007, the Company issued 10,174 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.63 per share in payment for regulatory affairs consulting services to the Company valued at $6,450 based on the value of the services.

In August 2007, the Company issued 1,630,000 shares of common stock for cash proceeds of $815,000 ($757,950 net of commissions). The shares were issued to accredited investors in the form of Units comprised of two shares of common stock and one three-year warrant to acquire common stock at an exercise price of $0.50. The offering price of each Unit was $1.00.

In August 2007, the Company issued 14,827 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.60 per share in payment of grant writing consulting services to the Company valued at $10,500 based upon the value of the services.

In August of 2007, the Company issued 71,045 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for outstanding liabilities related to regulatory consulting services to the Company valued at $17,051 based upon the value of the services provided.

In August of 2007, the Company issued 13,017 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.49 per share in payment for regulatory consulting services to the Company valued at $6,413 based upon the value of the services provided.

In August of 2007, the Company issued 103,106 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.59 per share in payment of legal fees related to general corporate legal services to the Company valued at $62,894 based upon the value of the services provided.

In August 2007, the Company issued 21,020 shares of restricted common stock at prices between $0.68 and $0.78 per share in payment for investor relations services to the Company valued at $15,000 based on the value of the services.

In August 2007, the Company issued 8,264 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at prices between $0.68 and $0.78 per share in payment for regulatory affairs consulting services to the Company valued at $6,000 based on the value of the services.

In September 2007, the Company issued 14,000 shares of common stock to an accredited investor at $0.50 per share in payment of commissions related to the August Private Placement transaction valued at $7,000 based upon the value of services provided.

In September 2007, the Company issued 5,294 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.68 per share in payment for regulatory affairs consulting services to the Company valued at $3,600 based on the value of the services provided.

NOTE 6. COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company's results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

                                     PART II

Indemnification of Directors and Officers

         Our Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

      The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

      We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

 SEC Filing Fee                                                     $      178
 Financial printer fees                                                  1,000*
 Legal fees and expenses                                                11,500*
 Blue Sky Fees and Expenses                                                500*
 Accounting fees and expenses                                           15,000*
 Miscellaneous                                                             500*
-------------------------------------------------------------------------------
 Total                                                              $   28,678
-------------------------------------------------------------------------------
* estimated

RECENT SALES OF UNREGISTERED SECURITIES

         We have sold or issued the following securities not registered under the Securities Act in reliance upon the exemption from registration pursuant to
Section 4(2) of the Securities Act or Regulation D of the Securities Act during the three year period ending on the date of filing of this registration statement. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.


MARCH 31, 2007 THROUGH JANUARY 22, 2008

CONVERTIBLE NOTE PAYABLE

      On July 13, 2007, in exchange for $60,000, the Company issued the Phillip A Ward Trust a 12% Convertible Note, with accrued interest due at Maturity on July 13, 2008. The face value of the note is convertible at a $0.50 conversion price into 120,000 restricted shares of common stock. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         On January 18, 2008 the Company issued and sold promissory notes in the principal amount of $220,000 (the "Notes") and three-year warrants to purchase and aggregate of 660,000 shares of the Company's common stock at an exercise price of $.50 per share (the "Warrants"). The Notes bear interest compounded monthly at an annual rate of eight percent (8%) per annum and mature on October 18, 2008. The Company is required to file a registration statement with the SEC covering the shares underlying the Warrants within 60 calendar days of closing. In the event that, within 180 days of closing such registration statement is not effective, the Company is obligated to penalties, payable in cash, of 2% per month. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         On December 5, 2007 the Company issued and sold promissory notes in the principal amount of $495,000 (the "Notes") and three-year warrants to purchase and aggregate of 1,485,000 shares of the Company's common stock at an exercise price of $.50 per share (the "Warrants"). The Notes bear interest compounded monthly at an annual rate of eight percent (8%) per annum and mature on September 5, 2008. The Company is required to file a registration statement with the SEC covering the shares underlying the Warrants within 60 calendar days of closing. In the event that, within 180 days of closing such registration statement is not effective, the Company is obligated to penalties, payable in cash, of 2% per month. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         Effective March 5, 2007, the Company entered into four Allonges (the "Allonges") to its 10% Series A Convertible Promissory Notes entered into in December 2005 having an aggregate principal amount of $1,000,000 (the "Prior Notes") with the Estate of Allan S. Bird, the Ellen R. Weiner Family Revocable Trust, Claypoole Capital, LLC and Christian J. Hoffmann III (the "Holders"). This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

On November 29, 2007, the Company entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Notes") with the Holders. The Notes were issued in exchange for the Prior Notes, and all amendments to the Prior Notes, including the Allonges entered into between the Company and the Holders on March 5, 2007.

         The Notes bear an aggregate principal amount of $1,000,000 and are convertible into an aggregate of 5,000,000 shares of the Company's Common Stock and mature on February 15, 2009. The Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at the rate of $0.20 per Unit, each Unit consisting of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of the Company's Common Stock at an exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, the Company will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have an exercise price of $0.60 per share.

         The Notes also provide for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at the rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of the Company's Common Stock and one Class A-1 Common Stock Purchase Warrant (the "Class A-1 Warrant") to purchase on share of the Company's Common Stock at an exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, the Company will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have an exercise price of $0.40 per share.

         In addition, the Notes provide for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of the Company's Common Stock on the same terms as the Class A Warrants. The shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants shall be registered with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and the Class B-1 Warrants shall be registered with the SEC by the 30th day following the issuance date of such warrants. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

COMMON STOCK

         On January 8, 2008 the Company completed a private placement of 250,000 Units, priced at $1.00 per unit, raising $250,000. Each Unit is comprised of two shares of common stock and one warrant. The warrant has an exercise price of $0.50 and is exercisable for three years from issuance. The Company is required to file a registration statement with the SEC covering the shares underlying the units within 60 calendar days of closing. In the event that, within 180 days of closing such registration is not effective, or the underlying shares are not saleable under SEC Rule 144, the Company is obligated to pay penalties, payable in additional shares, of 2% per month. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         On December 31, 2007 the Company completed a private placement of 1,000,000 Units, priced at $1.00 per unit, raising $980,000. Each Unit is comprised of two shares of common stock and one warrant. The warrant has an exercise price of $0.50 and is exercisable for three years from issuance. The Company is required to file a registration statement with the SEC covering the shares underlying the units within 60 calendar days of closing. In the event that, within 180 days of closing such registration is not effective, or the underlying shares are not saleable under SEC Rule 144, the Company is obligated to pay penalties, payable in additional shares, of 2% per month. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In August 2007, the Company issued 21,020 shares of restricted common stock at between $0.68 and $0.78 per share in payment for investor relations services to the Company valued at $15,000 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In August 2007, the Company issued 14,000 shares of restricted common stock at $0.50 per share in payment of a finder's fee to the Company valued at $7,000 based on the value of the services.

         In June 2007, the Company issued 41,999 shares of restricted common stock at between $0.30 and $0.74 per share in payment for investor relations services to the Company valued at $20,000 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In April 2007, the Company issued 30,617 shares of restricted common stock as a result of the exercise of a cashless warrant held by a former noteholder. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In April 2007, the Company issued 15,152 shares of restricted common stock at $0.33 per share in payment of an option agreement valued at $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

FISCAL YEAR ENDED MARCH 31, 2007

CONVERTIBLE NOTES PAYABLE AND WARRANTS

         On December 15, 2006, the Company issued two 10% Convertible Notes ("December 10% Notes") totaling $50,000 to accredited investors. The December 10% Notes accrue interest at a rate of ten percent (10%) per annum and mature on March 15, 2007. Such notes are convertible into shares of restricted common stock at any time at the election of the holder at a fixed conversion price of $0.17 per share for any conversion occurring on or before the maturity date. In addition, upon issuance, the Company issued five-year Warrants ("December 10% Note Warrants") to purchase a number of shares equal to the number of shares into which the December 10% Notes can be converted at a fixed exercise price of $0.17. Additionally, if the December 10% Note Warrants are exercised prior to December 15, 2007, the holder will receive an additional warrant on the same terms as the December 10% Note Warrants on a one to one basis. The warrants can be settled in unregistered shares of common stock. The December 10% Note Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,627, the relative fair value measured at the commitment date, was recorded and presented net against the face amount of the December 10% Notes. The convertible feature of the December 10% Notes provides for an effective conversion rate that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, the Company estimated the fair value of such BCF to be $34,373 and recorded such amount as a debt discount. The discounts associated with the warrants and the BCF are being accreted to interest expense over the term of the December 10% Notes. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         Effective March 22, 2007, the Company entered into four Allonges (the "Allonges") to its 10% Series A Convertible Promissory Notes entered into in December 2005 having an aggregate principal amount of $1,000,000 (the "Notes") with the Estate of Allan S. Bird, the Ellen R. Weiner Family Revocable Trust, Claypoole Capital, LLC and Christian J. Hoffmann III (the "Holders"). Each Holder has qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended (the "Act"). Pursuant to the Allonges, the Company amended and restated the Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. The Company will also pay all accrued interest, through February 15, 2007 and each calendar quarter thereafter, in the form of units (the "Units")at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Notes are convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of the Company's Common Stock and on Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expires on January 2, 2001 and is exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant has a three-year term and is exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

COMMON STOCK

         In April 2006, the Company issued 3,086 shares of restricted common stock at $0.81 per share in payment for investor relations valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In April 2006, the Company repaid a $25,000 15% promissory notes, including accrued interest of $18,750, through the issuance of 107,759 restricted common shares at $0.406 per share to an accredited individual investor. There was no gain or loss on the extinguishment. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In May 2006, the Company issued 4,545 shares of restricted common stock at $0.55 per share in payment for investor relations valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In July 2006, the Company issued 6,250 shares of restricted common stock at $0.40 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In July 2006, the Company issued 7,813 shares of restricted common stock at $0.32 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In August 2006, the Company issued 114,132 shares of restricted common stock at $0.20 per share in payment for accrued accounting consulting services provided to the Company by a third party valued at $23,111 based upon the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In October 2006, the Company issued 8,065 shares of restricted common stock at $0.31 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In October 2006, the Company issued 8,929 shares of restricted common stock at $0.28 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In November 2006, the Company issued 555,556 shares of restricted common stock at $0.18 per share in exchange for an investment of $100,000. As an inducement the Company also issued five-year warrants to purchase a number of shares equal to the number of restricted shares issued converted at a fixed exercise price of $0.18. Additionally, if the warrants are exercised prior to November 14, 2007, the holder will receive an additional warrant on the same terms as the warrants. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In December 2006, the Company issued 40,000 shares of restricted common stock at $0.25 per share in exchange for license and development rights related to certain intellectual property valued at $10,000 based on the fair market value of the intellectual property license. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         On March 31, 2007, we entered into a common stock purchase agreement (the "Purchase Agreement"), as amended on August 10, 2007, with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital") for the purchase of up to $8.4 million. We agreed to sell to Fusion Capital 1,333,333 shares of our common stock for $400,000 on March 27, 2007. We agreed to issue to Fusion Capital 1,050,000 shares of our common stock as a commitment fee for entering into the Purchase Agreement. These issuances were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

FISCAL YEAR ENDED MARCH 31, 2006

CONVERTIBLE DEBT AND WARRANTS

         On May 16, 2005 the Company issued Fusion Capital ("Fusion") a $30,000 Convertible Promissory Note (the "Note") with an interest rate of fifteen percent (15%) per annum that matured on August 15, 2005. In addition, the Company also issued a five-year, cashless warrant to purchase 300,000 shares of the Company's common stock at an exercise price of $0.25. The Note was converted into 174,716 restricted shares of common stock in March 2006. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         From July 11, 2005 through December 15, 2005 the Company received cash investments of $760,000 from an accredited investor (Ellen R. Weiner Family Revocable Trust) based on agreed-upon terms reached on the cash receipt dates. Such investments were documented on November 2, 2005, November 4, 2005 and December 15, 2005 in three 10% Series A Convertible Notes ("Weiner Series A Notes"). The Weiner Series A Notes accrue interest at a rate of ten percent (10%) per annum and mature on January 2, 2007. The Weiner Series A Notes are convertible into shares of restricted common stock at any time at the election of the holder at a conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date. In addition, upon conversion, the Company is obligated to issue three-year Warrants (the "Weiner Series A Warrants") to purchase a number of shares equal to the number of shares into which the Weiner Series A Notes can be converted at an exercise price of $0.20. The Weiner Series A Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $531,875, measured at the commitment dates, will be expensed as future conversions occur. The convertible feature of the Weiner Series A Notes provides for a rate of conversion that is below market value. Pursuant to EITF 98-5 and EITF 00-27, the Company has estimated the fair value of such BCF to be $228,125 and records such amount as a debt discount. Such discount is being accreted to interest expense over the term of the Weiner Series A Notes. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         From August 8, 2005 through December 14, 2005 the Company received cash investments of $225,000, from an accredited investor (Allan S. Bird) based on agreed upon terms reached on the cash receipt dates. Such investments were documented on November 2, 2005, November 7, 2005 and December 14, 2005 in three 10% Series A Convertible Notes ("Bird Series A Notes"). The Bird Series A Notes accrue interest at a rate of ten percent (10%) per annum and mature on January 2, 2007. The Bird Series A Notes are convertible into shares of restricted common stock at any time at the election of the holder at a conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date. In addition, upon conversion, the Company is obligated to issue three-year Warrants (the "Bird Series A Warrants") to purchase a number of shares equal to the number of shares into which the Bird Series A Notes can be converted at an exercise price of $0.20. The Bird Series A Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $183,000, measured at the commitment dates. The discount will be expensed when the warrants are issued when future debt conversions occur. The convertible feature of the Bird Series A Note provides for a rate of conversion that is below market value. Pursuant to EITF 98-5 and EITF 00-27, the Company has estimated the fair value of such BCF to be $42,000 and records such amount as a debt discount. Such discount is being accreted to interest expense over the term of the Bird Series A Note. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         On December 15, 2005, the Company received total cash investments of $15,000 from two related accredited investors (Christian Hoffmann III and Claypoole Capital, LLC). Such investments were documented in two 10% Series A Convertible Notes ("December Notes"). The December Notes accrue interest at a rate of ten percent (10%) per annum and mature on January 2, 2007. The December Notes are convertible into shares of restricted common stock at any time at the election of the holder at a conversion price of $0.20 per share for any conversion occurring on or before the maturity date. In addition, upon conversion, the Company is obligated to issue three-year Warrants (the "December Warrants") to purchase a number of shares equal to the number of shares into which the December Notes were converted at an exercise p rice of $0.20. The December Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,000, measured at the commitment date and the discount will be expensed when the warrants are issued upon the occurrence of future debt conversion. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

COMMON STOCK AND WARRANTS

         In May 2005 the Company issued 100,000 shares of common stock and a warrant to purchase 400,000 shares of common stock at a purchase price of $0.176 per share to an accredited investor for $17,600. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In June 2005, the Company issued 836,730 shares of restricted common stock and a three-year warrant to purchase 418,365 shares of the Company's restricted common stock at an exercise price of $0.25 to legal counsel as an inducement to settle accrued past due legal services payable in the amount of $167,346 which had been expensed in the prior fiscal year. At the time of the settlement, the shares of the Company's restricted common stock were valued at $209,183 and, using a Black-Scholes option pricing model, the warrant was valued at $100,408. Additional non-cash expense of $142,245 was recorded as professional fees expense during the quarter ended June 30, 2005. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

COMMON STOCK

         In December 2005, the Company issued 73,964 shares of restricted common stock at $0.246 per share in payment of legal fees related to capital raising transactions valued at $18,202. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In January 2006, the Company issued 579,813 shares of restricted common stock at $0.24 per share in payment for patent fees valued at $139,155. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In January 2006, the Company issued 66,017 shares of restricted common stock at Prices ranging from $0.28 to $0.33 per share in payment for investor relations. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         During March 2006, the Company issued 568,181 shares of common stock, at $0.76 per share, to Fusion Capital for total proceeds of $431,818 pursuant to an outstanding warrant held by Fusion Capital. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In March 2006, the Company repaid a $30,000 10% promissory notes, including accrued interest of $4,564, through the issuance of 140,000 restricted common shares at $0.25 per share to an accredited individual investor. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In March 2006, a $30,000 15% convertible note was converted at $0.20 per share for 174,716 shares of common stock at a price of $0.20 per share. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In March 2006, the Company issued 150,000 shares of restricted common stock at $0.326 per share in payment of profession services related to investor relations valued at $49,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In March 2006, the Company issued 35,714 shares of restricted common stock at $0.28 per share in payment of profession services related to investor relations valued at $10,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In March 2006, the Company issued 15,152 shares of restricted common stock at $0.33 per share in payment of profession services related to investor relations valued at $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In March 2006, the Company issued 33,333 shares of restricted common stock at $0.33 per share in payment of an option agreement valued at $10,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

OPTIONS

         On September 9, 2005, the Company granted 2,857,143 options to James A. Joyce, its Chief Executive Officer, in exchange for $300,000 of accrued related-party liabilities. The fair value of such options approximated the value of the accrued related-party liability. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

FISCAL YEAR ENDED MARCH 31, 2005

NOTES PAYABLE

         In October 2004, the Company issued two $40,000, 10% one year promissory notes each with 80,000 three-year warrants to purchase common stock at $0.50 per share and 44,444 three-year warrants to purchase common stock at $0.90 per share for cash in a total amount of $80,000 to two accredited individual investors. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In October 2004, the Company issued a $50,000, 10% one-year promissory note plus 100,000 three-year warrants to purchase common stock at $0.50 per share and 55,555 three-year warrants to purchase common stock at $0.90 per share for cash in the amount of $50,000 to an accredited individual investor. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

COMMON STOCK

         In April 2004, the Company issued 500,000 shares of restricted common stock to an accredited individual investor in connection with the exercise of warrants at $0.25 per share for cash totaling $125,000. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In April 2004, the Company issued 17,143 shares at $1.75 per share to an accredited individual investor for investor relations services in the amount of $30,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In April 2004, the Company issued 50,000 shares of restricted common stock to Fusion Capital Fund II, LLC, an accredited institutional investor, for a financing commitment to provide $6,000,000 under a common stock purchase agreement. In connection with this agreement the Company paid a fee to Fusion Capital in the amount of 418,604 shares of common stock. These issuances were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In May 2004, the Company issued 225,000 shares of common stock at $0.44 per share and 225,000 warrants to purchase the Company's common stock at a price of $0.76 per share to legal counsel for legal services in the amount of $99,000, which was recorded as expense in the accompanying consolidated financial statements. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

         In May 2004, a $50,000 10% convertible note was converted at $0.44 per share for 113,636 shares of common stock and 113,636 warrants to purchase the Company's common stock at a price of $0.76 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In May 2004, we issued fourteen accredited investors a total of 847,727 shares of restricted stock at a price of $0.44 per share for cash totaling $373,000. In connection with the issuance of these shares, we granted the stockholders 1,529,545 warrants to purchase our common stock at a price of $0.76 per share. The warrants vested immediately and expire on fifth anniversary from the date of a registration statement covering the common stock underlying such warrants is declared effective. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In May 2004, the Company issued 568,181 shares of restricted common stock to Fusion Capital at $0.44 per share for cash totaling $250,000. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In July 2004, the Company issued 10,715 shares of restricted common stock at $0.70 per share to an accredited individual for employee placement services in the amount of $7,500. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In July 2004, the Company issued 6,850 shares of restricted common stock at $0.73 per share to an accredited individual for consulting services on opportunities for the Company's Hemopurifier(TM) within the biodefense marketplace in the amount of $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In August 2004, the Company issued 46,364 shares of restricted common stock at $0.55 per share to an accredited individual for employee placement services in the amount of $25,500. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In August 2004, the Company issued 165,492 and 28,377 shares of restricted common stock at $0.25 and $0.45 per share, respectively. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In September 2004, the Company issued 479,513 shares of restricted common stock to an accredited investor, in conjunction with the conversion of $125,000 in principal amount of notes, plus accrued interest, at $0.34 per share, in accordance with their convertible note agreement (see Note 8). This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In November and December 2004, the Company issued 80,000 shares of restricted common stock to an accredited individual investor in connection with the exercise of 80,000 warrants at $0.25 per share for consideration of a $20,000 reduction in the principal amount of a 10% one-year promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In December 2004, the Company issued 461,667 shares of restricted common stock to two accredited individual investors in connection with the exercise of 461,667 warrants at $0.25 per share for cash totaling $115,417. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In December 2004, the Company repaid two $25,000 12% promissory notes, including accrued interest of $17,778 each, through the issuance of 87,303 restricted common shares at $0.49 per share to each of two separate accredited individual investors. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In December 2004, the Company issued 60,000 shares of restricted common stock at $0.50 per share under a consulting agreement with an accredited individual investor, for investor relations consulting services to the Company. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In January 2005, the Company issued 55,556 shares of restricted common stock at $0.36 per share and a warrant to purchase 55,556 shares of common stock at $0.44 per share for cash in the amount of $20,000 to an accredited individual investor. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

         In January 2005, the Company issued 66,666 shares of restricted common stock at $0.45 per share to an accredited individual investor under a consulting agreement for investor relations services to the Company. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In January 2005, the Company issued 25,834 shares of restricted common stock to an accredited individual investor in connection with the exercise of a warrant to purchase 25,834 shares of common stock at $0.25 per share for cash totaling $6,459. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

         In February 2005, the Company issued 139,063 shares of restricted common stock to an accredited individual investor in connection with the exercise of a warrant to purchase 139,063 shares of common stock at $0.25 per share for cash totaling $34,766. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In February 2005, the Company issued 90,000 shares of restricted common stock at $0.27 per share and a three-year warrant to purchase 90,000 shares of common stock at $0.34 per share for cash in the amount of $24,300 to an accredited individual investor. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

         During the year ended March 31, 2005, the Company issued an additional total of 1,416,958 shares of restricted common stock at prices ranging from $0.25 to $0.52 for total cash proceeds of approximately $541,000. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, the Company issued an additional 557,647 shares of restricted common stock at prices ranging from $0.25 to $0.55 under various consulting service agreements for total recorded value of approximately $196,000. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

WARRANTS

         In August 2004, the Company issued a one-year warrant, which vests immediately, to purchase 7,000 shares of common stock at $0.55 per share to an accredited corporate entity in conjunction with a $6,000 fee for investor and public relations services. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         During the year ended March 31, 2005, the Company granted 568,181 warrants to an investor in connection with a commitment fee for the purchase of common stock. The warrants have an exercise price of $0.76 per share, vest immediately and are exercisable through May 2009. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, the Company granted 847,727 warrants to investors in connection with the purchase of common stock. The warrants have an exercise price of $0.76 per share, vest immediately and are exercisable through May 2009. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, the Company issued 113,636 warrants to purchase common stock for $0.76 per share, which are exercisable through May 2009 and vested upon grant. The warrants were issued in connection with the conversion of notes payable. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

         During the year ended March 31, 2005, the Company issued 225,000 warrants to purchase common stock for $0.76 per share, which are exercisable through May 2009 and vested upon grant. The warrants were issued in connection with common stock issued for legal services expense totaling $99,000 (see "Common Stock" above). This transaction was exempt from registration pursuant to
Section 4(2)of the Securities Act of 1933.

         During the year ended March 31, 2005, the Company issued 260,000 warrants to purchase common stock for $0.50 per share, which vested upon grant and expire in October 2007. The warrants were issued in connection with the issuance of notes payable. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, the Company issued 144,443 warrants to purchase common stock for $0.90 per share, which vested upon grant and expire in October 2007. The warrants were issued in connection with the issuance of notes payable. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, the Company granted 55,556 warrants to an investor in connection with the purchase of common stock. The warrants have an exercise price of $0.44 per share, vest immediately and are exercisable through January 2008. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, the Company granted 90,000 warrants to investors in connection with the purchase of common stock. The warrants have an exercise price of $0.34 per share, vest immediately and are exercisable through February 2008. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         During the year ended March 31, 2005, 1,206,564 warrants with a exercise price of $0.25 per share, which were granted to investors in connection with the purchase of common stock, were exercised. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

OPTIONS

         In February 2005, the Board of Directors granted the Company's Chief Executive Officer ("CEO")and Chief Scientific Officer ("CSO") non-qualified stock options to purchase up to 2,231,100 and 1,734,350 shares of common stock, respectively, at an exercise price of $0.38 per share and vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. In addition Mr. Calvin Leung, a board member, was granted non-qualified stock options to purchase up to 308,725 shares at $0.38 that vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. Messrs. Franklyn S Barry and Edward G Broenniman, board members, were each granted non-qualified stock options to purchase up to 514,550 shares at $0.38 that vest forty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. All of these options granted expire in 2010 and 2011 and were granted at a price that was $0.08 below the estimated fair value of the underlying common stock on the date of grant. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

EXHIBITS

3.1               Articles of Incorporation of Aethlon Medical, Inc. (1)
3.2               Bylaws of Aethlon Medical, Inc. (1)
3.3               Certificate of Amendment of Articles of Incorporation dated
                  March 28, 2000 (2)
3.4               Certificate of Amendment of Articles of Incorporation dated
                  June 13, 2005(16)
3.5               Certificate of Amendment of Articles of Incorporation dated
                  March 6, 2007 (17)
5.1*              Legal opinion by Richardson & Patel LLP
10.1              Employment Letter between Aethlon Medical, Inc. and James
                  Dorst dated July 29, 2005 (15)
10.2              Employment Agreement between Aethlon Medical, Inc. and James
                  A. Joyce dated April 1, 1999 (3)
10.3              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Aethlon, Inc. dated March 10, 1999 (4)
10.4              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Hemex, Inc. dated March 10, 1999 (4)
10.5              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Syngen Research, Inc. (5)
10.6              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Cell Activation, Inc. (6)
10.7              2003 Consultant Stock Plan, as amended August 2005 (7)
10.8              Lease by and between Aethlon Medical, Inc. and San Diego
                  Science Center (8)
10.9              Patent License Agreement by and amongst Aethlon Medical, Inc.,
                  Hemex, Inc., Dr. Julian L. Ambrus and Dr. David O. Scamurra
                  (8)
10.10             Employment Agreement by and between Aethlon Medical, Inc. and
                  Dr. Richard H. Tullis (8)
10.11*            Cooperative Agreement by and between Aethlon Medical, Inc. and
                  George Mason University
10.12             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and James A. Joyce (10)
10.13             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and Richard Tullis (10)
10.14             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and Franklyn S. Barry (10)
10.15             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and Ed Broenniman (10)
10.16             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and James A. Joyce (11)
10.17             10% Convertible Promissory Note by and between Aethlon Medical and Allan S. Bird (12)
10.18             10% Convertible Promissory Note by and between Aethlon Medical and Ellen R. Weiner Family Revocable Trust (12)
10.19             Form of Warrant for the benefit of Allan S. Bird and Ellen R.
                  Weiner Family Revocable Trust (12)
10.20             Form of Registration Rights Agreement by and between Aethlon
                  Medical and Allan S. Bird and Ellen R. Weiner Revocable Trust
                  (12)
10.21             10% Convertible Promissory Note by and between Aethlon
                  Medical, Inc. and Christian J. Hoffmann III (16)
10.22             10% Convertible Promissory Note by and between Aethlon
                  Medical, Inc. and Claypoole Capital, LLC (16)
10.23             Form of Warrant for the benefit of Christian J. Hoffmann III and Claypoole Capital, LLC (16)
10.24             Form of Registration Rights Agreement by and between Aethlon
                  Medical, Inc. and Christian J. Hoffmann III and Claypoole
                  Capital, LLC (16)
10.25             Warrant for the benefit of Fusion Capital Fund II, LLC dated
                  March 31, 2006 (17)
10.26*            Common Stock Purchase Agreement by and between Aethlon
                  Medical, Inc. and Fusion Capital Fund II, LLC dated March 21,
                  2007
10.27*            Registration Rights Agreement by and between Aethlon Medical,
                  Inc. and Fusion Capital Fund II, LLC dated March 21, 2007
10.28*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and between Aethlon Medical, Inc. and Christian
                  Hoffman III
10.29*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and amongs Aethlon Medical, Inc., Joel S. Aaronson,
                  Patricia Green, Christina J. Bird, Co-Executor of the Estate
                  of Allan S. Bird
10.30*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and between Aethlon Medical, Inc. and Claypoole
                  Capital, LLC
10.31*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and between Aethlon Medical, Inc. and Ellen R.
                  Weiner Family Revocable Trust
10.32*            Form of Registration Rights Agreement for Amended and Restated
                  Notes and Warrants
10.33*            Form of Class A Warrant
10.34*            Form of Class A Principal Warrant
10.35*            Form of Class A-1 Warrant
10.36*            Form of 10% Convertible Note

10.37*            Form of Class B Warrant
10.38*            Form of Class B-1 Warrant
10.39*            Form of Amended and Restated 10% Convertible Notes
10.40             Form of Unit Securities including Promissory Note and Common
                  Stock Purchase Warrants (9)
10.41*            Form of Unit Offering Subscription Agreement
10.42*            Form of Common Stock Warrant
10.43*            Form of Unit Securities including Promissory Note and Common
                  Stock Purchase Warrant
10.44*            First Amendment to Common Stock Purchase Agreement by and
                  between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC
                  dated March 21, 2007
14*               Code of Ethics
21                List of subsidiaries (10)
23.1              Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP,
                  Independent Registered Public Accounting Firm
23.2              Consent of Richardson & Patel LLP (included in Exhibit 5.1)


      * FILED HEREWITH
(1) Filed with the Company's Registration Statement on Form SB-2 dated December 18, 2000 and incorporated by reference.
(2) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 and incorporated by reference.
(3) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999 and incorporated by reference.
(4) Filed with the Company's Current Report on Form 8-K dated March 10, 1999 and incorporated by reference.
(5) Filed with the Company's Current Report on Form 8-K dated January 10, 2000 and incorporated by reference.
(6) Filed with the Company's Current Report on Form 8-K dated April 10, 2000 and incorporated by reference.
(7) Incorporated by reference from our Registration Statement on Form S-8(File No. 333-114017) filed on August 29, 2005.
(8) Filed with the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2004 and incorporated by reference.
(9) Filed with the Company's Current Report on Form 8-K dated December 11, 2007 and incorporated by reference. (10) Filed with the Company's Annual Report on Form 10-KSB for the year ended
         March 31, 2005 and incorporated by reference.
(11) Filed with the Company's Current Report on Form 8-K dated September 9, 2005 and incorporated by reference.
(12) Filed with the Company's Current Report on Form 8-K dated November 7, 2005 and incorporated by reference.
(13) Filed with the Company's Post-Effective Amendment No.1 to Registration Statement on Form SB-2 filed on December 8, 2005 and incorporated by reference.
(14) Filed with the Company's Current Report on Form 8-K dated June 14, 2005 and incorporated by reference.
(15) Filed with the Company's Current Report on Form 8-K dated March 7, 2007 and incorporated by reference.
(16) Filed with the Company's Registration Statement on Form SB-2 filed on January 9, 2006 and incorporated by reference.
(17) Filed with the Company's Current Report on Form 8-K dated April 4, 2006 and incorporated by reference.


         UNDERTAKINGS.

         We hereby undertake to:

1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement; or

         (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

4. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

5. Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

6. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

7.       Each prospectus required to be filed pursuant to Rule 424(b)(2),
         (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
         (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an Underwriter, such date shall be deemed to be a new effective date of the registration statement Relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 Registration Statement and authorized this Form S-1 Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on February 8, 2008.
                                        AETHLON MEDICAL, INC.

                                    By: /s/ James A. Joyce
                                        -------------------------------------
                                        James A. Joyce
                                        Chief Executive Officer, President and
                                        Chief Accounting Officer
                                        (principal executive officer)


         In accordance with the requirements of the Securities Act of 1933, this Form S-1 Registration Statement was signed by the following persons in the capacities and on the dates stated:


By: /S/ James A. Joyce                    President, Chief Executive Officer,               February 8, 2008
   --------------------------------       Chief Accounting Officer and Chairman
    James A. Joyce                        (principal executive officer)

By: /S/ Richard H. Tullis                 Chief Science Officer and Director                February 8, 2008
    --------------------------------
    Richard H. Tullis

By: /S/ Franklyn S. Barry, Jr.            Director                                          February 8, 2008
    --------------------------------
    Franklyn S. Barry, Jr.

By: /S/ Edward Broenniman                 Director                                          February 8, 2008
    --------------------------------
    Edward Broenniman

EXHIBIT INDEX

3.1               Articles of Incorporation of Aethlon Medical, Inc. (1)
3.2               Bylaws of Aethlon Medical, Inc. (1)
3.3               Certificate of Amendment of Articles of Incorporation dated
                  March 28, 2000 (2)
3.4               Certificate of Amendment of Articles of Incorporation dated
                  June 13, 2005(16)
3.5               Certificate of Amendment of Articles of Incorporation dated
                  March 6, 2007 (17)
5.1*              Legal opinion by Richardson & Patel LLP
10.1              Employment Letter between Aethlon Medical, Inc. and James
                  Dorst dated July 29, 2005 (15)
10.2              Employment Agreement between Aethlon Medical, Inc. and James
                  A. Joyce dated April 1, 1999 (3)
10.3              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Aethlon, Inc. dated March 10, 1999 (4)
10.4              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Hemex, Inc. dated March 10, 1999 (4)
10.5              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Syngen Research, Inc. (5)
10.6              Agreement and Plan of Reorganization Between Aethlon Medical,
                  Inc. and Cell Activation, Inc. (6)
10.7              2003 Consultant Stock Plan, as amended August 2005 (7)
10.8              Lease by and between Aethlon Medical, Inc. and San Diego
                  Science Center (8)
10.9              Patent License Agreement by and amongst Aethlon Medical, Inc.,
                  Hemex, Inc., Dr. Julian L. Ambrus and Dr. David O. Scamurra
                  (8)
10.10             Employment Agreement by and between Aethlon Medical, Inc. and
                  Dr. Richard H. Tullis (8)
10.11*            Cooperative Agreement by and between Aethlon Medical, Inc. and
                  George Mason University
10.12             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and James A. Joyce (10)
10.13             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and Richard Tullis (10)
10.14             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and Franklyn S. Barry (10)
10.15             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and Ed Broenniman (10)
10.16             Stock Option Agreement by and between Aethlon Medical, Inc.
                  and James A. Joyce (11)
10.17             10% Convertible Promissory Note by and between Aethlon Medical and Allan S. Bird (12)
10.18             10% Convertible Promissory Note by and between Aethlon Medical and Ellen R. Weiner Family Revocable Trust (12)
10.19             Form of Warrant for the benefit of Allan S. Bird and Ellen R.
                  Weiner Family Revocable Trust (12)
10.20             Form of Registration Rights Agreement by and between Aethlon
                  Medical and Allan S. Bird and Ellen R. Weiner Revocable Trust
                  (12)
10.21             10% Convertible Promissory Note by and between Aethlon
                  Medical, Inc. and Christian J. Hoffmann III (16)
10.22             10% Convertible Promissory Note by and between Aethlon
                  Medical, Inc. and Claypoole Capital, LLC (16)
10.23             Form of Warrant for the benefit of Christian J. Hoffmann III and Claypoole Capital, LLC (16)
10.24             Form of Registration Rights Agreement by and between Aethlon
                  Medical, Inc. and Christian J. Hoffmann III and Claypoole
                  Capital, LLC (16)
10.25             Warrant for the benefit of Fusion Capital Fund II, LLC dated
                  March 31, 2006 (17)
10.26*            Common Stock Purchase Agreement by and between Aethlon
                  Medical, Inc. and Fusion Capital Fund II, LLC dated March 21,
                  2007
10.27*            Registration Rights Agreement by and between Aethlon Medical,
                  Inc. and Fusion Capital Fund II, LLC dated March 21, 2007
10.28*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and between Aethlon Medical, Inc. and Christian
                  Hoffman III
10.29*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and amongs Aethlon Medical, Inc., Joel S. Aaronson,
                  Patricia Green, Christina J. Bird, Co-Executor of the Estate
                  of Allan S. Bird
10.30*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and between Aethlon Medical, Inc. and Claypoole
                  Capital, LLC
10.31*            Form of Allonge to 10% Series A Convertible Notes dated March
                  5, 2007 by and between Aethlon Medical, Inc. and Ellen R.
                  Weiner Family Revocable Trust
10.32*            Form of Registration Rights Agreement for Amended and Restated
                  Notes and Warrants
10.33*            Form of Class A Warrant
10.34*            Form of Class A Principal Warrant
10.35*            Form of Class A-1 Warrant
10.36*            Form of 10% Convertible Note

10.37*            Form of Class B Warrant
10.38*            Form of Class B-1 Warrant
10.39*            Form of Amended and Restated 10% Convertible Notes
10.40             Form of Unit Securities including Promissory Note and Common
                  Stock Purchase Warrants (9)
10.41*            Form of Unit Offering Subscription Agreement
10.42*            Form of Common Stock Warrant
10.43*            Form of Unit Securities including Promissory Note and Common
                  Stock Purchase Warrant
10.44*            First Amendment to Common Stock Purchase Agreement by and
                  between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC
                  dated March 21, 2007
14*               Code of Ethics
21                List of subsidiaries (10)
23.1              Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP,
                  Independent Registered Public Accounting Firm
23.2              Consent of Richardson & Patel LLP (included in Exhibit 5.1)


      * FILED HEREWITH
(1) Filed with the Company's Registration Statement on Form SB-2 dated December 18, 2000 and incorporated by reference.
(2) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 and incorporated by reference.
(3) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999 and incorporated by reference.
(4) Filed with the Company's Current Report on Form 8-K dated March 10, 1999 and incorporated by reference.
(5) Filed with the Company's Current Report on Form 8-K dated January 10, 2000 and incorporated by reference.
(6) Filed with the Company's Current Report on Form 8-K dated April 10, 2000 and incorporated by reference.
(7) Incorporated by reference from our Registration Statement on Form S-8(File No. 333-114017) filed on August 29, 2005.
(8) Filed with the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2004 and incorporated by reference.
(9) Filed with the Company's Current Report on Form 8-K dated December 11, 2007 and incorporated by reference. (10) Filed with the Company's Annual Report on Form 10-KSB for the year ended
         March 31, 2005 and incorporated by reference.
(11) Filed with the Company's Current Report on Form 8-K dated September 9, 2005 and incorporated by reference.
(12) Filed with the Company's Current Report on Form 8-K dated November 7, 2005 and incorporated by reference.
(13) Filed with the Company's Post-Effective Amendment No.1 to Registration Statement on Form SB-2 filed on December 8, 2005 and incorporated by reference.
(14) Filed with the Company's Current Report on Form 8-K dated June 14, 2005 and incorporated by reference.
(15) Filed with the Company's Current Report on Form 8-K dated March 7, 2007 and incorporated by reference.
(16) Filed with the Company's Registration Statement on Form SB-2 filed on January 9, 2006 and incorporated by reference.
(17) Filed with the Company's Current Report on Form 8-K dated April 4, 2006 and incorporated by reference.